UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Wintrust Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WINTRUST FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2025
To the Shareholders of Wintrust Financial Corporation:
You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Wintrust Financial Corporation (the “Company”) to be held at our offices located at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018 on Thursday, May 22, 2025, at 9:00 a.m. Central Time, for the following purposes:
1.
To elect the 13 nominees for director named in this Proxy Statement to hold office until the 2026 Annual Meeting of Shareholders or until a successor has been elected and qualified;

2.
To consider a proposal to approve the Company’s 2025 Stock Incentive Plan;

3.
To approve, on an advisory (non-binding) basis, the Company’s executive compensation as described in this Proxy Statement;

4.
To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2025; and

5.
To transact such other business as may properly come before the meeting and any adjournment thereof.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 24, 2025. We encourage you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, prompt voting will be appreciated.
Scott K. Heitmann is not standing for re-election this year due to the Company’s policy that a director retire at the Annual Meeting following his or her 76th birthday. Edward J. Wehmer, Founder and Senior Advisor of the Company, also is not standing for re-election this year, but he will continue to serve as Founder and Senior Advisor. Messrs. Heitmann and Wehmer have been valued members of the Board of Directors (the “Board”) since 2008 and since inception in 1996, respectively, and we ask that you join the Board in thanking Messrs. Heitmann and Wehmer for their time and service as members of the Board.
By order of the Board of Directors,
Kathleen M. Boege
Corporate Secretary
April 3, 2025
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU VOTE BY ONE OF THE METHODS NOTED IN THE ATTACHED PROXY STATEMENT.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 22, 2025: This Notice of the Annual Meeting, Proxy Statement and the 2024 Annual Report on Form 10-K are Available at: https://materials.proxyvote.com/97650W.

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WINTRUST FINANCIAL CORPORATION
9700 West Higgins Road, Suite 800
Rosemont, Illinois 60018
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 22, 2025
These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board” with individual members of the Board each being referred to herein as a “Director”) of Wintrust Financial Corporation, an Illinois corporation (“Wintrust” or the “Company”), of proxies to be used at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of such meeting.
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnish proxy materials, which include this Proxy Statement (this “Proxy Statement”) and the accompanying proxy card, Notice of Annual Meeting, and Annual Report on Form 10-K for fiscal year ended December 31, 2024, to our shareholders by making such materials available on the internet unless otherwise instructed by the shareholder. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice, which is first being mailed to shareholders on or about April 3, 2025.
ABOUT THE MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, May 22, 2025 at 9:00 a.m. Central Time at the Company’s headquarters at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including the election of the 13 nominees for Director named in this Proxy Statement, a proposal to approve the Company’s 2025 Stock Incentive Plan (“2025 Plan”), a proposal approving (on an advisory non-binding basis) the Company’s executive compensation as described in this Proxy Statement, and the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025.
Who may vote at the Annual Meeting?
Only record holders of our Common Stock, no par value per share (“Common Stock”), as of the close of business on March 24, 2025 (the “Record Date”), will be entitled to vote at the meeting. On the Record Date, the Company had outstanding approximately 66,911,290 shares of Common Stock. Each outstanding share of the Common Stock entitles the holder to one vote.
May shareholders ask questions at the Annual Meeting?
Yes. Shareholders will have the ability to submit questions during the Annual Meeting. Such questions must be confined to matters properly before the Annual Meeting and of general Company relevance.
What constitutes a quorum?
The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of the Common Stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards marked “abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Also, if shares are held by brokers who submit a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions on certain matters (“broker non-votes”), those shares will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
How do I submit my vote?
If you are a shareholder of record, you can vote by:
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attending the Annual Meeting and voting by ballot during the Annual Meeting;

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using your telephone, according to the instructions on the Notice or proxy card;

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visiting www.voteproxy.com and then following the instructions on the screen; or

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signing, dating and mailing in your proxy card which may be obtained by calling 888-proxyna (888-776-9962) or 201-299-6210 (for international callers) or by emailing help@equiniti.com.

The deadline for voting by telephone or on the internet is 11:59 p.m. Eastern Time on May 21, 2025.
Proxy cards submitted by mail must be received by the close of business on May 21, 2025.
How do I vote if I hold my shares through a broker, bank or other nominee?
If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a valid legal proxy issued in your name from the institution that holds your shares and bring that proxy to the Annual Meeting.
May I change or revoke my vote after I return my proxy card?
Yes. If you are a shareholder of record, you may change your vote by:
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returning a later-dated proxy card;

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entering a new vote by telephone or on the internet (prior to 11:59 p.m. Eastern Time on May 21, 2025);

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voting in person by ballot during the Annual Meeting; or

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delivering written notice of revocation to the Company’s Corporate Secretary by mail at 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018.

If you vote by phone or internet, you may change your vote if you do so prior to 11:59 p.m. Eastern Time on May 21, 2025. Any later-dated proxy card or revocation sent by mail must be received by the close of business on May 21, 2025. If you hold your shares through an institution, that institution will instruct you as to how your vote may be changed.
Who will count the votes?
The Company’s Inspector of Election, Equiniti Trust Company, LLC, will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to the Company, its tabulator and inspectors of election, who are required to acknowledge their obligation to keep your votes confidential.
Who pays to prepare, mail and solicit the proxies?
The Company pays all of the costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, internet or personal contact by its officers and employees, the Company has retained the services of Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to solicit proxies for a fee of $10,000 plus expenses.
What are the Board’s recommendations as to how I should vote on each proposal?
The Board recommends a vote:
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FOR the election of each of the 13 Director nominees named in this Proxy Statement;

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FOR the proposal to approve the 2025 Plan;

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FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement; and

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FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

How will my shares be voted if I sign, date and return my proxy card?
If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:
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FOR the election of each of the 13 Director nominees named in this Proxy Statement;

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FOR the proposal to approve the 2025 Plan;

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FOR the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this Proxy Statement; and

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FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

With respect to any other business that may properly come before the meeting, or any adjournment of the meeting, that is submitted to a vote of the shareholders, including whether or not to adjourn the meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.
How will broker non-votes be treated?
A broker non-vote occurs when a broker who holds its customer’s shares in street name submits proxies for such shares, but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters only, but not on other matters. In this Proxy Statement, brokers who have not received instructions from their customers would only be permitted to vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025.
Brokers who have not received instructions from their customers would not be permitted to vote on the remaining proposals to be presented at the Annual Meeting, which are considered “non-routine” matters. Broker non-votes will have no impact on the voting results with regard to such proposals.
We will treat broker non-votes as present to determine whether or not we have a quorum at the Annual Meeting, but they will not be treated as entitled to vote on the “non-routine” matters described above, for which the broker indicates it does not have discretionary authority.
How will abstentions be treated?
For purposes of determining whether we have a quorum at the Annual Meeting, if you vote to abstain, your shares will be counted as present at the Annual Meeting.
If you abstain from voting for one or more of the nominees for Director, this will have the same effect as a vote against such nominee. If you abstain from voting on the proposal to approve the 2025 Plan, the advisory (non-binding) proposal approving the Company’s executive compensation as described in this Proxy Statement, or on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025, your abstention will have the same effect as a vote against the proposal or proposals on which you abstain from voting.
What if other matters come up during the Annual Meeting?
If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the proxy card will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting that may be considered at the Annual Meeting.
Your vote is important.   Whether or not you plan to attend the Annual Meeting, prompt voting is appreciated. Registered shareholders can vote their shares via the internet or by using a toll-free telephone number or use the international number from foreign countries. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares by submitting the proxy card. A proxy card may be obtained as instructed above under “How do I submit by vote?” If you received a proxy card and chose to vote by mail, we ask that you complete, sign, date and return the proxy card promptly in the postage-paid envelope.
BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Board of Directors
Overview
The Board provides oversight with respect to our overall performance, strategic direction, and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chief Executive Officer (“CEO”) and other officers. The Board has seven standing committees. The principal responsibilities of the standing committees are described under the applicable committee headings below. Additionally, the independent Directors meet in regularly scheduled executive sessions, with and without management present, at each meeting of the Board and its committees.
Corporate Governance Practices
We believe that a culture of strong corporate governance is a critical component of our success. Our Board continually evaluates corporate governance developments and strives to adopt “best practices” including:
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Annual election of Directors.

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Independent Chairman of the Board.

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Independent Board.   Our Board is comprised of all independent Directors, except our President and CEO and our Founder and Senior Advisor.

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Majority vote standard for election of our Directors.

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Independent Board committees.   In 2024 and early 2025, each of our committees (other than the Executive Committee) was made up entirely of independent Directors other than Mr. Wehmer (who served on the Risk Management Committee and Information Technology & Information Security Committee (“IT/IS Committee”)). We anticipate that following the Annual Meeting, each of our committees (other than the Executive Committee) will be made up entirely of independent Directors. Each standing committee operates under a written charter that has been approved by the respective committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board.

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Regular executive sessions of independent Directors.   At each meeting of the Board and each of its Committees, the Directors meet without management present in regularly scheduled executive sessions of independent Directors.

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Regular Board self-assessment process.   The Board and each committee evaluate their respective performance on an annual basis.

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Regular Board education and training.   Each Director is required to complete annually a robust training program administered by the Company, including curriculum focused on financial institution compliance and regulatory frameworks. In addition to the completion of comprehensive Director onboarding sessions, each Director is encouraged to participate in training sessions provided by third parties to public company directors, focusing on corporate governance matters as well as subjects relevant to the committees on which a particular Director serves.

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Service by many of our Directors on the boards of our subsidiary banks or other operating subsidiaries.   We believe this dual service gives our Directors a robust view into our operations and performance.

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Limitation on other outside board service.   We limit our Directors to service on no more than four other public company boards.

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Retirement Age.   We have a policy that we will not nominate a candidate for Director if he or she has attained the age of 76 before the election.

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Robust code of ethics.   Our corporate code of ethics applies to all of our employees, including our Directors and executive officers. We also have an additional code of ethics applicable to our senior financial officers.

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Robust role for the Board in risk oversight.   Our Board and its committees play an active and ongoing role in the management of the risks of our business.

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Stock ownership guidelines for Directors and named executive officers.   Our Directors and named executive officers each must maintain a significant ownership of our Common Stock in order to increase alignment of their interests with those of our shareholders.

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Prohibition on hedging, short selling and pledging.   Our Directors and employees are prohibited from engaging in selling short our Common Stock, engaging in hedging or offsetting transactions regarding our Common Stock, including the use of puts, calls, swaps, collars or other derivative securities designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. Similarly, our Directors and insiders are prohibited from pledging our Common Stock.

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No shareholder rights plan (poison pill).

Meetings
The Board met six times in 2024. Each member of the Board attended more than 90% of the total number of meetings of the Board and the committees on which he or she served. We encourage, but do not require, our Board members to attend annual meetings of shareholders. All of the Board members then in office attended our 2024 Annual Meeting of Shareholders.
Board Leadership Structure
The Board has a non-executive Chairman. This position is independent from management. The Chairman leads the Board meetings as well as meetings of the independent Directors. The Chief Executive Officer is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability and encourages an objective evaluation of management’s performance relative to compensation. In addition, the Board recognizes that acting as Chairman of the Board is a particularly time-intensive responsibility. Separation of the roles of Chairman and CEO allows the CEO to focus solely on his duties, which the Board believes better serves the Company. Separating these roles also promotes risk management, enhances the independence of the Board from management, and mitigates potential conflicts of interest between the Board and management. The Company has a policy set forth in its Corporate Governance Guidelines providing that each non-executive Chairman may serve for a term of not more than nine (9) consecutive years, subject to the requirement that he or she be re-elected as Chairman annually by the Board.
The Nominating Committee has proposed, and the Board has agreed, that pending his re-election, H. Patrick Hackett, Jr. will continue to serve as non-executive Chairman of the Board following the Annual Meeting.
The Board’s Role in Risk Oversight
Our Board has an active and ongoing role in the management of the risks of our business. This role has two fundamental elements: (1) ensuring that management of the Company has implemented an appropriate system to manage risks by identifying, assessing, mitigating, monitoring and communicating about risks; and (2) providing effective risk oversight through the Board and its committees.
The Board believes the first element of its risk oversight role is fulfilled through the Company’s extensive risk assessment and management program designed to identify, monitor, report and control the Company’s risks, which are broken down into various categories deemed relevant to the Company and its business operations. The Enterprise Risk Management Program is administered by the Company’s Executive Vice President and Chief Risk Officer, who provides reports to the Board, the Audit Committee and the Risk Management Committee on a regular basis and other committees of the Board as needed.
The second element of the Board’s oversight role is fulfilled primarily by the full Board regularly receiving written and oral reports from management on the status of various categories of Company risk, including cybersecurity risks and industry-specific risks, and on the Company’s overall risks as well as any material changes or developments in risk profiles or experiences. The Board also periodically receives reports regarding regulatory priorities and reviews regulatory examination reports of the Company to remain informed on issues and observations raised by regulatory authorities regarding the risk categories of the Company.
In addition to the full Board’s direct oversight, the Board’s committees provide oversight of various risks created by the Company’s operations. The Audit Committee provides oversight of financial, regulatory, operational and legal risks, in particular. The Risk Management Committee monitors, among other things, overall enterprise risk management, credit, interest rate, liquidity and market risks. The Finance Committee provides oversight of risks related to strategic transactions and reviews risks associated with the Company’s capital planning strategy and liquidity. The IT/IS Committee provides oversight of risks related to the Company’s information technology and information security strategy, infrastructure, systems, business continuity planning and disaster recovery plans and testing. The IT/IS Committee and the Audit Committee coordinate regarding oversight of the Company’s information security programs. The Nominating Committee provides risk oversight relating to the Company’s board and governance, as well as in relation to the Company’s environmental and social responsibility efforts and progress. The Compensation Committee provides oversight of risks related to the Company’s compensation of its employees. In addition, the Audit Committee, Finance Committee and Risk Management Committee have each undertaken to monitor relevant portions of the risks relating to the capital stress testing process. The Board receives a comprehensive quarterly report from each committee chair regarding matters considered by each respective Board committee, including environmental and social risk oversight as well as cybersecurity.
For more information regarding cybersecurity oversight, please refer to Item 1C, “Cybersecurity,” in our Annual Report on Form 10-K for the year ended December 31, 2024.
Codes of Ethics
The Board has adopted our Corporate Code of Ethics applicable to all Directors, officers and employees, and our Senior Financial Officer Code of Ethics (together with the Corporate Code of Ethics, the “Codes”) each of which is available on the Company’s website at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” To assist in enforcement of the Codes, we maintain Wintrust’s

Ethicspoint, a toll-free hotline and internet-based service through which confidential complaints may be made by employees regarding actual or alleged illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s reports filed with the SEC, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely or understandable; violations of our Codes; and/or any other violations of laws, rules or regulations. Any complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis or more frequently as needed. The Company will post on its website any amendments to, or waivers from, the Codes as they apply to its Directors and executive officers to the extent required by the rules of the SEC or the Nasdaq stock market (“Nasdaq”).
Insider Trading Policy
The Company has adopted an insider trading policy and procedures applicable to our directors, officers, employees and other covered persons, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. The Company’s insider trading policy is filed as Exhibit 19.1 to the 2024 Annual Report on Form 10-K.
Shareholder Communications
Any shareholder or other interested parties who desire to contact the non-employee Directors or the other members of our Board may do so by writing to: Wintrust Financial Corporation, Board of Directors, c/o Corporate Secretary, Wintrust Financial Corporation, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018. Copies of written communications received at this address will be provided to the Board, the applicable committee chair or the non-employee Directors as a group unless such communications are considered, in consultation with the non-employee Directors, to be improper for submission to the intended recipient(s). All communications will be forwarded to the Chair of the Nominating Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that Director. Shareholders also may obtain a copy of any of the documents posted to the website free of charge by calling (847) 939-9000 and requesting a copy. Information contained on Wintrust’s website is not deemed to be a part of this Proxy Statement and is not incorporated herein by reference.

Committee Membership
The following table summarizes the current membership of the Board and each of its committees as of the date of this Proxy Statement:
Board of Directors	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Risk Management Committee	Finance Committee	Information Technology/ Information Security Committee	Executive Committee
Elizabeth H. Connelly			Chair	Member			Member
Timothy S. Crane							Member
Peter D. Crist	Chair		Member		Member		Member
William J. Doyle	Member				Member
Marla F. Glabe		Member				Member
H. Patrick Hackett, Jr. (Chair)							Chair
Scott K. Heitmann				Chair		Member	Member
Brian A. Kenney	Member			Vice Chair
Deborah L. Hall Lefevre	Member					Chair	Member
Suzet M. McKinney		Member	Member
Richard L. Postma*				Member		Member
Gregory A. Smith		Member			Member
Karin Gustafson Teglia		Chair	Member				Member
Alex E. Washington, III			Member		Chair		Member
Edward J. Wehmer				Member		Member

*
Mr. Postma was appointed to the Board on August 1, 2024, after the acquisition of Macatawa Bank Corporation.

The Nominating Committee has proposed, and the Board has agreed, that the membership of the Board and each of its committees following the Annual Meeting, assuming each Director nominee is elected, shall be as follows:
Board of Directors*	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Risk Management Committee	Finance Committee	Information Technology/ Information Security Committee	Executive Committee
Elizabeth H. Connelly			Chair	Member			Member
Timothy S. Crane							Member
Peter D. Crist	Chair		Member		Member		Member
William J. Doyle	Member				Member
Marla F. Glabe		Member				Member
H. Patrick Hackett, Jr. (Chair)							Chair
Brian A. Kenney	Member			Chair			Member
Deborah L. Hall Lefevre	Member					Chair	Member
Suzet M. McKinney		Member	Member
Richard L. Postma				Member		Member
Gregory A. Smith		Member			Member
Karin Gustafson Teglia		Chair	Member				Member
Alex E. Washington, III			Member		Chair		Member

*
Messrs. Heitmann and Wehmer are not standing for re-election.

The Board adopted the charter of each of the Nominating Committee, the Audit Committee, the Compensation Committee, the Risk Management Committee, the Finance Committee, the IT/IS Committee

and the Executive Committee, copies of which are available at www.wintrust.com by choosing “Investor Relations” and then choosing “Corporate Governance.” Our Corporate Governance Guidelines are also available on the Company’s website under the same heading.
Nominating and Corporate Governance Committee
The Board has established the Nominating Committee, which is responsible for the following, among other responsibilities:
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determining criteria for the selection and qualification of the members of the Board and reviewing with the Board the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board;

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identifying, evaluating and recommending candidates to fill positions on the Board;

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seeking out possible candidates and otherwise aid in attracting highly qualified candidates to serve on the Board and coordinating with the CEO to the extent the Nominating Committee deems appropriate;

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recommending for Board approval a policy regarding director candidates recommended by shareholders, establishing procedures for shareholders to submit such recommendations and reviewing any nominations properly submitted by shareholders;

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evaluating, at least annually, the independence of each member of the Board and establishing procedures for the regular ongoing reporting by Directors of any developments that may be deemed to affect their independence status or qualification to serve as a Director;

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considering any resignation submitted by a Director who has experienced a significant change to his or her personal circumstances;

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reviewing annually and monitoring emerging best practices, the corporate governance guidelines and code of ethics and recommending modifications thereto to the Board;

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advising the Board with respect to the size, composition and individual members of the various committees of the Board and the functions of the Board and its committees;

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establishing and implementing self-assessment procedures for the Board and its committees;

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assessing and reviewing with management the overall effectiveness of the organization of the Board and the conduct of its business and making appropriate recommendations to the Board with regard thereto;

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reviewing shareholder proposals submitted for business to be conducted at an annual meeting;

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in consultation with the Audit Committee, reviewing transactions with “related-persons” required to be disclosed pursuant to the Securities Exchange Act of 1934;

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reviewing annually Director compensation and recommending modifications thereto to the Board;

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reviewing insurance policies and indemnification arrangements applicable to the Directors and executive officers and recommending modifications thereto to the Board;

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considering from time to time the overall relationship of the Board and management;

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overseeing the Company’s workforce strategy, including diversity and inclusion initiatives;

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overseeing the Company’s environmental and social responsibility effort, progress and disclosures;

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reviewing and assessing annually the adequacy of the Executive Committee Charter and, if appropriate, recommending changes to the Board for approval; and

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reviewing and assessing annually the adequacy of the Nominating Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Nominating Committee has no material relationship with the Company and is otherwise independent under the applicable Nasdaq listing standards. During 2024, the Nominating Committee met five times.

Nomination of Directors
The Nominating Committee seeks nominees from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In doing so, the Nominating Committee considers a wide range of factors in evaluating the suitability of director candidates, including a general understanding of finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment, understanding of our business, education and professional background. The following personal characteristics are considered minimum qualifications for Board membership under the Corporate Governance Guidelines approved by the Board: integrity and accountability, the ability to provide informed judgments on a wide range of issues, financial literacy, a good reputation in the business community, a talent for networking and referring business to the Company, a history of achievements that reflects high standards for themselves and others, and willingness to raise tough questions in a manner that encourages open discussion.
The Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, age, gender, ethnicity and geography, among other things. While the Nominating Committee does not have a formal policy in this regard, the diversity of the Board is a consideration in evaluating candidates for the Board, among others, as set forth in our Corporate Governance Guidelines.
The Nominating Committee also evaluates the performance of Directors and assesses the effectiveness of committees and the Board as a whole. The effectiveness of the nomination process is evaluated by the Board each year as part of its self-assessment process and by the Nominating Committee as it evaluates and identifies director candidates.
The Nominating Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources and will consider director candidates recommended by our shareholders and will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates. Mr. Postma, who is standing for election by our shareholders for the first time at the Annual Meeting, was appointed to the Board on August 1, 2024, after the acquisition of Macatawa Bank Corporation. Mr. Postma previously served as Chairman of Macatawa Bank Corporation.
Once the Nominating Committee receives a recommendation from a shareholder, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated.
Shareholders may also directly nominate a candidate for Director pursuant to the advance notice provisions of the Company’s By-laws. Nominations must be received in writing at the principal executive offices of the Company and addressed to Wintrust Financial Corporation, Nominating and Corporate Governance Committee, c/o Corporate Secretary, 9700 West Higgins Road, Suite 800, Rosemont, Illinois 60018 and otherwise satisfy the requirements set forth in the Company’s By-laws.
Audit Committee
The Board has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements and evaluating and monitoring the risk profile of the Company. In addition, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following, in addition to other responsibilities:
•
being directly responsible for the appointment, termination, compensation, oversight of the work of, and policies for hiring the independent auditors, including an assessment of the qualifications and independence of the independent auditors, and approving all audit fees paid to the independent auditors;

•
reviewing the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

•
discussing with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including critical audit matters;

•
overseeing the Company’s internal audit function and proposed audit plan;

•
reviewing the competence and performance of the independent auditors responsible for the audit and quality control procedures the auditing firm has established, and discussing with them the rotation of the lead and reviewing partner;

•
maintaining and reviewing a log of reports received and reviewing said reports pursuant to the Whistleblower Policies and Procedures;

•
reviewing with management and the independent auditors, the financial statements, footnotes and related disclosures to be included in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, and reviewing the CEO and CFO certifications required to be filed therewith;

•
reviewing reports from, and, if material issues arise, may discuss with, the independent auditors on the critical policies and practices of the Company and all alternative treatments of financial information;

•
providing advice to the Compensation Committee regarding staffing needs associated with the Company’s accounting and finance functions;

•
reviewing quarterly interim financial statements and the financial disclosure in the Company’s earnings press releases and registration statements;

•
consulting with the Nominating Committee in reviewing transactions with “related-persons” required to be disclosed pursuant to the Securities Exchange Act of 1934;

•
reviewing the status of the Company’s Security Program including information security program as well as its fraud programs. It also includes updates to risk assessments, results of audit testing and details of any security breaches or violations, as well as any material changes to the program;

•
coordinating with the Company’s IT/IS Committee regarding the oversight of the Company’s Security Program;

•
evaluating the status of the Company’s Consumer Compliance and Bank Secrecy Act, Anti-Money Laundering and Office of Foreign Assets Control programs, which includes updates to risk assessments, results of audit testing and details of any security breaches or violations, as well as any material changes to these programs;

•
monitoring and discussing with management and the internal auditors, as it deems appropriate, the overall scope, approach, staffing, locations, and plans for their audits, and the Company’s risk assessment and risk management policies;

•
reviewing the status and results of regulatory and material litigation risk exposure examinations;

•
receiving and reviewing any reports of evidence of a material violation of securities laws or breaches of fiduciary duty and consulting with third parties;

•
reviewing reports regarding violations of the Company’s codes of ethics and policy regarding transactions in Company securities by insiders;

•
overseeing the process and establishing procedures for the receipt, retention and treatment of complaints;

•
reviewing compliance with the Codes and insider trading policy; and

•
reviewing and assessing annually the adequacy of the Audit Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate.
To serve on the Audit Committee, Directors must meet financial competency standards and heightened independence standards set forth by the SEC and Nasdaq. In particular, each Audit Committee member:
•
must be financially literate;

•
must not have received any consulting, advisory, or other compensatory fees from the Company (other than in his or her capacity as a Director);

•
must not be the Company’s affiliate or the affiliate of any of the Company’s subsidiaries; and

•
must not serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee.

Furthermore, at least one member of the Audit Committee must be an “audit committee financial expert” as defined by SEC rules.
The Board has determined that each member of the Audit Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards and meets the financial competency and heightened independence standards set forth above. The Board has determined that each of Mses. Glabe and Teglia, Dr. McKinney and Mr. Smith, qualify as audit committee financial experts. During 2024, the Audit Committee met six times.
Compensation Committee
The Board has established a Compensation Committee which is responsible for the following, among other responsibilities:
•
establishing, in consultation with senior management, the Company’s overall compensation philosophy and overseeing the development and implementation of compensation programs and policies;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other senior management, evaluating the performance of the CEO and other senior management in light of those goals and objectives, and, either as a committee or together with the other independent members of the Board, setting the CEO’s and other senior management’s compensation levels based on this evaluation;

•
reviewing and approving in advance employment agreements, salary levels, salary increases and bonuses for executive and senior officers of the Company and, if appropriate, senior officers of its subsidiaries, including salaries and awards to newly-hired executives and senior officers of the Company;

•
reviewing levels of director stock ownership with respect to expectations set forth in the Company’s Corporate Governance Guidelines and reviewing levels of executive stock ownership with respect to expectations set forth in the stock ownership guidelines;

•
reviewing the Company’s compensation programs to assess the extent to which such practices encourage excessive risk-taking (including compliance with the Company’s Volcker Rule Compliance Policy) or earnings manipulation, and taking any appropriate remedial actions, and providing any required disclosure regarding such reviews and certifying completion of such reviews, if necessary;

•
administering the Company’s stock incentive and employee stock purchase programs;

•
reviewing and recommending for Board approval additional executive compensation and employee benefit programs, incentive-based compensation programs, non-cash compensation programs, retirement and savings plans and any material changes to existing programs;

•
reporting to the Board regarding performance appraisals and remuneration information concerning senior management and the CEO and recommending for Board approval, as appropriate, proposed senior management promotions and employment of senior management candidates;

•
conferring with the CEO and other senior management regarding succession planning for senior executive officers and making any such recommendations to the Board;

•
reviewing and approving changes to be made to severance programs and forms of employment agreements and change-in-control agreements;

•
pre-approving all services provided by any independent compensation consultant retained to participate in the evaluation of executive compensation, other than services performed for the Nominating Committee in connection with non-employee Director compensation;

•
reviewing the results of any advisory shareholder votes on executive compensation (“say-on-pay” votes), and considering whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes;

•
recommending for approval by the Board how frequently the Company should conduct advisory shareholder votes on executive compensation, taking into account the results of any prior shareholder votes regarding the frequency of such votes;

•
developing and implementing policies with respect to the recovery or “clawback” of any excess incentive-based compensation, paid to any of the Company’s executive officers (within the meaning of Rule 10D-1 under the Securities and Exchange Act of 1934, as amended) based on erroneous data;

•
reviewing and assessing annually the adequacy of the Compensation Committee Charter and, if appropriate, recommending changes to the Board for approval; and

•
preparing the Compensation Committee Report for inclusion in the proxy statement, in accordance with SEC rules.

The Board has determined that each member of the Compensation Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2024, the Compensation Committee met six times. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2024, there were no compensation committee interlocks or insider participation.
Risk Management Committee
The Board has established a Risk Management Committee which is responsible for the following, among other responsibilities:
•
reviewing and approving the Enterprise Risk Management Policy;

•
reviewing and approving the Risk Appetite Statement;

•
reviewing summary reports regarding the Company’s risk profile relative to the Risk Appetite Statement and associated metrics and risk tolerances;

•
reviewing the Company’s independent loan review plan and loan review results;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of credit, liquidity, interest rates and other market risks, operational risk, vendors, and financial models;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of information technology and information security, and reviewing the terms and conditions of the Company’s cybersecurity insurance coverage, in cooperation with the IT/IS Committee;

•
reviewing measures taken by the Company to identify, measure, monitor, manage and report its risks in the areas of legal and regulatory compliance, in cooperation with the Audit Committee of the Board;

•
reviewing the Company’s capital position including the Company’s annual capital planning and stress testing processes and results, in cooperation with the Finance Committee of the Board;

•
reviewing and approving additional policies as may be assigned to the Committee pursuant to the Company’s Enterprise Risk Management Policy, subject to the Board’s reservation of its authority to review and approve any such policies;

•
reviewing the status and results of regulatory examinations, any significant issues arising out of such examinations and related responses from management or the Board with respect to their impact on risk management practices;

•
meeting periodically with the Chief Risk Officer in separate executive sessions and discussing, among other items, the corporate risk management function’s independent responsibilities, budget and staffing;

•
coordinating with other committees of the Board and management committees as appropriate concerning risk management issues within the other committees’ respective areas of responsibility;

•
reviewing reports on special or emerging risk topics as deemed appropriate; and

•
reviewing and assessing annually the adequacy of the Risk Management Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Risk Management Committee (other than Mr. Wehmer in 2024 and early 2025 only) has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2024, the Risk Management Committee met four times.
Finance Committee
The Board has established a Finance Committee to provide guidance to management regarding strategic opportunities and related financing transactions. In addition, the Finance Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:
•
reviewing the capital plan and cash position of the Company, and providing advice and guidance on the sources and uses of capital and expected returns on capital deployed;

•
reviewing and approving key strategic initiatives to determine if they are aligned with the Risk Appetite Statement;

•
reviewing and approving capital policies including the Capital Plan, the Capital Adequacy and Planning Policy and the Capital Contingency Plan;

•
reviewing and approving results of capital and earnings business plan, annual budget and forecasts;

•
reviewing and approving components of the capital stress testing process including stress test results;

•
reviewing holding company/intercompany capital actions, linking to current and forecasted capital levels;

•
reviewing and approving action plans to remediate gaps identified in the capital management process;

•
reviewing the Company’s financial policies, capital structure, strategy for obtaining financial resources, tax-planning strategies and use of cash flow;

•
reviewing the Company’s share repurchase activities and plans and recommending to the Board any share repurchase programs deemed necessary or advisable;

•
reviewing and making recommendations with respect to any share repurchase programs and dividend policy;

•
reviewing proposed mergers, acquisitions, joint ventures and divestitures involving the Company and its subsidiaries;

•
reviewing and making recommendations with respect to private equity and other strategic investments;

•
reviewing and making recommendations with respect to issuing equity and debt securities;

•
providing advice to management with respect to the financial aspects of transactions by subsidiaries of the Company that require a vote by the Company, as a shareholder of such subsidiaries; and

•
reviewing and assessing annually the adequacy of the Finance Committee Charter and, if appropriate, recommending changes to the Board for approval.

The Board has determined that each member of the Finance Committee has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2024, the Finance Committee met five times.
Information Technology/Information Security Committee
The Board has established an IT/IS Committee to provide guidance to management regarding information technology and information security. In addition, the IT/IS Committee assists the Board in fulfilling its responsibilities with respect to the following, among other responsibilities:
•
reviewing and approving the Company’s information technology strategic plan and planning process;

•
assessing the likelihood, frequency and severity of cyber attacks and data breaches;

•
reviewing and approving the development and implementation of the Company’s information technology and information security programs and policies in context of the Company’s risk profile;

•
reviewing the scope and effectiveness of the Company’s material information technology and information security infrastructure, including strategies for the design, development, implementation and maintenance of new technologies and systems;

•
coordinating with the Audit Committee regarding oversight of the Company’s Security Program;

•
reviewing the strategies and measures taken by the Company to identify, assess, monitor, control and mitigate its risks in the areas of information technology and information security;

•
review management’s action plan and response during a significant breach of the Company’s information technology and information security systems, which may include management’s investigation of the incident, law enforcement engagement, customer, media and/or regulatory notification and disclosure, reporting, and remediation;

•
reviewing and approving the data management strategy for the Company;

•
overseeing any independent third-party assessments of the Company’s information technology and information security programs and policies and data management strategy;

•
reviewing the effectiveness of business continuity/disaster recovery following cyber attacks, including adequate insurance coverage and incident response plans and testing; and

•
reviewing annually the adequacy of the IT/IS Committee Charter and, if appropriate, recommending changes to the charter to the Board for approval.

The Board has determined that each member of the IT/IS Committee (other than Mr. Wehmer in 2024 and early 2025 only) has no material relationship with the Company and each is otherwise independent under the applicable Nasdaq listing standards. During 2024, the IT/IS Committee met four times.
Executive Committee
The Board has established an Executive Committee to provide guidance and counsel to the Company’s management team on significant matters and to take action on behalf of the Board between meetings of the Board or when it is not feasible to convene a meeting of the full Board for timely consideration of the actions proposed to be taken. The Executive Committee may exercise all authority of the Board including, without limitation, the approval of acquisition, financing and other business transactions not involving the issuance of Company stock or approval by shareholders, except as otherwise prohibited by law.

The Board has determined that each member of the Executive Committee, except for Messrs. Wehmer and Crane, has no material relationship with the Company and is otherwise independent under the Nasdaq listing standards. During 2024, the Executive Committee did not formally convene.
DIRECTOR COMPENSATION
The Company seeks to compensate its non-employee Directors in a manner that attracts and retains qualified candidates to serve on the Board and to compensate such Directors for their service on the Board in an amount that is commensurate with their role and involvement. In setting non-employee Director compensation, the Nominating Committee and the Board consider the significant amount of time the Directors expend in fulfilling their duties as well as the skill level required.
2024 Compensation for Non-employee Directors
For their service to the Company in 2024, non-employee Directors were entitled to an annual fee retainer (the “Annual Board Fee Retainer”), an annual committee fee retainer (the “Annual Committee Fee Retainer”), attendance fees for certain committee meetings and certain Board meetings (in excess of a specified number of committee or Board meetings), and an additional payment for service as a chair of the Board or of certain committees (other than the Annual Board Fee Retainer and Annual Committee Fee Retainer, “Other Director Fees”). Additionally, non-employee Directors who serve as a director of any of the Company’s subsidiaries are entitled to compensation for such service. Directors who are employees of the Company receive no additional compensation for their service on the Board.
During its 2023 review of Director compensation, the Nominating Committee considered a director compensation review prepared by Meridian Compensation Partners LLC (“Meridian”), the consultant to the Compensation Committee, which included compensation data for non-employee directors from the Company’s then-current peer group (which is further described in the Compensation Discussion & Analysis section of this Proxy Statement). Based on this review of director compensation data (which was based on the most recent proxy statement filed by each member of the Company’s peer group at the time), the Nominating Committee recommended, and the Board determined, to increase the Annual Board Fee Retainer from $140,000 to $160,000 per non-employee Director, effective January 1, 2024. Additionally, it was determined that the 2024 non-employee Director compensation program would be modified in the following respects: (i) elimination of committee meeting attendance fees (other than a meeting attendance fee of $2,000 per meeting (or $1,500 per telephonic/virtual meeting) payable with respect to committee meetings in excess of five committee meeting per year); and (ii) addition of the Annual Committee Fee Retainer of $10,000 per committee served on by each non-employee Director (other than Executive Committee).
Annual Board Fee Retainer.   In 2024, the Company paid an Annual Board Fee Retainer to non-employee Directors of $160,000. As explained further below, this amount may be paid in cash or in shares of the Company’s Common Stock.
Annual Committee Fee Retainer.   In 2024, the Company paid an Annual Committee Fee Retainer to non-employee Directors of $10,000 for each committee with respect to which the non-employee Director was a member (other than the Executive Committee). As explained further below, this amount may be paid in cash or in shares of the Company’s Common Stock.
Board Meeting Attendance Fees.   The Company generally does not pay an attendance fee for meetings of the Board; however, in the event the Company holds more than six Board meetings in one year, non-employee Directors will receive per meeting fees of $2,000 for in-person attendance, or $1,500 for telephonic/virtual attendance, for each such additional Board meeting the Director attends.
Committee Meeting Attendance Fees.   The Company generally does not pay an attendance fee for committee meetings; however, in the event a committee holds more than five committee meetings in one year, non-employee Directors serving on such committee each will receive per meeting fees of $2,000 for in-person attendance, or $1,500 for telephonic/virtual attendance, for each such additional committee meeting the Director attends.
Committee Chairs.   In 2024, each of the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Finance Committee, the Chair of the IT/IS Committee, the Chair of the

Nominating Committee, and the Chair of the Risk Management Committee were entitled to an additional annual fee of $25,000. In 2024, the Company paid the Chairman of the Board an additional annual fee of $60,000.
Subsidiary Directorships.   Non-employee Directors who serve on the boards of directors of our subsidiaries are entitled to compensation for such service. No independent member of the Company’s Board serves on more than one subsidiary board other than Ms. Glabe, Dr. McKinney, and Mr. Heitmann.
Stock Ownership Requirements Applicable to Directors
To strengthen the alignment of interests between Directors and shareholders, the Board maintains a minimum stock ownership guideline for non-employee Directors, which requires non-employee Directors to own Common Stock (or Common Stock equivalents) having a value of at least four times the then-current Annual Board Fee Retainer paid to non-employee Directors. For 2024, this resulted in an ownership requirement of $640,000. This minimum stock ownership is required to be met within four years of joining the Board. In the event the Annual Board Fee Retainer is increased, non-employee Directors will have four years to meet the incremental ownership requirement. As of the Record Date, all of the Company’s non-employee Directors either own sufficient shares to meet the stock ownership guideline or are expected to meet the minimum stock ownership guideline within the prescribed time frame.
Directors Deferred Fee and Stock Plan
The 2005 Directors Deferred Fee and Stock Plan (“Director Plan”) is a program that allows non-employee Directors to receive their Director fees in either cash or Common Stock. Under the Director Plan, Directors may also choose to defer the receipt of the Annual Board Fee Retainer and Annual Committee Fee Retainer delivered in the form of Common Stock or defer the receipt of Other Director Fees in the form of cash or Common Stock.
A Director will receive all fees in cash unless he or she elects to receive such fees in shares of the Company’s Common Stock. The number of shares of Common Stock to be issued will be determined by dividing the fees earned during a calendar quarter by the fair market value (as defined in the Director Plan) of the Common Stock on the last trading day of the preceding quarter.
Under the Director Plan, a Director may elect to defer receipt of shares of Common Stock received as an Annual Board Fee Retainer and Annual Committee Fee Retainer or as Other Director Fees. If a Director elects to defer his or her receipt of fees paid in Common Stock, the Company will maintain on its books deferred stock units (“Units”) representing an obligation to issue shares of Common Stock to the Director. The number of Units credited will be equal to the number of shares that would have been issued but for the deferral election. Additional Units will be credited at the time dividends are paid on the Common Stock. The number of additional Units to be credited each quarter will be computed by dividing the amount of the dividends that would have been received if the Units were outstanding shares by the fair market value of the Common Stock on the last trading day of the preceding quarter. Because Units represent a right to receive Common Stock in the future, and not actual shares, there are no voting rights associated with them. In the event of an adjustment in the Company’s capitalization or a merger or other transaction that results in a conversion of the Common Stock, corresponding adjustments will be made to the Units. The Director will be a general unsecured creditor of the Company for purposes of the Common Stock to be paid in the future. The shares of Common Stock represented by the Units will be issued to the Director in accordance with the deferral election of the Director.
The Director Plan also permits deferral of Other Director Fees in cash. If a Director elects to defer receipt of Other Director Fees in cash, the Company will maintain on its books a deferred compensation account representing an obligation to pay the Director cash in the future. The amount of the Director’s fees will be credited to a Director’s deferred compensation account as of the date such fees otherwise would be payable to the Director. All amounts in such account will accrue interest based on the 91-day Treasury Bill discount rate, adjusted quarterly, until paid. Accrued interest will be credited at the end of the quarter.
No funds will actually be set aside for payment to the Director and the Director will be a general unsecured creditor of the Company for the purposes of the amount in his or her deferred compensation account.

The amount in the deferred compensation account will be paid to the Director in accordance with the deferral election of the Director.
All deferrals under the Director Plan will be deferred until the 15th of January following the retirement of such Director from the Board and each of its subsidiaries, or, at the election of the Director at the time of deferral, until the first, second, third, fourth or fifth anniversary of such retirement.
2024 Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2024.
(a) Name	(b) Fees Earned or Paid in Cash ($)(1)	(c) Stock Awards ($)	(d) Option Awards ($)	(e) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(f) All Other Compensation ($)(2)	(g) Total ($)
Elizabeth H. Connelly	207,000	—	—	—	8,812	215,812
Peter D. Crist	217,000	—	—	—	131,367	348,367
William J. Doyle	180,000	—	—	—	27,608	207,608
Marla F. Glabe	180,000	—	—	—	11,928	191,928
H. Patrick Hackett, Jr.	220,000	—	—	—	5,532	225,532
Scott K. Heitmann	205,000	—	—	—	47,275	252,275
Brian A. Kenney	180,000	—	—	—	1,252	181,252
Deborah L. Hall Lefevre	205,000	—	—	—	22,479	227,479
Suzet M. McKinney	182,000	—	—	—	7,294	189,294
Richard L. Postma	70,833	—	—	—	129	70,962
Gregory A. Smith	105,000	—	—	—	335	105,335
Gary D. “Joe” Sweeney(3)	75,000	—	—	—	5,050	80,050
Karin Gustafson Teglia	207,000	—	—	—	21,808	228,808
Alex E. Washington, III	205,000	—	—	—	32,512	237,512

(1)
Represents fees for services as non-employee Directors of the Company. During 2024, certain Directors elected to receive fees in Common Stock, in lieu of cash payments, as follows:

Name	Fees Earned in Common Stock ($)
Elizabeth H. Connelly	207,000
Peter D. Crist	217,000
William J. Doyle	180,000
Marla F. Glabe	180,000
Scott K. Heitmann	82,000
Brian A. Kenney	180,000
Deborah L. Hall Lefevre	205,000
Suzet M. McKinney	182,000
Richard L. Postma	70,833
Gregory A. Smith	105,000
Karin Gustafson Teglia	207,000
Alex E. Washington, III	205,000

As of December 31, 2024, Directors held unissued Units under the Director Plan as follows: Ms. Connelly: 6,216 Units; Mr. Crist: 71,273 Units; Mr. Doyle: 16,602 Units; Ms. Glabe: 1,906 Units; Mr. Hackett: 3,107 Units; Mr. Heitmann: 15,762 Units; Mr. Kenney: 1,799 Units; Ms. Lefevre: 13,874 Units; Ms. McKinney: 1,878 Units; Mr. Postma: 680 Units; Mr. Smith: 1,018 Units; Ms. Teglia: 12,453 Units; and Mr. Washington: 12,332 Units.
(2)
Includes fees paid in cash and stock, both currently paid and deferred, for services as directors of the Company’s subsidiaries. Also includes dividends earned on fees deferred as described above. Directors with $10,000 or more in “All Other Compensation” for the fiscal year ended December 31, 2024 were: Mr. Crist ($124,467 in dividends earned and $6,900 in fees for service as a director of one of the Company’s subsidiaries); Mr. Doyle ($27,608 in dividends earned); Ms. Glabe ($1,328 in dividends earned and $10,600 in fees for service as a director or member of the executive advisory committee of five of the Company’s subsidiaries or divisions); Mr. Heitmann ($27,175 in dividends earned and $20,100 in fees for service as a director of four of the Company’s subsidiaries); Ms. Lefevre ($22,479 in dividends earned); Ms. Teglia ($19,908 in dividends earned and $1,900 in fees for service as a director of one of the Company’s subsidiaries); and Mr. Washington ($19,612 in dividends earned and $12,900 in fees for service as a director of one of the Company’s subsidiaries).

(3)
Mr. Sweeney retired from the Board on May 23, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Common Stock as of the Record Date (except as otherwise indicated), with respect to (i) each Director, nominee for Director and each NEO (as defined herein) of the Company; (ii) all Directors and executive officers of the Company as a group; and (iii) significant shareholders known to the Company to beneficially own in excess of 5% of the Common Stock. The table below also provides information regarding ownership of restricted stock units and deferred shares held by such persons. Unless otherwise indicated, the listed person has sole voting and dispositive power.
	Amount of Common Stock Beneficially Owned(1)	Total Percentage Beneficial Ownership(1)	Restricted Stock Units(2)	Other Ownership
				Deferred Shares(3)	Total Ownership(4)	Total Percentage Ownership(4)
Directors
Elizabeth H. Connelly	—	*	—	6,216	6,216	*
Timothy S. Crane**	38,033	*	38,229	—	76,262	*
Peter D. Crist	—	*	—	71,273	71,273	*
William J. Doyle	131	*	—	16,602	16,733	*
Marla F. Glabe	21,388	*	—	—	21,388	*
H. Patrick Hackett, Jr.	44,184	*	—	3,107	47,291	*
Scott K. Heitmann	9,827	*	—	15,762	25,589	*
Brian A. Kenney	10,433	*	—	—	10,433	*
Deborah L. Hall Lefevre	—	*	—	13,874	13,874	*
Suzet M. McKinney	1,878	*	—	—	1,878	*
Richard L. Postma	128,797	*	—	—	128,797	*
Gregory A. Smith	1,618	*	—	—	1,618	*
Karin Gustafson Teglia	6,276	*	—	10,365	16,641	*
Alex E. Washington, III	5,617	*	—	12,332	17,949	*
Edward J. Wehmer**	156,260	*	59,354	21,844	237,458	*
Named Executive Officers
David A. Dykstra	141,725	*	55,250	—	196,975	*
Richard B. Murphy	34,992	*	10,367	—	45,359	*
David L. Stoehr	6,538	*	8,004	—	14,542	*
Total Directors & Executive Officers (23 persons)	686,153	*	189,261	171,375	1,046,789	1.03%
Total Continuing Directors & Executive Officers (22 persons)	676,326	*	189,261	155,613	1,021,200	1.01%
Significant Shareholders
The Vanguard Group, Inc.(5)	6,208,585	10.14%	—	—	6,208,585	10.14%
BlackRock, Inc.(6)	5,803,360	9.5%	—	—	5,803,360	9.5%
FMR, LLC(7)	4,298,290	7.019%	—	—	4,298,290	7.019%

*
Less than 1%.

**
Messrs. Wehmer and Crane are also NEOs.

(1)
Beneficial ownership and percentages are calculated in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as of the Record Date.

(2)
Includes vested and unvested restricted stock units representing shares that are not issuable within 60 days of the Record Date. Does not include unvested performance-based restricted stock units. The executive officers do not have voting power with respect to the shares listed in this column.

(3)
Includes deferred Units held in our Director Plan. For Mr. Wehmer, includes deferred performance-based restricted stock units that have vested. None of the shares in this column are issuable within 60 days of the Record Date. Neither the directors nor the executive officers have voting power with respect to the shares listed in this column.

(4)
Total includes beneficial ownership of Common Stock as of the Record Date, plus the restricted stock units and deferred shares as indicated in the table.

(5)
Based solely on information obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. According to this report, Vanguard’s business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. Vanguard has shared voting power with respect to 32,740 of these shares, sole dispositive power with respect to 6,109,556 shares and shared dispositive power with respect to 99,029 of these shares.

(6)
Based solely on information obtained from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 24, 2024 reporting beneficial ownership as of December 31, 2023. According to this report, BlackRock’s business address is 50 Hudson Yards, New York, New York 10001. BlackRock has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. BlackRock has sole voting power with respect to 5,556,508 of these shares and sole dispositive power with respect to 5,803,360 of these shares.

(7)
Based solely on information obtained from a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson with the SEC on February 9, 2024 reporting beneficial ownership as of December 29, 2023. Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. According to this report, FMR’s business address is 245 Summer Street, Boston, Massachusetts 02210. FMR has indicated that it holds shares of our Common Stock together with certain of its subsidiaries. FMR has sole voting power with respect to 4,293,295 of these shares and sole dispositive power with respect to 4,298,290 of these shares. Ms. Johnson has indicated that she also has sole dispositive power with respect to these 4,298,290 shares.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and any person who beneficially owns greater than 10% of the Common Stock to file reports of holdings and transactions in the Common Stock with the SEC.
Based solely on a review of the Section 16(a) reports furnished to us with respect to 2024 and written representations from our Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to each covered person were satisfied during 2024 and during the subsequent period through the date of this Proxy Statement, except that the Company determined that 49 shares of Common Stock acquired by Ms. Teglia were inadvertently not reported, which was subsequently corrected on a Form 4 filed with the SEC on March 5, 2025.

RELATED PERSON TRANSACTIONS
Director Independence
A Director is independent if the Board affirmatively determines that he or she has no material relationship with the Company other than serving as a Director of the Company and he or she otherwise satisfies the independence requirements of the Nasdaq listing standards. A Director is “independent” under the Nasdaq listing standards if the Board affirmatively determines that the Director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a relationship with us. Direct or indirect ownership of even a significant amount of our stock by a Director who is otherwise independent will not, by itself, bar an independence finding as to such Director.
The Board has reviewed the independence of our current Directors and nominees and found that each of them are independent under the applicable Nasdaq listing standards, except Mr. Wehmer, who currently serves as our Founder and Senior Advisor, and Mr. Crane, who currently serves as our President and CEO. Accordingly, more than 86% of the members of the Board are independent, including the Chairman of the Board.
Related Person Transactions
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “Related Person Transactions.”
The Audit Committee and the Nominating Committee are jointly responsible for the review and approval of each Related Person Transaction exceeding $120,000. Such committees consider all relevant factors when determining whether to approve a Related Person Transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee and the Nominating Committee consider the following:
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the size of the transaction and the amount of consideration payable to a related person;

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the nature of the interest of the applicable executive officer, Director or 5% shareholder in the transaction;

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whether the transaction may involve a conflict of interest;

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whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and

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whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

Some of the executive officers and Directors of the Company are, and have been during the preceding year, customers of the Company’s banking subsidiaries (the “Banks”), and some of the officers and Directors of the Company are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, customers of the Banks. Extensions of credit by the Company and its banking subsidiaries to “insiders” of the Company and its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act. It is the Company’s policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, Directors, principal shareholders and their related interests) be engaged in the same manner as transactions conducted with all members of the public. As such customers, they have had transactions in the ordinary course of business of the Banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features. Additionally, some Directors of the Company are, and have been during the preceding year, executive officers of companies that are, or may become, customers of the Banks or vendors to the Company in ordinary course transactions on market terms. Additionally, in certain cases, a family member of an executive officer or Director of the Company serves as a director of a Bank or is employed in a non-executive role by the Company or an affiliate of the Company on terms that are consistent with their peers and at market compensation levels that are commensurate with their roles. In no case does an immediate family member directly report to a related executive officer or Director. Other than as described above, since January 1, 2024, no transaction was identified as a Related Person Transaction.
CORPORATE SOCIAL RESPONSIBILITY
We know that many of our shareholders expect that we conduct our business in a socially responsible manner through our actions and interactions with our clients, colleagues and within the communities that we serve. Since the Company was founded, we have worked to integrate corporate social responsibility into all of the Company’s activities, and the Board carefully considers corporate social responsibility when it works with management to determine the Company’s strategic priorities and plans to achieve such priorities. We strive to be a good corporate citizen by conducting our business in an environmentally responsible manner, by operating as an employer that is committed to our vibrant and inclusive workforce and, through our sixteen chartered community banks, by maintaining strong ties to the communities in which our clients live, work and do business. Although not an exhaustive list, examples of the Company’s activities that reflect our strong commitment to corporate social responsibility include:
Community Service and Partnership
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We collaborate with a wide range of nonprofits and community organizations to strengthen low-to- moderate income neighborhoods through our community outreach programs.

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We provided financial support of approximately $12.8 million to more than 2,000 community organizations in 2024.

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We provide financial education throughout the communities that are served by Wintrust community banks. Our 2024 financial education involved approximately 1,500 sessions, 20,000 workshop attendees, and 3,200 teaching hours.

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We currently maintain an “Outstanding” rating under the Community Reinvestment Act at twelve of sixteen of our community bank charters.

Environmental Sustainability
At Wintrust we strive to minimize our environmental impact. Although as a financial services company our energy use and water use are relatively small, we nevertheless take pride in promoting natural resource conservation through recycling and water and energy conservation. In our efforts to promote greater environmental responsibility and operate at an increased level of resource efficiency we:
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Endeavor to reduce water consumption at our local bank branches and corporate headquarters, in most cases using low-volume flush valves and motion-activated faucets that help us reduce our water use.

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Continue to measure and track energy consumption and greenhouse gas emissions for each owned location.

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Enhance air quality in all of our buildings combining improved Minimum Efficiency Reporting Value (MERV) ratings in our air filters and bipolar ionization technology to deliver clean air to our spaces for our customers and employees.

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Construct and remodel our buildings utilizing environmental best practices wherever possible. All new construction of our buildings have LED lighting and high efficiency HVAC systems. Our strategy is to meet and, in many cases, exceed the guidelines for LEED (Leadership in Energy and Environmental Design) and ENERGY STAR certification, and several of our locations are LEED or ENERGY STAR certified, although we generally forego the expense of formal certification.

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Our corporate headquarters received ENERGY STAR certification when it opened in 2013, receiving a score of 80 out of 100, making our headquarters building a top performer in terms of energy performance standards and greenhouse gas emissions. Additional environmental sustainability initiatives on our headquarters campus include geothermal energy systems, high efficiency HVAC systems, LED lighting and modernized elevators for maximum energy efficiency.

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Seek opportunities to expand recycling programs throughout our locations, in addition to existing paper recycling and shred services in all of our locations.

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Encourage conservation and recycling in the communities we serve via paperless statements and other electronic deliveries to our customers, as well as document imaging of records in lieu of paper storage.

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Improve cleaning protocols, procedures and cleaning solutions in an effort, each day, to keep work spaces and surfaces clean.

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Efforts to reduce our carbon footprint and energy consumption, as measured for calendar year 2024 over 2023, have had favorable results with a slightly larger footprint. We have reduced KWH consumption in our property portfolio and reduced greenhouse gas emissions.

Employee Engagement and Welfare
We believe that Wintrust has been recognized as a top workplace because of the commitment we have made to our employees and their families, as further described below:
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Our highly desirable health care plans reflect a sincere investment in our colleagues’ physical, emotional and financial well-being. Offering premium coverage through our health insurance provider, our employees are afforded a large network of doctors and on average, Wintrust pays approximately 80% of monthly medical premiums for employees enrolled.

•
Other benefits cover a wide range of employer-sponsored and voluntary offerings, that include short-and long-term disability insurance, paid parental leave, travel and adoption assistance, tuition reimbursement, medical and dependent care pre-tax savings/spending accounts, discounted employee stock purchase plan, retirement benefits, life insurance, accident, critical illness, prepaid legal, hospital indemnity and various banking benefits offered through deposits and loan products.

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Continued to drive employee health and well-being engagement by introducing a Wellness Microsite sharing resources, tools and events available for team members and their families. Supported engagement through various initiatives to include onsite biometric wellness screening and flu shot clinics, virtual wellness sessions offered throughout the year on education addressing a variety of topics including personal health and well-being, anxiety, depression, resiliency for working parents, nutrition, ergonomics and virtual cooking classes.

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Continued support for discounted childcare benefits for employees.

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Offered employee assistance program resources designed to assist employees and their families with various challenges related to overall wellness and the demands of balancing work and family life, financial well-being, counseling support, crisis care, stress management and mental health issues.

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Our compensation programs support a pay-for-performance philosophy by providing holistic competitive base salaries and incentives that allow us to be an employer of choice in the markets in which we compete for talent while supporting equitable and fair treatment of our employees.

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We provide short-term and long-term bonus incentives, commissions, ad hoc awards and equity awards that are designed to attract, retain and engage behavior essential to support the success of Wintrust.

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We provide employees with opportunities to enhance their knowledge, skill sets and training via comprehensive online and in-person course offerings. Annually, each employee is required to complete a robust suite of online training modules, including courses focused on financial institution compliance and regulatory frameworks, as well as cybersecurity. In addition, the Company provides periodic updates to employees regarding best practices for maintaining a secure cyber environment and protecting personal and company information through our manager and employee newsletters.

Employee Development Opportunities
Wintrust supports an inclusive culture where every colleague can be successful. Our support is manifested throughout the organization in numerous ways, including:
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We have a formal equal employment policy which requires that persons are recruited, hired, assigned, promoted and subject to personnel action without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, gender expression, disability, protected veteran status, or any other characteristic protected by local, state, or federal laws, rules, or regulations. We also have a formal policy prohibiting sexual harassment in the workplace, reinforced by annual mandatory trainings for all employees.

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We continued the “shared responsibility in action” theme with our third cohort of Paired To Win: Advocacy during the 2024-2025 season. The program, which is available to all employees, consists of 12-month advocate-protégé partnerships that pairs one-on-one select high-potential protégés with senior executive sponsor-advocates. The 2024 protégé cohort included 73% female and 13% minority mid-level leaders. The program objective is to accelerate development and exposure of the protégés, and to strengthen a multicultural pipeline of leaders that would be promotable within one to three years after launching the partnership. We have seen 48% of the protégés promoted within the Wintrust enterprise by the conclusion of the program’s second year.

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We received a Brandon Hall Group 2024 Award of Excellence in the category of Best Coaching and Mentoring Program for our Paired to Win: Mentoring Program.

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We presented for the second year the Wintrust Future Leaders Scholarship. The scholarship recognized two of our exceptional student interns, and aims to support them in their academic endeavors, encouraging them to continue developing their business, leadership, and finance skills while making a positive impact in their communities. This award is designed to support the intern recipients and ensure that financial barriers do not hinder their educational pursuit.

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We drive employee engagement and further foster organizational inclusiveness through business resource groups (“BRGs”), which are grassroots networks of employees who provide unique perspective to real business challenges such as the human capital matters of talent attraction, hiring and development, as well as market awareness to drive continued success for Wintrust. BRGs are open to all employees across the enterprise, allowing personal choice for membership. As of the end of 2024, approximately 23% of Wintrust employees have registered as members of one or more BRGs.

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In 2024, we expanded our support of the BRGs by investing in a leading BRG management software called Diverst, that helps build inclusivity and community among BRG members across the entire enterprise. The platform enables employees to connect and enroll with BRGs, engage with content, easily register for events, and keep up with relevant programming.

These and many other efforts are fortified by the unwavering commitment of senior executives from across the Company to promote commitment, accountability, and progress toward being an organization where everyone can excel and contribute to future Company success.
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Company’s Board is currently comprised of 15 Directors, each serving a term that will expire at this year’s Annual Meeting or until a successor has been elected and qualified. Immediately following the Annual Meeting, the size of the Board will be set at 13 Directors. These 13 individuals standing for election at the Annual Meeting to serve on the Board until the next Annual Meeting or until a successor has been elected and qualified.
The Board, acting pursuant to the recommendation of the Nominating Committee, has nominated the incumbent Directors, who are standing for election, other than Messrs. Heitmann and Wehmer, who are not standing for re-election. Each nominee has indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Shareholders of the Company have no cumulative voting rights with respect to the election of Directors.
It is expected that, pending re-election at the Annual Meeting, H. Patrick Hackett, Jr. will continue serve as non-executive Chairman of the Board following the Annual Meeting. Assuming each Director nominee is elected to serve on the Board until the next Annual Meeting, the membership of the Board and each of its committees following the Annual Meeting, is expected to be as reflected in the following chart.
Name	Age At Annual Meeting	Director Since	Committees	Subsidiaries/Divisions
Elizabeth H. Connelly	60	2022	Compensation (Chair) Risk Management Executive	—
Timothy S. Crane	63	2023	Executive	Shared officer and advisory director of each subsidiary
Peter D. Crist	73	1996	Compensation Finance Nominating (Chair) Executive	Hinsdale Bank
William J. Doyle	74	2017	Finance Nominating	—
Marla F. Glabe	71	2015	Audit IT/IS	Great Lakes Advisors Wintrust Investments Wintrust Private Trust Company FIRST Insurance Funding Wintrust Life Finance
H. Patrick Hackett, Jr., Chairman of the Board	73	2008	Executive (Chair)	Wintrust Bank (Advisory Director)
Brian A. Kenney	65	2023	Nominating Risk Management (Chair)	—
Deborah L. Hall Lefevre	57	2019	IT/IS (Chair) Nominating Executive	—
Suzet M. McKinney	52	2021	Audit Compensation	Great Lakes Advisors Wintrust Investments Wintrust Private Trust Company
Richard L. Postma	74	2024	IT/IS Risk Management	—
Gregory A. Smith	61	2024	Audit Finance	—
Karin Gustafson Teglia	57	2019	Audit (Chair) Compensation Executive	—
Alex E. Washington, III	51	2020	Compensation Finance (Chair) Executive	Wintrust Bank
Nominees for Election at the 2025 Annual Meeting of Shareholders
Elizabeth H. Connelly (60), Director since 2022.   Ms. Connelly is chief commercial officer for CDW Corporation (Nasdaq: CDW) (“CDW”), a leading multi-brand technology solutions provider to business,

government, education and healthcare organizations in the United States, the United Kingdom, and Canada. She is responsible for managing all U.S. sales, sales enablement, integrated technology solutions and digital velocity teams, including short- and long-term performance goals, strategic direction, business initiatives, talent development, and the deepening of CDW’s relationships with, and relevance to, customers in these areas. She has more than 30 years of experience in managing a spectrum of complex businesses, including human resources, commercial banking with a focus in the healthcare, higher education and not-for-profit sectors, and private wealth management. Ms. Connelly possesses a keen ability for building high-performing teams, fostering best-in-class culture, and delivering strong results.
Before assuming her current CDW role in October 2024, Ms. Connelly also served as senior vice president of vertical markets and senior vice president of healthcare. She previously also served as chief human resources officer and senior vice president of coworker services for CDW, where she was responsible for the company’s coworker services strategy and all aspects of its human capital plan, including talent acquisition and employment branding, organizational and leadership development, sales training, compensation, benefits, performance management and succession planning.
Prior to joining CDW in 2018, Ms. Connelly served as the head of the Healthcare, Higher Ed. and Not-for-Profit Commercial Banking business unit at J.P. Morgan Chase, a leading global financial services firm, where she led business groups that were national in scope and provided treasury, credit and specialized industry solutions to more than 3,000 clients. Previously, she served as the firm’s Midwest Region Head for the Private Wealth Management business unit, where she delivered investment, banking and trust services to high-net-worth individuals, families and foundations. Prior to joining J.P. Morgan Chase, Ms. Connelly held a series of roles with increasing responsibility at Bank One.
Ms. Connelly earned a bachelor’s degree in foreign service from Georgetown University and a master’s degree in business administration from the Kellogg School of Management at Northwestern University. She serves on the board of directors for the Catholic Extension and the Polk Bros. Foundation and the Shedd Aquarium. Additionally, Connelly is a member of the Georgetown University Board of Regents, the Healthcare at Kellogg Advisory Council and the National Association of Corporate Directors.
Ms. Connelly’s experience in the banking industry, including service in several leadership roles at J.P. Morgan Chase and Bank One, provide her with knowledge of the financial services business, generally, and the business of community banking in particular. Her experience in human resources and commercial leadership at CDW provides her with insight into executive compensation, attraction and retention of talent, and the management of the commercial activities of a large public company.
Timothy S. Crane (63), Director since 2023.   Mr. Crane was appointed to serve as a Director of the Company in January 2023. He joined the Company in August 2008 and has held a series of executive management roles. Mr. Crane currently serves as President and Chief Executive Officer of the Company. Prior to the transition to his current role on May 1, 2023, Mr. Crane served as President of the Company since February 2020, after previously holding the title of Executive Vice President, Senior Market Head and Treasurer since February 2017, during which time he was responsible for oversight of Wintrust’s subsidiary banks, banking operations and treasury business. Previously, in January 2016, Mr. Crane was appointed to serve as Corporate Treasurer of the Company.
Before joining the Company, Mr. Crane served as President of Harris Bankcorp (Harris Bank, Bank of Montreal) in Chicago, where he was employed for 24 years. He also serves on the boards of the Metropolitan Family Services Millennium Park Foundation and the Bank Administration Institute and serves as a Trustee of DePaul University. In addition, he serves as an Advisory Director for each of the Company’s main operating subsidiaries.
Mr. Crane brings a wealth of knowledge to the Board of Directors relating to banking operations, regulations, financial management, and mergers and acquisitions. He is one of two members of the Board who is also an executive officer of the Company. As such, he provides views of the management of the Company and substantial insight into the operations of the Company.
Peter D. Crist (73), Director since 1996.   Mr. Crist served as the Company’s Chairman from 2008 to 2017. He currently is the Chair of the Nominating Committee. Mr. Crist founded Crist/Kolder Associates, an executive recruitment firm, which focuses on chief executive officer and director searches, in 2003 and has served since inception as its Chairman and Chief Executive Officer. From December 1999 to January 2003, Mr. Crist served as Vice Chairman of Korn/Ferry International (NYSE: KFY), the largest executive search firm in the world. Previously, he was President of Crist Partners, Ltd., an executive search firm he founded in 1995 and sold to Korn/Ferry International in 1999. Immediately prior thereto he was Co-Head of North America and the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., the largest executive search firm in the Midwest, where he was employed for more than 18 years. He currently serves as a director of Northwestern Memorial Hospital, where he is Chair of the Nominating and Corporate Governance Committee. Mr. Crist is a director of Hinsdale Bank.
Mr. Crist’s experience assisting companies with executive searches provides him with insight into the attraction and retention of Company personnel, an important concern of the Company. In addition, Mr. Crist’s experience as an executive of several large, Chicago-based businesses provides him with insight into the management and operational challenges and opportunities facing the Company in its markets. He also brings experience as the previous Chair of the Compensation Committee of Northwestern Memorial Hospital. Additionally, Mr. Crist’s experience as a director of Hinsdale Bank gives him valuable insight into the Company’s banking operations.
William J. Doyle (74), Director since 2017.   Mr. Doyle served as President and Chief Executive Officer of Potash Corporation of Saskatchewan (“PotashCorp”), one of the world’s largest fertilizer suppliers, for 15 years, and retired in July 2015. Mr. Doyle formerly served as President of the International Fertilizer Industry Association, a trade association representing the global fertilizer industry, and was a board member of Canpotex and the International Plant Nutrition Institute.
Mr. Doyle is a graduate of Georgetown University in Washington, D.C., and retired as Chairman of the University’s Board of Directors in July 2021. He also currently serves on the board of the Big Shoulders Fund, a charity providing support to Catholic schools in the neediest areas of inner-city Chicago.
Mr. Doyle’s experience as President and Chief Executive Officer of PotashCorp provides him with insight into the challenges of leading a large and complex global organization with key operations throughout the world, as well as an understanding of the operation and management of, and governance and regulatory considerations associated with, a large public company.
Marla F. Glabe (71), Director since 2015.   Ms. Glabe has over 40 years of experience in the financial services industry including her service as a senior executive with Allstate Insurance Company (“Allstate”) and as a member of the board of directors of Allstate Life Insurance Company. From 1974 to 2009, she held various executive positions at Allstate and its affiliates. Subsequently, Ms. Glabe served as the Lead Managing Director for MasterMind Advisory Board, a corporation offering advisory services to CEOs and business entrepreneurs and as a member of the Board of Directors for Royal Neighbors of America, a fraternal life insurance company. Ms. Glabe is Senior Advisor for Management Control International, Inc., a privately owned family asset management firm, serves as a director of Northwest Community Healthcare, and is a member of the Society of Actuaries. Ms. Glabe is a director of Great Lakes Advisors, Wintrust Investments, and Wintrust Private Trust Company and serves on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance.
Ms. Glabe’s business experience gives her in-depth knowledge of managing and providing leadership at sophisticated nationwide organizations in highly regulated businesses. Her knowledge of the insurance industry gives her insight into an area, which, through the Company’s insurance premium financing business, impacts a substantial portion of the Company’s business. In addition, her experience in leadership provides Ms. Glabe with knowledge of the issues faced by large and complex businesses in the financial services industry. As a result of her financial experience, Ms. Glabe qualifies as a financial expert for purposes of rules governing audit committees. Ms. Glabe’s experience on the Executive Advisory Committee for First Insurance Funding and Wintrust Life Finance and as a current director of the boards associated with Wintrust Wealth Management gives her valuable insight into the Company’s non-banking operations.
H. Patrick Hackett, Jr. (73), Director since 2008.   Mr. Hackett has served as the Company’s Chairman since 2017. Mr. Hackett has been the Managing Member of HHS Partners, LLC, an investment company located in the Chicago area, since 2001. Previously, he served for 12 years as the President and Chief Executive Officer of RREEF Capital, Inc. and as Principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett is a former Life Trustee of Northwestern University and taught real estate finance at the Kellogg School of Management at Northwestern University for many years when he also served on the real estate advisory boards of Kellogg and of the Massachusetts Institute of Technology. He serves on the board of First Industrial Realty Trust, Inc. (NYSE: FR) where he chairs the Investment and Compensation Committees. Mr. Hackett is also an advisory director of Wintrust Bank.
Mr. Hackett’s business and education backgrounds provide him familiarity with financial models and valuation of corporations and banks, as well as of commercial real estate, which often serves as collateral for the Company’s products. Mr. Hackett worked as a bank auditor early in his career, giving him some experience in bank accounting and operations.
Brian A. Kenney (65), Director since 2023.   Mr. Kenney served as the Chairman, President and Chief Executive Officer of GATX Corporation (NYSE: GATX) (“GATX”), a global railcar lessor, from April 2005 until his retirement in April 2022. Previously, he held positions at GATX as President from 2004 to 2005, Senior Vice President, Finance and Chief Financial Officer from 2002 to 2004, Vice President, Finance and Chief Financial Officer from 1999 to 2002, and Vice President — Finance from 1998 to 1999. He first joined GATX in 1995 as Treasurer. Before his career at GATX, Mr. Kenney held various financial positions at AMR Corporation, United Airlines, and Morton International, Inc. He currently serves on the Board of Trustees of the Shedd Aquarium in Chicago, where he was Chairman from 2018 to 2022 and on the board of directors of the Big Shoulders Fund in Chicago. Mr. Kenney also served as a member of the board of directors of USG Corporation, a publicly-held manufacturer and supplier of building supply products, from 2011 until its acquisition in April 2019.
Mr. Kenney’s experience as Chairman, President and Chief Executive Officer of GATX provides him with the unique perspective that comes from leading a large, publicly-traded global business. In addition, his extensive financial and capital markets expertise gives him valuable insight into key functions of the Company.
Deborah L. Hall Lefevre (57), Director since 2019.   Ms. Lefevre joined Starbucks Corporation (Nasdaq: SBUX) (“Starbucks”), which is an American multinational chain of coffeehouses and roaster, as Executive Vice President, Chief Technology Officer in May 2022. In her role, she is responsible for the company’s global technology strategy and execution for 40,000+ locations in 80+ countries. From 2017 until joining Starbucks, she served as Executive Vice President, Chief Technology Officer of Couche-Tard/Circle K (“Circle K”), where she was responsible for global technology and digital strategy and execution across a network of approximately 15,500 convenience and fuel retail locations. Prior to 2017, Ms. Lefevre served in several senior level management roles within the Information Technology department of McDonald’s Corporation, including Corporate Vice President, Global Enterprise Solutions and Business Transformation (2015 – 2017); Chief Information Officer, U.S. Segment (2013 – 2015); and Vice President, IT Enterprise (2008 – 2013).
Ms. Lefevre’s extensive knowledge of information technology systems and cybersecurity risk management provides the Company with sophisticated guidance regarding the Company’s technology, digital and information security strategy and tactical objectives. In addition, her experience as a senior executive of large, public companies provides her with comprehensive knowledge of the issues faced by highly-complex businesses.
Suzet M. McKinney DrPH, MPH (52), Director since 2021.   Dr. McKinney is the former Principal & Director of Life Sciences at Sterling Bay Company, LLC, a real estate development company, where she was responsible for relationships with the scientific, academic, corporate, tech and governmental sectors involved in the life science ecosystem, as well as managing the experience and facilitating the growth of life science tenants in Sterling Bay developments. Prior to joining Sterling Bay in February 2021, she served since September 2015 as CEO and executive director of the Illinois Medical District, which includes 560 acres of medical research facilities, labs, a biotech business incubator, universities, raw land development areas, four hospitals, and more than 40 healthcare-related facilities. It is one of the largest urban medical districts in the United States. Dr. McKinney currently serves as a director of the Company’s wealth management subsidiaries: Great Lakes Advisors, Wintrust Investments, and Wintrust Private Trust Company.
Dr. McKinney has served as a member of the Board of Directors of Kemper Corporation (NYSE: KMPR), one of the nation’s leading specialized insurers, since February 7, 2024. She also currently serves as a board member of Thresholds, as well as the Ann & Robert Lurie Children’s Hospital of Chicago.

Dr. McKinney holds her doctorate from the University of Illinois at Chicago School of Public Health. She received her bachelor’s degree in biology from Brandeis University, where she was also a Howard Hughes Fellow. Additionally, she received her master of public health degree, in health care administration, and certificates in managed care and health care administration, from Benedictine University.
Dr. McKinney’s professional experience includes managing large and complex organizations, as well as extensive familiarity with the Chicago business community. Dr. McKinney’s experience as a director of Wintrust Investments, Great Lakes Advisors and Wintrust Private Trust Company gives her valuable insight into the Company’s non-banking operations.
Richard L. Postma (74), Director since 2024.   Mr. Postma was appointed to serve as a director of the Company on August 1, 2024, which coincided with the Company’s acquisition of Macatawa Bank Corporation, where he had served as Chairman of the Board (as well as a director of Macatawa Bank) since 2009.
Mr. Postma currently holds several leadership positions with a variety of companies, serving as Chairman of TurnKey Network Solutions, LLC, a telecommunications contractor focused on infrastructure solutions; R.T. London, Inc., a designer and manufacturer of high-quality, higher education furniture; Arcadia Bluffs LLC; and Postma Corporation. Mr. Postma was the Chief Executive Officer and founder of U.S. Signal Company, L.L.C., the Midwest’s largest fiber optic carrier network, which was sold in February 2023. He previously served on the Board of Directors of AboveNet, Inc (NYSE: ABVT) and the Board of Directors of Choice One Communication, Inc. (NYSE: CWON). He also previously served as Co-Chairman and Chief Executive Officer of U.S. Xchange, LLC.
In his role at Macatawa Bank Corporation, Mr. Postma worked very closely with other directors and Macatawa Bank’s leadership team to provide strategic direction, manage risk, improve shareholder value and grow profitability. As the Company integrates Macatawa Bank and expands its operations in west Michigan, the Company benefits from Mr. Postma’s extensive business experience, his reputation as a respected business leader in the west Michigan community and extensive community involvement, as well as his experience working with public companies, including his familiarity with and ability to understand financial statements.
Gregory A. Smith (61), Director since 2024.   Mr. Smith currently serves as an Executive-in-Residence and Professor of Practice at the University of Wisconsin-Milwaukee’s Lubar School of Business, a position he has held since 2012. He also serves as the Curriculum Director for the American Bankers Association’s Stonier Graduate School of Banking. Additionally, Mr. Smith serves as a Director of Church Mutual Holding Company, Inc. (since 2014). Mr. Smith was a Director of Envestment, Inc. (NYSE: ENV) from 2015 until its sale in 2024. Prior to joining the University of Wisconsin-Milwaukee, Mr. Smith served as Senior Vice President and Chief Financial Officer of the Marshall & Ilsley Corporation and its subsidiary M&I Bank from 2006 until Marshall & Ilsley’s sale to BMO Harris Bank in 2011. Before working at Marshall & Ilsley, Mr. Smith worked in the investment banking industry with a focus on the financial services sector.
Mr. Smith is an honors graduate of both Princeton University, where he received an undergraduate degree, and The University of Chicago, where he received an MBA. More recently, he has been recognized as a Board Leadership Fellow by the National Association of Corporate Directors.
Mr. Smith’s experience in the banking and investment banking industries provide him with knowledge of the financial services business and capital raising and investment processes. Mr. Smith’s banking industry experience is expected to provide sophisticated insight with respect to the Company’s banking operations and his professional experience in Wisconsin provides valuable familiarity with one of the Company’s core banking markets. His experience also includes the management of liquidity, financial reporting and risk management of a multitude of large and complex organizations. As a result of his financial experience, Mr. Smith qualifies as a financial expert for purposes of rules governing audit committees.
Karin Gustafson Teglia (57), Director since 2019.   Ms. Teglia is President of DEKK Enterprises, LLC, an incubator company that develops innovative concepts and go-to-market strategies for consumer products and services, and DEKK Investments, LLC. Ms. Teglia also has served since 2009 as an advisor to TRP Investments, LLC, a commercial real estate investor. Prior to this role, Ms. Teglia served in various corporate finance management and international tax roles within McDonald’s Corporation, including Corporate

Senior Vice President, Finance (2007 – 2008); Corporate Vice President, Finance (2005 – 2007); and Corporate Vice President of Tax (2001 – 2005). Prior to joining McDonald’s Corporation in 1995, Ms. Teglia began her career as an international tax consultant with PricewaterhouseCoopers LLP. Ms. Teglia is a certified public accountant and an attorney licensed to practice in Illinois.
Ms. Teglia served as a director of Hinsdale Bank, chairing its Audit Committee and also serving on its Risk Committee. She also served on an Advisory Panel of the National Academy of Sciences, focusing on food allergy research, and served on the Food Allergy Research and Education Board of National Ambassadors.
Ms. Teglia’s management experience at McDonald’s Corporation provides experience with the management of the liquidity, financial reporting, risk and audit management of a large organization. As a result of her financial experience, Ms. Teglia qualifies as a financial expert for purposes of rules governing audit committees. Additionally, Ms. Teglia’s experience as a past director of Hinsdale Bank gives her valuable insight into the Company’s banking operations, as well as experience as an audit committee member and chair.
Alex E. Washington, III (51), Director since 2020.   Mr. Washington serves as a Managing Director of Wind Point Partners, a middle market private equity firm based in Chicago. Wind Point Partners has approximately $7.0 billion in assets under management and focuses on acquisition of middle-market companies in the industrial products, consumer products and business services sectors. Mr. Washington joined Wind Point Partners in 2002 and currently serves on the boards of several private companies, including Quantix, Ascensus Specialties, Hardgards, and HASA. Past directorships include Argotec, Arr-Maz Custom Chemicals, Critica Infrastructure, Dicom Transportation Group, Evans Food Group, Kleinfelder Group, Novolex and Paragon Films. Prior to Wind Point Partners, he held professional roles with J.H. Whitney, Donaldson Lufkin & Jenrette, and McKinsey & Company.
Mr. Washington received a Bachelor of Arts in Finance from Morehouse College and a Master of Business Administration from Harvard Business School. Mr. Washington was a Class VI recipient of the Ewing Marion Kauffman Fellowship in venture capital. He currently serves as a director of Wintrust Bank, where he chairs its Audit Committee. His civic activities include serving as a board member of the Chicago Council on Global Affairs, board member of the Art Institute of Chicago, life trustee of the Chicago Foundation for Education and member of both the Chicago Club and the Economic Club of Chicago.
Mr. Washington’s extensive private equity experience provides him with comprehensive knowledge of mergers and acquisitions, capital raising and the investment process, each of which are key functions of the Company. The Board believes that his knowledge of underwriting approaches and valuation methodologies is extremely valuable in evaluation of proposed transactions. Mr. Washington’s significant experience on the board of directors of other companies also provides him with familiarity with the management of the liquidity, financial reporting, risk and audit management of complex organizations. Additionally, Mr. Washington’s experience as a director of Wintrust Bank gives him valuable insight into the Company’s banking operations, as well as experience as a board committee member and chair within the Wintrust enterprise.
Required Vote
Election as a Director of the Company requires that a nominee receive the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Accordingly, instructions to abstain will have the same effect as a vote against such nominee. Broker non-votes will have no impact on the election of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

EXECUTIVE OFFICERS OF THE COMPANY
Certain information regarding those persons serving as the Company’s executive officers is set forth below.
Timothy S. Crane (63) — President and Chief Executive Officer — Mr. Crane currently serves as the Company’s President and Chief Executive Officer and as a member of the Board. In this capacity, Mr. Crane is responsible for overseeing the execution of the Company’s day-to-day operations and strategic initiatives. See the description above under “Proposal No. 1 — Election of Directors” for additional biographical information.
David A. Dykstra (64) — Vice Chairman and Chief Operating Officer — Mr. Dykstra joined the Company in 1995 and currently serves as the Company’s Vice Chairman and Chief Operating Officer, a position he has held since February 2020. He previously had held the title of Senior Executive Vice President, Chief Operating Officer since 2002. Prior to 2002, Mr. Dykstra served as the Company’s Chief Financial Officer. Earlier in his career, Mr. Dykstra was employed from 1990 to 1995 by River Forest Bancorp, Inc., Chicago, Illinois, most recently holding the position of Senior Vice President and Chief Financial Officer. Prior to his association with River Forest Bancorp, Mr. Dykstra spent seven years with KPMG LLP, most recently holding the position of Audit Manager in the banking practice. Mr. Dykstra is a Director of Chicago Deferred Exchange Company, LLC and Tricom.
Kathleen M. Boege (58) — Executive Vice President, Chief Legal Officer and Corporate Secretary — Ms. Boege joined the Company in September 2015. Ms. Boege manages all legal affairs of the Company, as well as assisting banks and non-bank subsidiaries with legal matters. Prior to joining the Company, Ms. Boege served as General Counsel and Corporate Secretary of FreightCar America, Inc. from January 2013 through August 2015. She joined FreightCar America, Inc. from Bally Total Fitness Corporation (“Bally”) where she served as Chief Administrative Officer, General Counsel and Secretary from August 2011 through December 2012. Prior to this role, she held other leadership roles in legal and human resources at Bally commencing in 2007. Prior to joining Bally, Ms. Boege was Vice President, Associate General Counsel and Assistant Secretary at the Chicago Stock Exchange. Prior to joining the Chicago Stock Exchange, Ms. Boege worked in private practice at two Chicago law firms from 1991 to 1999. Ms. Boege is on the board of directors of the Chicago Public Library Foundation, Ronald McDonald House Charities of Chicago/Northwest Indiana and Women’s Educational Aid Association, is a member of the Keystone Board of the Shirley Ryan AbilityLab and serves as a Trustee of the Field Museum. Ms. Boege is a Certified Corporate Governance Professional (Society for Corporate Governance), a Certified Director (National Association of Corporate Directors) and holds an Executive Scholar certification in Corporate Governance from the Kellogg School of Management at Northwestern University.
Jeffrey D. Hahnfeld (53) — Executive Vice President, Controller and Chief Accounting Officer — Prior to appointment to his current role in May 2023, Mr. Hahnfeld has held various positions of increasing responsibility within the Company’s Corporate Accounting function. He served as Senior Vice President & Corporate Controller from February 2013 through April 2023, as Senior Vice President — Finance from February 2009 through January 2013, as Vice President — Finance from July 2005 through January 2009, and as Controller of one of the Company’s bank subsidiaries from March 2004 through June 2005. Prior to joining the Company, Mr. Hahnfeld worked at Washington Mutual, Inc. and Bank One Corporation in accounting policy, commercial and consumer bank accounting roles from March 2001 to March 2004. Previously, Mr. Hahnfeld was employed from July 1997 until March 2001 by IMC Global, Inc., a chemical, phosphate, and potash mining company, as a senior financial analyst with primary responsibilities for financial accounting and reporting. From February 1996 to July 1997, Mr. Hahnfeld was a senior internal auditor at The Interlake Corporation. He began his career in 1993 with PricewaterhouseCoopers LLP in their Chicago audit practice. Mr. Hahnfeld is a Certified Public Accountant.
David E. Lee (66) — Executive Vice President and Senior Market Head of Wintrust Banks — In February 2023, Mr. Lee was appointed Executive Vice President and Senior Market Head of Wintrust Banks, where he oversees Wintrust’s subsidiary banks and is responsible for commercial banking and retail banking and co-manages the private client group. From 2017 until February 2023, he served as Chief Executive Officer of Lake Forest Bank and as a Regional Market Head. From February 2012 until February 2017, he served as Chief Executive Officer and President of Lake Forest Bank. In October 2010, he was appointed

President of Lake Forest Bank, after serving as the President of Northbrook Bank since he joined the Company in 2009. Before joining the Company, Mr. Lee was Senior Vice President at JPMorgan Chase, where he held various positions during his 23 years with JPMorgan Chase and certain of its predecessor corporations, including Bank One, First Chicago NBD, and American National Bank. Mr. Lee currently serves as Chairman of Lake Forest Bank. He also serves on the board of the Lake Forest Graduate School of Management.
Richard B. Murphy (65) — Vice Chairman and Chief Lending Officer — In February 2020, Mr. Murphy became Vice Chairman and Chief Lending Officer, after previously holding the title of Chief Credit Officer since January 2002. He is responsible for coordinating all the credit functions of the Company as well as its mortgage banking business. Mr. Murphy served as the President of Hinsdale Bank from 1996 until December of 2005. From 1993 until his promotion to President of Hinsdale Bank, Mr. Murphy served as the Executive Vice President and Senior Lender of Hinsdale Bank. Prior to his association with the Company, Mr. Murphy served as President of the First State Bank of Calumet City. Mr. Murphy is on the Board of the Big Shoulders Fund, the Keystone Board of Shirley Ryan AbilityLab, and the Advisory Board of After School Matters. Mr. Murphy is married to the sister of Mr. Wehmer’s wife. Mr. Murphy is a member of the Executive Advisory Committee of First Insurance Funding and Wintrust Life Finance.
David L. Stoehr (65) — Executive Vice President and Chief Financial Officer — Mr. Stoehr joined the Company in January 2002 and manages all financial and accounting affairs of the Company, including internal and external financial reporting. Previously, Mr. Stoehr was Senior Vice President/Reporting & Analysis at Firstar/U.S. Bancorp, Director of Finance/Controller of Associated Banc-Corp with primary responsibility for financial accounting and reporting, business unit financial management and data warehouse design and implementation. Prior to his association with Associated Banc-Corp, Mr. Stoehr was Assistant Vice President/Balance Sheet Management at Huntington Bancshares, Inc., Columbus, Ohio, from 1993 to 1995 and Financial Reporting Officer at Valley Bancorporation, Appleton, Wisconsin, from 1983 to 1993.
Edward J. Wehmer (71) —  Founder and Senior Advisor — Mr. Wehmer, a founder of the Company, has served as Founder and Senior Advisor since May 2023. Prior to May 2023, Mr. Wehmer served as Founder and Chief Executive Officer since February 2020. He also served as President and Chief Executive Officer of the Company from May 1998 to February 2020. Prior to May 1998, Mr. Wehmer served as President and Chief Operating Officer of the Company since its formation in 1996. He served as the President of Lake Forest Bank from 1991 to 1998.
Mr. Wehmer is a certified public accountant and earlier in his career spent seven years with the accounting firm of Ernst & Young LLP specializing in the banking field and particularly in the area of bank mergers and acquisitions. Mr. Wehmer serves as the Lead Independent Director on the board of directors of Stepan Company (NYSE: SCL), a chemical manufacturing and distribution company, and will continue to serve in this role until April 29, 2025. He also serves as a director of the Catholic Extension Society, as a Life Trustee of Northwestern Memorial Health Care and of Ann & Robert H. Lurie Children’s Hospital and Foundation, as chair of Northwestern Memorial Hospital Foundation, and as the vice chairman of the Finance Council of the Archdiocese of Chicago.
Thomas P. Zidar (56) — Executive Vice President and Senior Market Head of Wealth Management Services — Mr. Zidar joined the Company in 2006 and also serves as Chairman and Chief Executive Officer of Wintrust Wealth Management. Prior to joining the Company, Mr. Zidar worked at ABN AMRO/LaSalle Bank for nine years, most recently as Executive Vice President in the Personal Financial Services group of LaSalle Bank, responsible for five business units. Throughout Mr. Zidar’s tenure with ABN AMRO/LaSalle Bank, he served as Chairman, President and CEO of ABN AMRO Financial Services; Senior Vice President, Integration Management; Senior Vice President/First Vice President, Acquisitions & Corporate Capital; and Vice President, Profit Enhancement. Previously, Mr. Zidar held positions as an Associate at A.T. Kearney, a management consulting firm, in Chicago, and as a Financial Analyst and Associate at TTG, an investment banking firm, in New York and London. Mr. Zidar serves as a Director of Great Lakes Advisors, Wintrust Investments, Wintrust Private Trust Company, and Chicago Deferred Exchange Company.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis section reviews the compensation program for our five named executive officers (“NEOs”), which include our principal executive officer, principal financial officer and our three other most highly-compensated executive officers as of December 31, 2024.
Our 2024 NEOs were:
Named Executive Officer	Title/Role
Timothy S. Crane	President and Chief Executive Officer
David A. Dykstra	Vice Chairman and Chief Operating Officer
Richard B. Murphy	Vice Chairman and Chief Lending Officer
David L. Stoehr	Executive Vice President and Chief Financial Officer
Edward J. Wehmer*	Founder and Senior Advisor

*
Because of Mr. Wehmer’s unique compensation arrangements relating to his transition, his compensation is described in a separate section and references to NEOs in this Compensation Discussion & Analysis exclude Mr. Wehmer unless otherwise indicated. See “Amended and Restated Employment Agreement with Mr. Wehmer” on page 39.

Executive Summary
2024 Business Highlights
In 2024, the Company achieved strong business results overall with continued growth and operational efficiency as a focus for both the banks and the non-bank businesses. Consistent with its founding values, the Company continued to adhere to its core principles of sound and conservative underwriting. The Company drove growth through its bank and non-bank businesses. As a result of these steps and the executive officers’ leadership during challenging times that included a period of rapidly rising interest rates, the Company continued its history of profitability. We believe that the results achieved in 2024 highlighted the benefit of the guidance provided by the executive leadership team who maintained a measured and balanced approach to pursuing growth, managing interest rate risk and maintaining credit quality and appropriate reserves.
The Compensation Committee of our Board (the “Committee”) recognizes that the Company’s executive officers have a key role in overseeing growth while appropriately managing risk. In that regard, the Committee considered the accomplishments of management in the following context (results are as of December 31, 2024):
•
generated record net income of $695.0 million (an 11.6% increase from $622.6 million in 2023);

•
generated pre-tax income of $947.1 million (a 12.1% increase from $845.1 million in 2023);

•
increased deposits by 15.7% to $52.5 billion (a $7.1 billion increase from $45.4 billion in 2023);

•
increased loan portfolio (excluding loans held for sale) by 14.1% from year-end 2023 to $48.1 billion, the highest reported level in the history of the Company;

•
increased total assets to $64.9 billion, an increase of $8.6 billion, or 15.3%, from year-end of 2023;

•
remained at low levels of total non-performing assets as a percentage of total assets during 2024 (the percentage at the end of 2024 was 0.30% compared to 0.27% at the end of 2023)

•
increased quarterly Common Stock dividend to $0.45 per share, resulting in total dividends of $115.3 million paid in 2024 to eligible holders of Common Stock;

•
achieved the Company’s twenty-eighth consecutive year of profitability in 2024;

•
grew our assets by 77%, 29% and 15% over the last five-, three- and one-year periods, respectively, and our loans (excluding loans held for sale) by 79%, 38% and 14% over the same five-, three- and one-year periods, respectively; and

•
acquired Macatawa Bank, expanding the franchise to west Michigan.

Highlights of our Executive Compensation Philosophy, Program and Practices
Philosophy and Culture of Achievement and Accountability
The Committee has responsibility for developing, implementing and monitoring our executive officer compensation program and policies as well as determination and oversight of the Company’s executive compensation philosophy. The Committee sets the compensation for all of our NEOs and reviews compensation for all executive officers of the Company. In administering the Company’s executive compensation program, the Committee is mindful of our unique operating structure, culture and history as well as the growth strategy of our Company and its businesses. As a Company with growth oriented and entrepreneurial operations, we are cognizant that to attract and retain the managerial talent deemed necessary to operate and grow our businesses, we often have to compensate our executives with a view to the scope and complexity of the business we expect them to manage, rather than the size of the business they currently manage. Our executive compensation philosophy and programs are designed to attract and retain management capable of leading the organization in its efforts to create the infrastructure to meet its growth objectives while still managing risk.
The Committee believes executives’ total direct compensation should be heavily weighted toward incentive compensation rather than through fixed components such as base salary and benefits. This philosophy is intended to maintain a pay-for-performance framework within defined risk parameters that drives shareholder value by aligning shareholder and NEO interests. Our Short-Term Incentive Program, or STIP, and Long-Term Incentive Plan, or LTIP, are designed to provide that a significant percentage of our executives’ total compensation is linked to performance and the interests of our shareholders.
Our Pay-for-Performance Focus
Reinforcing pay for performance is an important underpinning of our executive compensation framework. For 2024, target incentive compensation for our CEO was approximately 81% of total target compensation, and approximately 65% on average for our other NEOs (excluding Mr. Wehmer). A majority of incentive compensation for our CEO and the other NEOs (excluding Mr. Wehmer) is performance based, as reflected by our short-term incentive and long-term incentive elements where the ultimate value of the awards is based on our achievement of business goals and increased shareholder value.
*
The allocation of pay elements for Mr. Wehmer in 2024 are a result of the negotiated compensation in the Wehmer Agreement (as defined below). See “Amended and Restated Employment Agreement with Mr. Wehmer” on page 39.

Our Executive Compensation Practices
What We Do	What We Don’t Do

☑
We Pay for Performance:    The majority of executive pay is not guaranteed. Our CEO and our other NEOs (excluding Mr. Wehmer) on average have approximately 81% and 65%, respectively, of their target total compensation tied to Company performance through achievement of performance goals and/or our Common Stock price.

☒ No Hedging or Short Selling: Our NEOs are prohibited from engaging in short selling of our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.
☑ We Align Our Long-Term Incentives With Performance: The majority of our long-term incentive awards are performance-based.	☒ No Pledging: Our NEOs are prohibited from pledging our securities.
☑ We Set Stretch Goals: Our performance hurdles are designed to require stretch individual and Company performance along with superior returns in order to receive commensurate payout.	☒ No Excessive Expenditures or Perquisites: We have adopted a policy designed to prevent any excessive expenditures and maintain modest perquisites.
☑ We Have a Clawback Policy: In the event of a financial restatement, we are required to claw back payments made which were predicated on achieving certain financial results.	☒ No Undue Risk: We discourage excessive risk taking by having a balanced portfolio of short- and long-term incentive performance measures and a cap on final payouts.

☑
We Require Stock Ownership:    We have robust stock ownership guidelines. Our CEO is required to hold Common Stock with a value equal to a multiple of six times base salary. Our other NEOs are required to hold between one and three times base salary.

☒ No Repricing Underwater Options: Our stock incentive plan does not permit repricing or the exchange of underwater stock options without shareholder approval.

☑
We Utilize Independent Compensation Expertise:    The Committee has retained Meridian, an independent compensation consultant, to advise on the executive compensation program and practices, including annual assessments of the Company’s peer group.

☒
No CIC Payment Absent a Double Trigger:    Payments under our employment agreements and our long-term incentive programs require two events for vesting in connection with a change in control — both a change in control and a qualifying termination of employment.

Shareholder Support
During its compensation review process, the Committee considers whether the Company’s executive compensation and benefits programs are in line with the interests of the Company’s shareholders. In that respect, the Committee considered the approval by approximately 98% of the votes cast for the Company’s “say on pay” proposal at the Company’s prior annual meeting of shareholders. We believe that the 2024 shareholder voting results demonstrate consistent and sustained shareholder support for the Company’s executive compensation program. Accordingly, the Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make substantive changes to the Company’s executive compensation program in response to such vote.
The Company values and encourages shareholder feedback as part of its ongoing engagement process. To this end, the Company participates in robust shareholder Question & Answer sessions that typically comprise over 50% of the duration of the Company’s quarterly earnings calls. The Company also engages with shareholders through participation in investor conferences throughout the year. Additionally, the Company maintains an active Investor Relations website portal that enables shareholders to submit feedback to the Company at any time, and the Company responds to specific shareholder inquiries on a real-time basis throughout the year. In 2024, the Company engaged in shareholder dialogue upon request regarding a variety of matters, including executive and director compensation, community investment and philanthropy, environmental considerations and workforce initiatives.
Compensation Philosophy and Objectives
The philosophy underlying our executive compensation program is to promote a pay-for-performance environment and remain competitive with market practices in order to attract and retain key talent, which we believe will support the long-term success of the Company and build value for our shareholders.

The compensation elements included in the pay of our NEOs are reflective of different pay objectives. Base salaries are intended to pay executives competitively relative to market peers and individual performance. Relevant performance factors that influence base pay include leadership, innovation, employee development initiatives, strategic contributions, maintaining effective company systems and infrastructure, customer service and talent management. Variable compensation (short-term and long-term incentives) is tied to financial measures (such as pre-tax net income, net interest margin, net overhead ratio, core loan and deposit growth, credit quality, and earnings per share) as well as the achievement of specific business objectives (including satisfactory regulatory exams), employee retention, and increased shareholder value. It is also the Committee’s philosophy to provide retirement and health and welfare benefits to all employees on a non-discriminatory basis. We do not provide supplemental retirement benefits to our executives.
The Committee has set forth the following objectives for its executive compensation program:
•
Attract first-rate entrepreneurial talent that reflects our structure.   We believe that our unique organizational design and structure are a significant part of our value proposition. Consequently, we need to hire leaders who will thrive within our matrixed organizational structure which allows the capacity to act in equal measure autonomously at times and in collaboration at times, while driving growth and managing risk.

•
Focus on performance-based compensation.   Our compensation program is designed to support performance and achievement at every level of the organization, from the individual to the bank, subsidiary and Company. It is also designed to drive performance across both short-term and long-term horizons.

•
A significant portion of total compensation should be in the form of long-term incentives.   Our compensation program includes incentives designed to align management and shareholder interests over a multi-year performance and vesting period. This longer-term horizon also helps promote retention and therefore business continuity.

•
Long-term incentive compensation should balance growth and risk.   Our longer-term rewards are structured to help mitigate excessive risk-taking since leaders are rewarded for creating sustained value for the Company and its shareholders.

•
Long-term incentive compensation should be highly correlated with returns.   The prescribed performance goals under our long-term incentive compensation program are designed to be challenging, and at or above target payouts should be achievable only with above target, superior organizational performance. Further, the use of total shareholder return as a long-term incentive metric is intended to directly link NEO and shareholder interests.

•
Compensation levels should be competitive to enable us to attract and retain a highly qualified management team to lead and grow our Company.   The successful operation of our Company requires an experienced and talented management team. We hire for both the current and anticipated future needs of the organization, so executives must be able to effectively lead the organization now and also meet future needs of a growing organization. To do this, our compensation program must be competitive with those of our peer firms to attract and retain talent that is capable of scaling for the future.

•
Compensation opportunities should be commensurate with an executive’s roles and responsibilities.   Our organization values talented executives who perform comprehensively, both within their specific roles as well as taking on more leadership responsibilities. Consequently, our compensation program seeks to recognize and reward our executives who are most responsible for the performance of the Company and who engage in broader duties than their job titles may imply.

•
Compensation for NEOs should be fair and perceived as such, both internally and externally.   We measure the appropriateness of our compensation offerings by comparing them both internally and externally to peer group benchmarks. Shareholders are best served when we can attract and retain talented executives with compensation packages that are competitive with organizations similar in size, scope and complexity to Wintrust.

Peer Group Benchmarking
On an annual basis, the Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), provides the Committee with assessments of the competitive market and best practices relating to executive compensation practices, including peer group development, executive and board benchmarking, executive pay-for-performance analysis, research on regulatory and industry trends, and overall program design. The Committee utilizes these assessments and references when considering compensation program design and other decisions.
Peer Group Analysis
On an annual basis, the Committee engages Meridian to review the peer group to evaluate whether it reflects the appropriate population of banks both regionally and nationally similar to Wintrust in size, scope and complexity. When identifying and constructing the competitive peer group, the Committee took into consideration which companies compete for customers, executive talent or investors, as well as other factors including the amount of commercial and industrial loans, level of non-interest revenue, and comparability in business models. These factors were considered as the Committee sought to develop a peer group that approximated the size and the structure of the Company. The following peer group, developed in 2023 and used by the Committee to help guide 2024 compensation decisions, was comprised of 18 banks, including 14 similarly-sized national banks and four Midwestern banks. This reference group of banks had assets between $32 billion and $91 billion as of March 31, 2023 (reflecting the available information at time of review), with Wintrust’s assets then positioned at approximately the median.
National Holding Company Peer Group*
BOK Financial Corporation	First Horizon Corporation	Western Alliance Bancorporation
Cadence Bank	Hancock Whitney Corporation	Zions Bancorporation, N.A.
Columbia Banking System, Inc.	Pinnacle Financial Partners, Inc.
Comerica Incorporated	Synovus Financial Corp.
Cullen/Frost Bankers, Inc.	Valley National Bancorp
F.N.B. Corporation	Webster Financial Corporation
Midwestern Holding Company Peer Group
Associated Banc-Corp	Old National Bancorp
Commerce Bancshares, Inc.	UMB Financial Corporation

*
The peer group used for purposes of 2024 compensation decisions was updated (as compared to the peer group used for 2023 compensation decisions) to eliminate First Citizens BancShares, Inc. and Texas Capital Bancshares, Inc. and to add Columbia Banking System, Inc. and Hancock Whitney Corporation, based on the peer group selection criteria described above.

When making compensation decisions, the Committee generally reviews the compensation paid to our CEO and other NEOs relative to the compensation paid to similarly-situated executives, to the extent available, at our peer companies based on publicly available information reported in our peers’ proxy statements.
Benchmark Analysis
In December 2023, Meridian provided the Committee with background information regarding the Company’s compensation structure as compared to the peer group and market practices. Meridian provided the Committee with an analysis undertaken with respect to each of the NEO’s positions, including a comparison of target total compensation, target total direct compensation as well as each component of compensation (e.g., base salary, short-term incentives, long-term incentives, benefits) on a comparative basis with the Company’s peer group.
In addition, the Committee reviewed NEO compensation in the aggregate to that of our peer group. The Committee believes that reviewing compensation across both dimensions of their role and in aggregate provides the Committee with the most well-rounded view of the appropriateness of NEO compensation levels relative to peers.
Pay-for-Performance Analysis
Each year, Meridian conducts a pay-for-performance analysis which compares realized and realizable pay for the CEO as compared to the chief executive officers in our peer group. This analysis provides a retrospective look which evaluates the historical relationship between pay and performance, the effectiveness of the Company’s pay structures and performance goals and whether pay was aligned with performance. The 2024 study reviewed pay and performance over the prior three-year period (2021-2023) and found that the Company’s historical performance and the CEO’s actual pay results were reasonably aligned. The Committee intends to continue to monitor the effectiveness of the Company’s executive pay program and alignment of pay with performance.
Amended and Restated Employment Agreement with Mr. Wehmer
As previously disclosed, in early 2023, the Board appointed Mr. Crane to succeed Mr. Wehmer, the Company’s founder, as Chief Executive Officer. In negotiating the terms of continued employment and engagement with Mr. Wehmer for recommendation to the Board, the Committee took into account factors including the need to provide for a smooth and orderly leadership transition, and valuable continuity, that would benefit all of the Company’s stakeholders. The Committee considered it essential to provide for Mr. Wehmer’s continued engagement during a transition period that extends through December 31, 2026, given Mr. Wehmer’s unique role as the Founder of Wintrust, which during Mr. Wehmer’s tenure of over 30 years grew from one bank location with 12 employees and zero assets to a diversified banking and financial services enterprise with approximately 5,200 employees, over 170 banking locations and $52 billion in assets in early 2023, representing an unprecedented success story that would not have taken place absent Mr. Wehmer’s extraordinary leadership. The Committee also took into account benchmarking data provided by Meridian, as well as existing contractual obligations to Mr. Wehmer and the value to the Company and its stakeholders of Mr. Wehmer’s continued compliance with certain restrictive covenants.
On January 26, 2023, the Company and Mr. Wehmer entered into an agreement (the “Wehmer Agreement”), which provided that, as of May 1, 2023 (the “Effective Date”), Mr. Wehmer would assume the position of Founder and Senior Advisor and Executive Chairman of the Board and cease his service as Chief Executive Officer of the Company. Mr. Wehmer’s employment as Executive Chairman continued until May 23, 2024, after which Mr. Wehmer has continued to serve as a Director of the Company until the Annual Meeting and is expected to continue to serve in the position of Founder and Senior Advisor of the Company until December 31, 2026 or any later date agreed to between the parties by mutual written consent (the “Employment Period”), subject to earlier termination by either party. During the Employment Period, Mr. Wehmer’s initial annual base salary is $450,000, and he is eligible for the perquisites specified in the Wehmer Agreement. However, he is not eligible to participate in the STIP or the LTIP or any successor plan after April 30, 2023. In addition, Mr. Wehmer’s outstanding equity awards will continue to vest in accordance with their terms.
Under the Wehmer Agreement, Mr. Wehmer is entitled to receive a one-time cash award of $12,000,000 (the “Transition Award”), payable in equal monthly installments over the 36-month period commencing on the Effective Date (subject to delayed payment to the extent required by tax law) and generally subject to Mr. Wehmer’s continued employment through each applicable payment date. However, if the Company terminates Mr. Wehmer’s employment without cause or due to his permanent disability, or Mr. Wehmer’s employment terminates due to his death or a constructive termination, then Mr. Wehmer will receive the unpaid portion of the Transition Award, payable in installments in accordance with its original payment schedule (or in the case of his death, within 30 days thereafter). The continued payment of the Transition Award following Mr. Wehmer’s qualifying termination is subject to Mr. Wehmer’s continued compliance with ongoing obligations under the Wehmer Agreement, including the restrictive covenants contained in the Wehmer Agreement which are of significant value to the Company. In addition, the Wehmer Agreement provides that Mr. Wehmer’s 2023 transition did not constitute a constructive termination for purposes of the Wehmer Agreement.

2024 Compensation Elements and Decisions
This section describes the various elements of our 2024 compensation program for the NEOs and outlines why the Committee chose each element, how it’s determined and its impact on the Committee’s pay decisions.
Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2024 Decisions
Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, and individual performance.	Annual base salary increases were approved for the NEOs (other than Mr. Wehmer) in 2024, ranging between 3.8% and 10%.
Annual Short-Term Incentive	Variable compensation component payable in cash or stock. Performance is 75% allocated to financial measures and 25% allocated to individual performance goals. Payment is capped at 150% of target.	Motivate and reward executives for performance on key operational, financial and individual objectives met during the course of the performance year.	Market practices and individual performance with actual payouts based on the extent to which performance goals are achieved.
Annual 2024 short-term incentive payouts ranged from 99.9% to 100.4% of target, based on a combination of Company and individual performance, excluding Mr. Wehmer who did not participate in the annual short-term incentive program pursuant to the Wehmer Agreement.

Long-Term Incentives
Variable compensation component payable in performance-based restricted stock units and time-vested restricted stock units. Payments of performance-based restricted stock units are capped at 150% of target.
Align long-term interests of management and shareholders. Retain executive talent.
Market practices and individual performance, with actual value of the award impacted by our stock price performance and, in the case of performance-based restricted stock units, achievement of the underlying performance goals.

The 2024 LTIP consisted of a mix of awards (60% performance-based restricted stock units and 40% time-based restricted stock units). Vesting of the performance-based restricted stock units is determined after the 3-year performance period (2024-2026), with half vesting based upon Adjusted EPS (as defined below) (30% of LTIP award) and half vesting based upon Relative TSR (as defined below) (30% of LTIP award).
The time-based restricted stock units cliff vest at the conclusion of the three-year vesting period.
Mr. Wehmer did not receive grants under the LTIP in 2024 pursuant to the Wehmer Agreement.
For a discussion of performance results and Committee decisions relative to the 2022-2024 LTIP performance period, please see “2022-2024 LTIP Results and Payments” on page 47.

Perquisites and Other Personal Benefits	Compensation component to provide basic competitive benefits.	Provide a base level of competitive compensation for executive talent.	Periodic assessment of competitive offerings.	The perquisites and other personal benefits range from approximately 1% to 2% of the total 2024 target compensation for each NEO other than Mr. Wehmer.

Base Salary
The Company provides NEOs with base salaries to compensate them for services rendered during the fiscal year and reflect each NEO’s position, specific skills, tenure, experience, responsibility and performance. Annual base salary adjustments for NEOs for any given year are generally determined by the Committee at its meeting in January. Increases, if any, in base salary on a year-over-year basis are dependent on the Committee’s assessment of the Company’s and individual’s performance and data from Meridian regarding market competitive base salaries. The Committee has full discretion to set NEO salary at any level it deems appropriate. As part of this process, for 2024, the Committee solicited the recommendations of Mr. Crane with respect to the other NEOs (other than himself). The Committee also considers peer data provided by Meridian, internal pay equity and merit history in evaluating recommendations.
In 2024, the Committee made the following determinations relative to base salary.
Named Executive Officer	2023 Base Salary	2024 Base Salary
Timothy S. Crane	$1,000,000	$1,100,000
David A. Dykstra	$850,000	$881,875
Richard B. Murphy	$650,000	$674,375
David L. Stoehr	$540,000	$590,000
Edward J. Wehmer*	$450,000	$450,000

*
Mr. Wehmer’s 2023 base salary was $1,175,000 from January 1 through April 30, 2023, during which time he served as CEO. His 2023 base salary decreased to $450,000 on May 1, 2023, pursuant to the Wehmer Agreement, in connection with his transition to the role of Founder and Senior Advisor and remained at that level for the duration of 2024.

Annual Short-Term Incentive
The Company’s performance-based annual short-term incentives are based on each NEO’s overall performance and the achievement of Company performance goals subject to the discretion and adjustment by the Committee. Annual short-term incentives are intended to provide officers across the Company with an opportunity to receive cash compensation (which may be paid in equity at the discretion of the Committee), based on consideration of the Company, subsidiary and individual performance goals.
Performance-based incentives are a key component of our total compensation package because they reward our executives for pursuing objectives that the Committee believes are consistent with the overall goals and strategic direction that the Board has set for the Company.
NEO short-term incentive target opportunities are reviewed by the Committee annually to evaluate appropriateness to the current business cycle and competitiveness relative to the market. In determining the target annual short-term incentives, the Committee considers several factors, including:
•
market practices;

•
the target annual incentive set and achieved in recent years;

•
the desire to provide, as described above, a substantial portion of total compensation as performance-based; and

•
the relative importance and degree of difficulty of the short-term and long-term performance goals of the Company.

The Committee establishes target opportunities for each participant based on their role and competitive market data. The 2024 target opportunities for the NEOs did not change as compared to the 2023 target opportunities, other than in the case of Mr. Wehmer, who did not participate in the annual short-term incentive program pursuant to the Wehmer Agreement. Based on the Committee’s assessment of Corporate and individual performance, actual awards can vary from 0% to 150% of the target opportunities.

Named Executive Officer	Target (% of Base Salary)
Timothy S. Crane	125%
David A. Dykstra	80%
Richard B. Murphy	80%
David L. Stoehr	70%
Edward J. Wehmer	—
Consistent with 2023, the 2024 target annual short-term incentive opportunity was allocated as follows:
•
75% based on Company performance, associated with consolidated pre-tax net income; and

•
25% based on individual goals and objectives.

Named Executive Officer	2024 Base Salary	2024 Target Short-Term Incentive (Percentage of Base Salary)	Percentage Allocated to Company Performance	Percentage Allocated to Individual Objectives
Timothy S. Crane	$1,100,000	125%	93.75%	31.25%
David A. Dykstra	$881,875	80%	60.00%	20.00%
Richard B. Murphy	$674,375	80%	60.00%	20.00%
David L. Stoehr	$590,000	70%	52.50%	17.50%
Edward J. Wehmer	$450,000	—	—	—
Development of Company Performance Objectives
The Committee considers a number of performance factors in determining short-term incentive awards, including key performance indicators such as net interest margin, net overhead ratio, loan, asset and deposit growth and credit quality, as well as qualitative factors including advances in the Company’s efforts to maintain an inclusive corporate culture, development of enterprise infrastructure that will support future growth, and continued business line diversification.
One of the key Company-level objectives for 2024 was to achieve consolidated pre-tax net income of $905.1 million, consistent with the Board-approved 2024 budget. The Committee used the following guidelines to set the high, target, low, and threshold portion of the annual short-term incentive award opportunity allocated to the Company-level objective:
Wintrust 2024 Consolidated Pre-Tax Net Income	Performance Measurement of Company- Level Annual Short-Term Incentive Award
Greater than $905.1 million	High
$905.1 million	Target
$814.5 million to $905.1 million	Low
$633.5 million to $814.5 million	Threshold
Development of Individual Performance Objectives
The individual performance objectives for the NEOs are developed through an iterative process between the Committee and management. Management develops an initial set of recommended objectives based upon the Board-approved business plan and business needs. The Committee reviews the proposed objectives and modifies them at its discretion, after considering whether the objectives are aligned with the Board’s strategic focus. The following objectives, among others including regulatory objectives, leadership development, and advancing diversity, were established for the participating NEOs in January 2024:
Timothy S. Crane
•
Improve year-over-year core performance of the enterprise reflected in various measures such as core loan, asset and deposit growth, net overhead ratio, performance on niche and core loans, earnings per share, stock price, shareholder return, and net income.

•
Continue to identify and acquire strategic assets, asset generation platforms and bank acquisitions to complement the Company’s strategic initiatives.

•
Maintain the appropriate organizational infrastructure to support both internal and external technology solutions enhancing the digital experience, expansion efforts, streamlining operations and expense management.

•
Advance career development throughout the Wintrust enterprise; build a learning culture through professional development plans, mentorship and training resources; continue to advance recognition of Wintrust as an employer of choice in Chicagoland and southern Wisconsin.

•
Prepare and position next generation leaders throughout key roles; create learning events and promote exposure and development opportunities for key company leaders.

David A. Dykstra
•
Lead all market transactions and strategic acquisition activities. Execute acquisitions, structuring deals with appropriate investment returns and oversee integration.

•
Increase core earnings and net income through planned and profitable growth. Improve year-over- year performance in core loan, asset and deposit growth, net overhead ratio, performance on niche loans, earnings per share, stock price, and shareholder return.

•
Maintain cost effective, scalable and efficient internal operations.

•
Oversee technology and information security strategy to enhance technological capability and effectively manage cyber security risk.

•
Maintain satisfactory ratings in bank safety and soundness exams and all areas of compliance. Oversee activities designed to achieve continued Community Reinvestment Act ratings of Outstanding (or minimum rating of Satisfactory) for all charters.

Richard B. Murphy
•
Oversee the Chief Credit Officer’s management of the core portfolio and non-performing assets at acceptable levels.

•
Direct cross-functional teams on effort to continue to enhance efficiencies and processes within the credit function.

•
Preserve exemplary credit quality through effective underwriting and disciplined loan management.

•
Provide leadership to mortgage, premium finance and niche lending businesses to optimize business outcomes and achieve projected financial results. Partner with leaders of lending businesses and credit function to enhance career development of incoming personnel and emerging leaders.

•
Improve asset quality and improve management reporting on all loans.

David L. Stoehr
•
Ensure that the Company’s internal controls over financial reporting are designed to provide reasonable assurance that the Company’s financial statements are reliable and prepared in accordance with generally accepted accounting principles.

•
Oversee the annual budgeting and regular forecasting processes.

•
Provide effective analytics, metrics and reporting to measure contributions of business lines and products.

•
Oversee the Company’s allowance for credit losses process and ensure integration with portfolio level credit loss stress testing and capital stress testing.

•
Maintain appropriate capital levels and oversee the capital stress testing process.

•
Oversee execution of five-year technology roadmap for Finance group.

•
Continue to make progress on the development of incoming personnel and emerging leaders. Collaborate with emerging leaders on professional development plans.

Performance Results and Payouts
As noted above under “2024 Business Highlights,” the Committee considered the Company’s strong performance during a year of challenges including a changing interest rate environment, reflecting the benefit of the skill and guidance provided by the Company’s executive leadership team.
Company Performance Results:   The Company’s consolidated pre-tax net income for the year ended December 31, 2024 was $947.1 million. In determining the actual annual short-term incentive for each NEO associated with the achievement of Company-level objectives, the Committee considered a number of factors, including the following achievements:
•
the Company achieved 104.6% of the consolidated pre-tax net income objective;

•
strong achievement measured against our key performance indicators, including net interest margin, net overhead ratio, loan, asset and deposit growth and credit quality;

•
continued progress on diversification strategy via expanded lines of business;

•
continued build out of enterprise infrastructure to support future success of the organization; and

•
the successful negotiation and completion of the Macatawa Bank acquisition.

The Committee, taking into account the Company’s actual consolidated pre-tax net income performance along with all of the other above-referenced positive key performance indicators, determined to pay out the portion of annual short-term incentives associated with the Company-level results at 102% of target. The Committee also took into account satisfaction of individual performance objectives. The Committee’s analysis ultimately resulted in short-term incentive payouts to NEOs other than Mr. Wehmer ranging from 99.9% to 100.4% of target.
Individual Performance Objectives:   The Committee reviewed each executive’s performance relative to individual goals and determined that each of the NEOs generally achieved all of their individual performance objectives.
Total Annual Short-Term Incentive Payout:   Consistent with the approach taken in prior years, the final determination of an NEO’s actual short-term incentive payment was based on the Committee’s holistic evaluation of Company and individual performance metrics including consolidated pre-tax net income, individual performance objectives, and discretionary factors. The Committee retains the discretion to determine the amount of any annual short-term incentive awarded to an NEO. The final determination of the Committee could result in no short-term incentive being paid or a short-term incentive amount above or below a strictly formulaic view of performance. Based on their analysis, the Committee approved the annual short-term incentive award for each participating NEO. The extent of achievement of Mr. Crane and the other participating NEOs relative to the accomplishment of the Company’s financial objectives was taken into account.
Additionally, short-term incentives were informed by the Committee’s intention to ensure that total cash compensation was at an appropriate competitive position relative to the Company’s performance. The following table sets forth the total eligible annual short-term incentive amounts at target and annual short-term incentives actually paid to each of our participating NEOs under the short-term incentive program.
Named Executive Officer	Total Annual Short-Term Incentive at Target	Total Annual Short-Term Incentive Paid	% Annual Short-Term Incentive Paid vs. Target
Timothy S. Crane	$1,375,000	$1,380,500	100.4%
David A. Dykstra	$705,500	$705,000	99.9%
Richard B. Murphy	$539,500	$540,000	100.1%
David L. Stoehr	$413,000	$414,652	100.4%
Edward J. Wehmer	—	—	—

Our annual short-term incentive may be paid in cash and/or equity at the discretion of the Committee. With regard to 2024 performance, annual short-term incentives awarded by the Committee to the NEOs were paid in cash and are reported in the “Bonus” column in the 2024 Summary Compensation Table.
Long-Term Incentive Plan (LTIP)
The Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term incentive compensation in order to further align the interests of our NEOs and shareholders. The framework is also designed to:
•
provide a competitive compensation opportunity;

•
foster retention;

•
allow the Company to compete effectively for talent;

•
incorporate leading practices;

•
provide transparency;

•
support the Company’s long-term strategy and growth objectives;

•
align management’s long-term compensation with shareholder returns;

•
link pay and performance;

•
create a long-term focus based on sustainable results; and

•
promote long-term NEO stock ownership.

Award Mix
The Committee administers the LTIP and can determine on an annual basis the mix of awards included in the annual grant. As awarded in 2024, the LTIP mix consists of 100% equity, comprised of 60% performance-based restricted stock units and 40% time-based restricted stock units as indicated below:
Award Vehicle Mix	% of Award
Performance-Based Restricted Stock Units	60%
Time-Based Restricted Stock Units	40%
Performance-based restricted stock units and time-based restricted stock units are designed to promote pay for performance since the awards vest after three years and the performance-based restricted stock unit awards vest based on the achievement of pre-established long-term goals set in advance by the Committee with results measured over a multi-year performance period (i.e., three years). Each year, the Committee sets three-year performance goals for the LTIP, which results in overlapping performance cycles. Performance-based restricted stock units are earned only at the end of the performance period based on the Company’s actual performance against pre-established goals certified by the Committee, subject to negative discretionary adjustments.
In 2024, the Committee selected the following award mix for the 2024-2026 LTIP performance period:
•
30% in performance-based restricted stock units, with vesting based on a measurement of earnings per share, as adjusted to exclude income taxes, acquisition-related charges and the provision for credit losses, with such amount being further reduced by actual net charge-offs of loans, over the performance period (“Adjusted EPS”);

•
30% in performance-based restricted stock units, with vesting based on the Company’s Total Shareholder Return relative to the KBW Regional Bank Index (“KRX Index”) over the performance period (“Relative TSR”); and.

•
40% in time-based restricted stock units with vesting three years from the grant date (i.e., cliff vest on the third anniversary of the grant date).

When it determined stock-based compensation LTIP awards for the 2024-2026 performance period in January 2024, the Committee believed that the targets established for these performance metrics were reasonably achievable with strong executive management performance. Actual performance will be measured against the Adjusted EPS metric, with 50% vesting at the end of the performance period for achievement of threshold Adjusted EPS, 100% for achievement of target Adjusted EPS and 150% for achievement of maximum Adjusted EPS levels (with linear interpolation in the payout between performance levels). Adjusted EPS threshold, target and maximum performance measures have been designed to be challenging but achievable through strong management performance and successful execution of our operating plan. Relative TSR will measure our performance compared to the KRX Index with 50% vesting at the end of the performance period for achievement of the 25th percentile, 100% vesting for median percentile performance and 150% vesting for 75th percentile performance (with linear interpolation in the payout between performance levels; payout is capped at target in the event our absolute TSR is negative at the conclusion of the performance period). In 2024, the Committee also selected a time-based restricted stock unit award to comprise the remaining 40% of the overall LTIP award mix. The time-based restricted stock unit award has a three-year cliff vesting period. The Committee believed that an element of the overall stock-based awards should have a time-based component to create a balance between risk and executive management’s long-term focus on the Company’s overall achievement over the three years reflected in the appreciation of the Company’s stock price.
2024 LTIP Target and Grants:   The Committee provided a 2024 LTIP grant for the performance period from January 1, 2024 through December 31, 2026, based on a target opportunity developed based on market practice, input from Meridian and our desire to provide a significant portion of compensation in long-term equity-based incentives. Total target award opportunities are defined as a percentage of base salary and summarized in the table below, with 60% of the grant value provided as performance-based restricted stock units and 40% of the grant value provided as time-based restricted stock units. The ultimate value of the performance-based awards will depend on the Company’s performance relative to three-year goals and, in the case of both the performance-based and the time-based restricted stock units, the Company’s stock price at vesting. Each participating NEO’s long-term incentive target percentage, as a percentage of base salary, is outlined below. Mr. Crane’s target LTIP opportunity was increased compared to 2023 due to his successful transition to the CEO role, as well as benchmarking data provided by Meridian.
Named Executive Officer*	Target Percentage of Base Salary
Timothy S. Crane	325%
David A. Dykstra	125%
Richard B. Murphy	125%
David L. Stoehr	115%

*
Pursuant to the Wehmer Agreement, Mr. Wehmer was not eligible for a 2024 LTIP grant.

Performance-Based Restricted Stock Unit Awards and Time-Based Restricted Stock Unit Awards:   The performance-based restricted stock unit awards (60% of incentive target opportunity) will each be measured and vest following the end of the performance period ending December 31, 2026, and time-based restricted stock unit awards (40% of target incentive opportunity) will vest three years from the date of the award. The threshold, target and maximum award opportunities for each participating NEO for the performance-based restricted stock unit awards, and the number of time-based restricted stock units awarded to each participating NEO, are set forth in the following two tables:
Performance-Based Restricted Stock Unit Awards
Named Executive Officer	Number of shares: Threshold Performance	Number of shares: Target Performance	Number of shares: Maximum Performance
Timothy S. Crane	10,842	21,684	32,526
David A. Dykstra	3,222	6,444	9,666
Richard B. Murphy	2,464	4,928	7,392
David L. Stoehr	1,883	3,766	5,649

Time-Based Restricted Stock Unit Awards
Named Executive Officer	Number of Time-Based shares:
Timothy S. Crane	14,456
David A. Dykstra	4,296
Richard B. Murphy	3,285
David L. Stoehr	2,511
2022-2024 LTIP Results and Payment:   The 2022-2024 LTIP award consisted of three different payment vehicles:
•
30% of the award in performance-based restricted stock units, with vesting based on Adjusted EPS

•
30% of the award in performance-based restricted stock units, with vesting based on Relative TSR

•
40% of the award in time-based vested restricted stock units

The following tables outline the payout matrix adopted in conjunction with the 2022-2024 LTIP for the three-year Adjusted EPS and Relative TSR through December 31, 2024:
	Adjusted EPS over 3 year Performance Period		Payout % of Target Award**
Maximum		$39.62	150%
Target		$31.70	100%
Threshold		$23.77	50%
<Threshold	<$	23.77	0%
	Relative TSR Percentile*	Payout % of Target Award**
Maximum	75th	150%
Target	50th	100%
Threshold	25th	50%
<Threshold	<25th	0%

*
Wintrust included within the peer group for purposes of determining relative ranking.

**
Linear increase in payout between the performance levels if Threshold performance is achieved.

For the 2022-2024 performance period the results for the Adjusted EPS and Relative TSR performance measures were in excess of the $39.62 maximum amount and the 97th percentile, respectively. Based on these levels of achievement, the Committee certified vesting of performance-based restricted stock units at 150% of target for each measurement, which performance-based restricted stock units vested on February 26, 2025.
Based upon the weighting outlined above of the 30/30/40 allocation of the long-term incentive, the table below reflects the value of each NEO’s vested performance-based and time-based restricted stock units for the 2022-2024 performance period.
Named Executive Officer	Value of Performance-Based Restricted Stock Unit Settlement(1)	Value of Time-Based Restricted Stock Unit Settlement(2)	Total Value Delivered
Timothy S. Crane	$813,486	$385,032	$1,198,518
David A. Dykstra	$1,170,590	$553,820	$1,724,410
Richard B. Murphy	$884,858	$418,816	$1,303,674
David L. Stoehr	$656,420	$310,628	$967,048
Edward J. Wehmer	$3,287,532	$1,555,638	$4,843,170

(1)
Performance-based restricted stock units: The NEOs received shares as follows: Mr. Crane 6,588; Mr. Dykstra 9,480; Mr. Murphy 7,166; Mr. Stoehr 5,316; and Mr. Wehmer 26,624. The value ascribed in the table above was derived based on the $123.48 fair market value of a share Common Stock on February 26, 2025, the date these awards were settled (calculated based upon the average of the highest and lowest stock price on this date).

(2)
Time-based restricted stock units: The NEOs received shares as follows: Mr. Crane 2,929; Mr. Dykstra 4,213; Mr. Murphy 3,186; Mr. Stoehr 2,363; and Mr. Wehmer 11,834. The value ascribed in the table above was derived based on the $131.455 fair market value of a share of Common Stock on January 27, 2025, the date these awards were settled (calculated based upon the average of the highest and lowest stock price on this date).

Perquisites and Other Benefits
Our NEOs receive perquisites provided by or paid for by the Company that the Committee believes are reasonable, aid in the productivity or effectiveness of our NEOs and are consistent with the Company’s overall compensation philosophy. In 2024, these perquisites included: private aviation usage allowance for Mr. Wehmer, car allowances or Company-owned automobiles; club dues; and life insurance. Our NEOs were also eligible for a 401(k) employer matching contribution on the same terms as all other employees of the Company.
The Committee reviews the perquisites provided to its NEOs on a regular basis to evaluate whether they continue to be appropriate in light of the Committee’s overall goal of designing a competitive compensation program for NEOs that is aligned with the interests of our shareholders. Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2024 are included in column (i) of the “2024 Summary Compensation Table.”
Post-Termination Compensation
We have entered into employment agreements with each of our NEOs that provide for post-termination compensation. These agreements provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Termination,” as these terms are defined in the employment agreements. Additionally, the employment agreements provide for the payment of enhanced severance benefits if the NEO’s employment is terminated within eighteen months of a “Change-in-Control” (as defined in the agreements). Additional information regarding the employment agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2024, is found under the heading “Potential Payments upon Termination or Change in Control” on page 56 of this Proxy Statement.
The Committee believes that these employment arrangements are an important part of overall compensation for our NEOs and will help to secure the continued employment and dedication of our NEOs, prior to or following a change in control, notwithstanding any concern that they might have at such time regarding their own continued employment. These agreements also contain restrictive covenants, including non-compete and non-solicitation provisions, which protect the Company’s interests in its client and employee relationships. The Committee also believes that these agreements are important as a recruitment and retention device, as nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
Additional Information Regarding Compensation Policies
We have additional compensation policies that support our practices. These policies serve to further illustrate and provide context around our approaches to compensation.
Clawback Policy.   Our clawback policy provides that the Company will recover any payment or equity awards made to a current or former executive officer, if the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement. In such event, the Company will recover the amount by which any annual or long-term payments or awards made or granted exceeded what would have been awarded or granted based on restated financials. In addition, the Company may recover any profits realized on the sales of securities received by such executive officer pursuant to such awards. Our clawback policy is designed to comply with recent requirements of U.S. Securities and Exchange Commission rules and Nasdaq Stock Market listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
In addition, the clawback provision of the Sarbanes-Oxley Act of 2002 also applies to Messrs. Wehmer, Crane and Stoehr. This provision provides that if the Company is required to restate its financial statements as a result of misconduct, Messrs. Wehmer, Crane and Stoehr are required to reimburse the Company for short-term incentives or other incentive-based or equity-based compensation and profits realized in the 12 months after the financial information was first publicly issued or filed with the SEC.
Policy Regarding Excessive or Luxury Expenditures.   Our Board adopted a policy designed to eliminate or prevent any excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services. A copy of this policy is available on our website, www.wintrust.com.
Tax Gross-Up Provisions.   Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. In connection with the CEO transition, Mr. Wehmer’s employment agreement was amended and restated to eliminate Mr. Wehmer’s contractual right to an excise tax gross-up with respect to change in control payments.
Prohibition on Hedging and Short Selling.   The Company’s employees, including its executive officers and Directors, are prohibited from engaging in short selling of the Common Stock or engaging in hedging or offsetting transactions regarding the Common Stock.
Prohibition on Pledging Stock.   In April 2013, the Company adopted a policy prohibiting executive officers and Directors from pledging any of the Company’s securities.
Stock Ownership Guidelines.   The Company has adopted stock ownership guidelines for our executive officers as part of our commitment to corporate governance and to strengthen the alignment of interests between our executive officers and shareholders. Under the guidelines, our CEO and other NEOs are expected to accumulate shares of Common Stock to meet the applicable ownership level within five years of their election or appointment.
For purposes of the guidelines, “shares” include shares owned by the executive or the executive’s immediate family members residing in the same household, including shares held in the Company’s 401(k) plan or employee stock purchase plan, shares held in trust for the benefit of the executive or the executive’s family, shares obtained through stock option exercises, deferred shares, shares of time-based restricted stock and restricted stock units granted under the Company’s equity plans. Unvested performance-based restricted stock units and unexercised stock options are not counted as “shares” under the guidelines.
Title	Guideline
Chief Executive Officer	6 times base salary
Vice Chairman and Chief Operating Officer, Vice Chairman and Chief Lending Officer	3 times base salary
Other Named Executive Officers	1 times base salary
The Committee reviews an executive’s progress toward achieving the applicable guideline. An executive’s progress toward the applicable ownership guideline is expected to be approximately 20% per year. If the Committee determines that an executive has not demonstrated sufficient progress toward compliance with the applicable guideline, it may take appropriate action. The Committee determined that each of these executives met this requirement as of December 31, 2024.
Compensation Process and Roles
Role of Management.   The Committee made all 2024 compensation decisions for our NEOs. Mr. Crane annually reviews the performance of each of the Company’s and its subsidiaries’ officers (other than Mr. Crane whose performance is reviewed by the Committee). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and incentive award amounts, were presented to the Committee. The Committee exercised its discretion in modifying any recommended adjustment or award.
Committee Process.   During 2024, the Committee reviewed both the Company’s compensation philosophy and the actual compensation being paid by the Company. The Committee met, including in executive sessions without any members of management present, to discuss, evaluate and set executive officer compensation. In determining compensation for each of the NEOs, the Committee focused on the total compensation received by each NEO, as well as the allocation of each element of compensation in relation to those provided by the peer companies identified above. The Committee acted pursuant to a written charter that had been approved by our Board.
Compensation Consultant.   The Committee has the sole authority to retain and dismiss its own outside compensation consultants and any other advisors it deems necessary. The role of a compensation consultant is to assist the Committee in analyzing executive compensation packages and to provide the Committee with information regarding market compensation levels, general compensation trends and best practices. The consultant also provides advice regarding the competitiveness of specific pay decisions and actions for the NEOs, as well as the appropriateness of the design of the Company’s executive compensation program. In 2024, the Committee again engaged Meridian to advise it on executive compensation-related issues, conduct benchmarking and pay-for-performance analyses and to provide advice relating to establishing bonus opportunities and target incentives for 2024. In addition, Meridian provides guidance on leading practices on compensation as well as an analysis of director compensation. Meridian attended meetings of the Committee, including executive sessions, upon invitation. Meridian did not provide any other services to the Company. The Committee has assessed the independence of Meridian pursuant to the rules of the SEC and concluded that Meridian’s work for the Committee does not raise any conflicts of interest.

2024 Summary Compensation Table
The following table summarizes compensation awarded to, earned by or paid to our NEOs for 2024, 2023 and 2022. The section of this Proxy Statement entitled “Compensation Discussion & Analysis” describes in greater detail the information reported in this table and the objectives and factors considered in setting NEO compensation.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Timothy S. Crane, President and Chief Executive Officer	2024	1,089,231	1,380,500	3,575,000	—	—	—	38,220	6,082,951
	2023	965,533	1,144,094	2,750,000	—	—	—	33,853	4,893,480
	2022	606,000	600,000	712,500	—	239,487	—	28,547	2,186,534
David A. Dykstra Vice Chairman and Chief Operating Officer	2024	878,442	705,000	1,062,500	—	—	—	49,508	2,695,450
	2023	847,923	625,000	1,348,750	—	—	—	38,393	2,860,066
	2022	829,000	800,000	1,025,000	—	395,887	—	48,168	3,098,055
Richard B. Murphy Vice Chairman and Chief Lending Officer	2024	671,750	540,000	812,500	—	—	—	47,095	2,071,345
	2023	647,923	480,000	1,023,750	—	—	—	33,580	2,185,253
	2022	629,000	600,000	775,000	—	293,250	—	52,844	2,350,094
David L. Stoehr Executive Vice President and Chief Financial Officer	2024	584,616	414,652	621,000	—	—	—	29,526	1,649,794
	2023	537,923	355,974	777,400	—	—	—	29,209	1,700,506
	2022	518,000	434,000	575,000	—	211,312	—	28,674	1,766,986
Edward J. Wehmer Founder and Senior Advisor	2024	450,000	—	—	—	—	—	4,068,810	4,518,810
	2023	700,962	490,000	—	—	—	—	2,409,840	3,600,802
	2022	1,175,000	1,835,000	2,878,750	—	1,454,750	—	198,589	7,542,089
(1)
The amounts shown in this column for 2024 consists of, for each of the NEOs, the annual cash bonus paid in 2025 with respect to 2024 performance.

(2)
The amounts shown in this column for 2024 represent performance-based restricted stock unit and time-based restricted stock unit awards granted under the Company’s LTIP. These awards are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) and, in the case of performance-based restricted stock units, are reported based on the probable achievement of the performance-based vesting conditions at the time of grant. The grant date fair value of the awards represents the average of the high and low sale prices of the Common Stock on the date of grant, as reported by Nasdaq, multiplied by the number of shares subject to the award at target level. Under the LTIP, if the highest achievement level is attained for the 2024 performance-based restricted stock unit awards, the maximum grant date fair value for the performance-based and time-based awards is as follows: Mr. Crane $4,647,500; Mr. Dykstra $1,381,250; Mr. Murphy $1,056,250; and Mr. Stoehr $807,300. See Note 18 to the Audited Financial Statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.

(3)
Amounts in this column include the value of all other compensation paid to or received by the NEOs in 2024. Please see the “All Other Compensation” table below for further information regarding these amounts.

All Other Compensation for Mr. Wehmer includes the total of the monthly installments of the CEO Transition Award that were paid to Mr. Wehmer in 2024 pursuant to the Wehmer Agreement. Under the Wehmer Agreement (as defined above), Mr. Wehmer was awarded a one-time cash Transition Award of $12,000,000, payable in equal monthly installments over the 36-month period commencing on May 1, 2023 (subject to delayed payment to the extent required by tax law) and generally subject to

Mr. Wehmer’s continued employment through each applicable payment date and his compliance with the restrictive covenants set forth in the Wehmer Agreement. See “Amended and Restated Employment Agreement with Mr. Wehmer” on page 39.
Perquisites are valued at actual amounts paid for such perquisites and other compensation. Private Aviation Usage was based on the total expense of private air travel based on the amount paid directly to the third-party vendor. Corporate Automobile Usage for Messrs. Dykstra, Murphy and Wehmer is calculated based on the IRS Annual Lease Value Table. Corporate Automobile Usage for Messrs. Crane and Stoehr is a cash automobile allowance.
All Other Compensation*
Named Executive Officer	Private Aviation Usage ($)	Corporate Automobile Usage ($)	Club Memberships Not Exclusively For Business Use ($)	Life Insurance Premiums ($)	401(k) Plan Matching Contribution ($)	CEO Transition Award ($)	Total ($)
Timothy S. Crane	—	18,000	6,112	9,108	5,000	—	38,220
David A. Dykstra	—	31,982	—	12,526	5,000	—	49,508
Richard B. Murphy	—	9,704	11,124	21,267	5,000	—	47,095
David L. Stoehr	—	12,000	—	12,526	5,000	—	29,526
Edward J. Wehmer	36,051	9,547	5,834	12,378	5,000	4,000,000	4,068,810

*
See Note 3 to the “2024 Summary Compensation Table” above.

2024 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Timothy S. Crane	1/25/2024	—	—	—	—	—	—	14,456	—	—	1,430,000
	1/25/2024	—	—	—	10,842	21,684	32,526	—	—	—	2,145,000
David A. Dykstra	1/25/2024	—	—	—	—	—	—	4,296	—	—	425,000
	1/25/2024	—	—	—	3,222	6,444	9,666	—	—	—	637,500
Richard B. Murphy	1/25/2024	—	—	—	—	—	—	3,285	—	—	325,000
	1/25/2024	—	—	—	2,464	4,928	7,392	—	—	—	487,500
David L. Stoehr	1/25/2024	—	—	—	—	—	—	2,511	—	—	248,400
	1/25/2024	—	—	—	1,883	3,766	5,649	—	—	—	372,600
(1)
The amounts in this column represent performance-based restricted stock unit awards granted to the NEOs pursuant to the 2024 LTIP and granted under the Wintrust Financial Corporation 2022 Stock Incentive Plan (the “2022 Plan”) that will be earned at the end of the performance period ending December 31, 2026 based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.

(2)
The amounts in this column represent time-based restricted stock unit awards granted to the NEOs pursuant to the 2024 LTIP and granted under the 2022 Plan that will be earned at the end of the vesting period ending January 25, 2027. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.

(3)
The amounts in this column are valued based on the grant date fair value of the award calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the applicable performance conditions. See Note 2 to the 2024 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
As of December 31, 2024, each of our current NEOs was subject to an employment agreement with the Company. In the case of Messrs. Wehmer and Crane, their previous employment agreements were modified by the terms of their respective amended and restated employment agreements dated as of January 26, 2023, which were executed in connection with the transition of the CEO role from Mr. Wehmer to Mr. Crane, which occurred effective May 1, 2023, as discussed above.
For Messrs. Dykstra and Murphy, the initial terms of their employment agreements expired in 2011 and the initial term of Mr. Stoehr’s employment agreement expired in 2009. However, each NEO’s agreement automatically renews for successive three-year terms, in the case of Messrs. Crane, Dykstra and Murphy, and one-year term in the case of Mr. Stoehr, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. For Mr. Wehmer, the initial term of the Wehmer Agreement ends on December 31, 2026, and the Wehmer Agreement is renewable beyond such initial term by the mutual written agreement of Mr. Wehmer and the Company not less than 90 days prior to expiration of the initial term (or any subsequent term).
If a change in control occurs, the then-current term of each NEO’s employment agreement automatically extends for two years from the date of the change in control. If the term is extended due to a change in control, such extension will be further extended automatically for successive three-year terms, in the case of Messrs. Crane, Dykstra and Murphy, and one-year term in the case of Mr. Stoehr, unless either the NEO or the Company provides notice of non-renewal at least 60 days prior to the expiration of the then-current term.
2024 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information for each NEO with respect to each award of restricted stock units that has not vested and remained outstanding at December 31, 2024. The market value as of December 31, 2024 has been calculated using the closing price of the Company’s Common Stock on December 31, 2024 of $124.71, as reported on Nasdaq. As of December 31, 2024, none of our NEOs held any outstanding stock options.
	Options Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Timothy S. Crane	—	—	—	—	—	2,929(2)	365,276	—	—
	—	—	—	—	—	12,248(4)	1,527,448	18,372(5)	2,291,172
	—	—	—	—	—	14,456(6)	1,802,808	21,684(7)	2,704,212
	—	—	—	—	—	6,588(3)	821,589	—	—
David A. Dykstra	—	—	—	—	—	4,213(2)	525,403	—	—
	—	—	—	—	—	6,007(4)	749,133	9,010(5)	1,123,637
	—	—	—	—	—	4,296(6)	535,754	6,444(7)	803,631
	—	—	—	—	—	9,480(3)	1,182,251	—	—

	Options Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(1) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Richard B. Murphy	—	—	—	—	—	3,186(2)	397,326	—	—
	—	—	—	—	—	4,559(4)	568,553	6,838(5)	852,767
	—	—	—	—	—	3,285(6)	409,672	4,928(7)	614,571
	—	—	—	—	—	7,166(3)	893,672	—	—
David L. Stoehr	—	—	—	—	—	2,363(2)	294,690	—	—
	—	—	—	—	—	3,462(4)	431,746	5,192(5)	647,494
	—	—	—	—	—	2,511(6)	313,147	3,766(7)	469,658
	—	—	—	—	—	5,316(3)	662,958	—	—
Edward J. Wehmer	—	—	—	—	—	11,834(2)	1,475,818	—	—
	—	—	—	—	—	26,624(3)	3,320,279	—	—
(1)
The amounts in this column represent restricted stock unit awards that remained subject to performance- based vesting conditions as of December 31, 2024.

(2)
Represents time-based restricted stock unit awards that vested on January 27, 2025.

(3)
Represents awards that vested and were settled on February 26, 2025, based on performance during the period from January 1, 2022 through December 31, 2024. The awards are reported at the actual vesting level, which was determined based on the Company’s achievement of Adjusted EPS and Relative TSR over the three-year performance period.

(4)
Represents time-based restricted stock unit awards that will vest on January 26, 2026.

(5)
Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2023 through December 31, 2025 performance period based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. These restricted stock unit awards are reported in this table assuming target achievement.

(6)
Represents time-based restricted stock unit awards that will vest on January 25, 2027.

(7)
Represents performance-based restricted stock unit awards that will be earned at the end of the January 1, 2024 through December 31, 2026 performance period based on the Company’s achievement of performance objectives relating to the Company’s Adjusted EPS and Relative TSR. These restricted stock unit awards are reported in this table assuming target achievement.

2024 Option Exercises and Stock Vested Table
The following table sets forth information for each NEO with respect to the vesting of stock awards during 2024, and the value realized upon such vesting. No options were held or exercised by the NEOs during 2024.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($)(2) (e)
Timothy S. Crane	—	—	9,681	947,465
David A. Dykstra	—	—	14,257	1,395,311
Richard B. Murphy	—	—	10,738	1,050,912
David L. Stoehr	—	—	7,687	752,314
Edward J. Wehmer	—	—	52,394	5,127,721

(1)
Represents the vesting of time-based restricted stock unit awards and performance-based restricted stock unit awards granted under the Company’s 2015 Stock Incentive Plan.

(2)
The value realized on the vesting of time-based restricted stock unit awards and performance-based restricted stock unit awards represents the average of the high and low market price of the Common Stock on the date of vesting multiplied by the number of time-based restricted stock unit awards and performance-based restricted stock unit awards that vested.

2024 Nonqualified Deferred Compensation Table
Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Edward J. Wehmer	—	—	2,880,466(1)	885,507(4)	10,380,130(2)
Timothy S. Crane	—	—	—	—	—
David A. Dykstra	—	—	1,390,543(1)	—	5,173,657(3)
Richard B. Murphy	—	—	—	—	—
David L. Stoehr	—	—	—	—	—

(1)
The amounts reported in the column entitled “Aggregate Earnings in Last Fiscal Year” represent the change in the value of the shares subject to the deferred LTIP and restricted stock unit awards from December 31, 2023 to December 31, 2024, net of distributions.

(2)
This amount represents the value of Mr. Wehmer’s deferred LTIP awards settled in 2018 and 2019 and his restricted stock unit awards which have vested but are not issuable until the earlier to occur of (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Internal Revenue Code (the “Code”).

(3)
This amount represents the value of Mr. Dykstra’s restricted stock unit awards which have vested but are not issuable until the earlier to occur of (i) the executive’s termination of employment and (ii) the time at which the award is no longer subject to the deduction limits under Section 162(m) of the Code.

(4)
This amount represents the value of Mr. Wehmer’s deferred LTIP awards settled in 2017 that were distributed in 2024 in accordance with the deferral terms of his LTIP award agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As noted under “Compensation Discussion & Analysis — Post-Termination Compensation” on page 48 of this Proxy Statement, we have entered into employment agreements with each of our NEOs that provide for payments in connection with such NEO’s termination, whether in connection with a change in control or otherwise. The benefits to be provided to the current NEOs under the employment agreements upon various termination situations are described below, including a summary of payments that would have been required had a termination taken place on December 31, 2024.
Payments Made upon Termination
The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of ‘Cause’ and ‘Constructive Termination’ that are used in those agreements. For purposes of the employment agreements:
•
We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his or her position, committing an act of gross negligence or willful misconduct resulting in or potentially resulting in economic loss or damage to the Company’s reputation, conviction of a felony or other actions specified in the definition.

•
The NEO is said to have been Constructively Terminated (and thereby gains access to the benefits described below) if we (i) materially reduce the NEO’s duties and responsibilities, or (ii) reduce the NEO’s adjusted total compensation (as defined in the agreements) to an amount less than (x) 75% of his or her adjusted total compensation for the prior 12 months or (y) 75% of his or her adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater. In addition, in the case of Messrs. Crane, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce, or assign such NEO duties substantively inconsistent with, his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company ceasing to be a publicly-traded entity or becoming a wholly owned subsidiary of another entity.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. The employment agreements also include non-compete and non-solicit provisions and confidentiality provisions that would apply for three years following the termination of employment or, in the case of Mr. Crane, for two years.
Payment Obligations for Termination with Cause
If an NEO is terminated for Cause, he or she is entitled to receive amounts earned during the terms of employment. Such amounts include:
•
unpaid base salary through the date of termination;

•
accrued but unused vacation or paid leave; and

•
reimbursements.

Payment Obligations Upon Death or Permanent Disability
In the event of death or permanent disability of an NEO, in addition to the items above:
•
Mr. Wehmer will be entitled to a payment equal to the remaining unpaid portion of the Transition Award. Messrs. Crane, Dykstra, Murphy and Stoehr will be entitled to a payment equal to three times the sum of his base salary in effect at the time of his death or disability and the target cash and stock bonus awards granted to such NEO in the year of his death or disability. Such payments will be made (i) in the case of death, in a lump sum within 30 days of the NEO’s death or (ii) in the case of permanent disability, ratably over 36 months (except for Wehmer, whose payment will be made ratably over 17 months), with any such payment benefit reduced by the proceeds from any life or disability insurance policies maintained by the Company. For Mr. Crane, such payment benefit will be reduced by the amount of any income earned during the payment period; provided, however, that such amount paid shall not be less than $8,333.34 per month.
•
Each NEO will immediately vest in all time-based outstanding awards which are not performance awards under the Company’s incentive plans. Performance awards will be prorated based on actual performance and number of full months during the performance period.

Additionally, in the event of termination due to permanent disability:
•
Mr. Dykstra will continue to receive health insurance, including for qualified dependents, either under the then-current Company plan or under an independent policy having similar coverage to that maintained by the Company, until the earlier of (i) the date he becomes eligible for any comparable medical, dental, or vision coverage provided by any other employer or (ii) the date he becomes eligible for Medicare benefits.

•
Messrs. Stoehr and Crane will continue to receive health insurance, including for qualified dependents, under the then current Company plan until the end of the 36-month period over which the severance payments described in the first bullet point of this subsection are made.

Payment Obligations for Constructive Termination or Termination Without Cause
In the event of constructive termination or termination without cause of an NEO, such NEO is entitled to the items listed above under “Payment Obligations for Termination with Cause” and “Payment Obligations Upon Death or Permanent Disability,” except that:
•
the payment described in the first bullet point under “Payment Obligations Upon Death or Permanent Disability” will not be made in a lump sum, but rather be made ratably over the 36-month period for Messrs. Crane, Dykstra, Murphy, and Stoehr, and over the 17-month period for Mr. Wehmer;

•
in addition to payments received in the case of death or disability, Mr. Wehmer will also receive payment of his base salary for the remaining months of his initial term;

•
outstanding option awards under the Company’s incentive plans will remain exercisable until the earlier of (i) three months or (ii) the life of the award;

•
Messrs. Dykstra and Stoehr and their respective dependents will be entitled to continued health benefits until the earliest of (i) the date he becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion or (ii) the date he becomes eligible for Medicare benefits;

•
Mr. Crane and his dependents will be entitled to continued health benefits until the earliest of (i) the date he becomes eligible for another group health insurance plan with no pre-existing condition limitation or exclusion, (ii) the expiration of the maximum coverage period under COBRA or (iii) the date he becomes eligible for Medicare benefits; and

•
in conjunction with a Termination Without Cause, the outstanding time-based restricted stock unit awards and performance-based restricted stock unit awards under the Company’s incentive plan will be forfeited.

Payment Obligations for Termination Without Cause or Constructive Termination Following a Change in Control
In the event of the constructive termination or termination without cause of an NEO within eighteen months of a change in control, which is defined below, such NEO shall be entitled to the same payments and items described above under “Payment Obligations for Constructive Termination or Termination Without Cause,” however, such payments shall be made in a lump sum within 30 days of such termination. Additionally:
•
the NEO will be entitled to immediate vesting of all outstanding time-based restricted stock unit awards;

•
the NEO will be entitled to immediate vesting of all outstanding performance-based restricted stock unit awards, earned at the greater of (i) actual performance through the date of the termination of employment and (ii) target performance, so long as the termination of employment occurs at least 12 months after the start of the performance period;

•
in the event that the termination of employment occurs during the first twelve months of a performance period, the NEO will be entitled to immediate vesting of a prorated amount of outstanding performance-based restricted stock unit awards based on the number of full months the employee participated in the performance period, earned at the greater of (i) actual performance through the date of the termination of employment and (ii) target performance;

•
Messrs. Dykstra and Murphy will be entitled to an additional cash payment equal to an amount that would offset any excise taxes incurred by the NEO as a result of the receipt of any change in control payments and such offset payment, within 30 days of the determination that such excise tax is due; and

•
in the case of Messrs. Wehmer, Crane and Stoehr, such payment may be subject to reduction (any such payment a “Reduced Payment”) to the extent it would cause such NEO to receive an “excess parachute payment” (as defined in the Code) unless the change in control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.

On May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. This policy does not apply to the employment agreements with Messrs. Dykstra and Murphy in effect at the time of adoption of such policy.
For purposes of a change in control, the NEO is said to have been Constructively Terminated (and thereby gain access to the benefits described above) if the resulting employer were to (i) materially reduce the NEO’s duties and responsibilities, (ii) reduce the NEO’s adjusted total compensation to an amount less than (x) 100% of his or her adjusted total compensation for the prior 12 months or (y) 100% of his or her adjusted total compensation for the 12 months preceding the date of such NEO’s employment agreement, whichever is greater, or (iii) following the change in control, deliver notice to such NEO that he or she will continue to be employed but his or her employment agreement will be rejected. In addition, in the case of Messrs. Crane, Dykstra and Murphy, the NEO is said to have been Constructively Terminated if we reduce or assign such NEO duties substantively inconsistent with his position, authority, duties or responsibilities, including reductions occurring solely as a result of the Company’s ceasing to be a publicly-traded entity or becoming a wholly owned subsidiary of another entity.
“Change in control” is defined in the NEOs’ employment agreements by reference to the 2007 Stock Incentive Plan, which defines change in control as any of the following events:
•
if any person acquires 50% or more of the Company’s outstanding Common Stock or of the combined voting power of the Company’s outstanding voting securities (other than securities acquired directly from the Company);

•
if the Company’s incumbent Directors (and director nominees approved by such Directors) cease to constitute a majority of the Board;

•
the consummation of a reorganization, merger, or consolidation in which our shareholders immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the outstanding common stock or of the combined voting power of the corporation resulting from such transaction; or

•
the approval of our shareholders of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

The table below shows potential payments to the NEOs if terminated upon death or permanent disability, for Constructive Termination or without Cause, in connection with a change in control and retirement. The amounts shown assume that termination was effective as of December 31, 2024, and are estimates of the amounts that would be paid to the executives upon termination. All equity awards have been calculated using the closing stock price of the Company’s Common Stock on December 31, 2024 of $124.71, as reported on Nasdaq. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.
Name	Type of Payment	Death ($)	Permanent Disability ($)	Constructive Termination ($)	Termination Without Cause ($)	Termination in Connection with a Change in Control ($)	Retirement ($)
Timothy S. Crane(1)	Cash Severance Benefit(2)	7,425,000	7,425,000	7,425,000	7,425,000	7,425,000	—
	Value of Unvested and Accelerated Equity(3)	6,953,611	6,953,611	6,953,611	5,150,082	9,512,505	5,150,082
	Benefit Continuation(4)	—	63,477	31,739	31,739	31,739	—
	Less Life Insurance Proceeds(5)	(1,200,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(840,000)	—	—	—	—
	Severance Cutback(7)	—	—	—	—	—	—
	TOTAL	13,178,611	13,602,088	14,410,350	12,606,821	16,969,244	5,150,082
David A. Dykstra(1)	Cash Severance Benefit(2)	4,762,125	4,762,125	4,762,125	4,762,125	4,762,125	—
	Value of Unvested and Accelerated Equity(3)	4,013,255	4,013,255	4,013,255	3,370,683	4,919,809	3,370,683
	Benefit Continuation(4)	—	16,059	16,059	16,059	16,059	—
	Less Life Insurance Proceeds(5)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(600,000)	—	—	—	—
	Excise Tax Gross-Up Payment(8)	—	—	—	—	—	—
	TOTAL	6,075,380	8,191,439	8,791,439	8,148,867	9,697,993	3,370,683
Richard B. Murphy(1)	Cash Severance Benefit(2)	3,641,625	3,641,625	3,641,625	3,641,625	3,641,625	—
	Value of Unvested and Accelerated Equity(3)	3,045,434	3,045,434	3,045,434	2,555,629	3,736,561	2,555,629
	Benefit Continuation(4)	—	—	—	—	—	—
	Less Life Insurance Proceeds(5)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(480,000)	—	—	—	—
	Excise Tax Gross-Up Payment(8)	—	—	—	—	—	—
	TOTAL	3,987,059	6,207,059	6,687,059	6,197,254	7,378,186	2,555,629
David L. Stoehr(1)	Cash Severance Benefit(2)	3,009,000	3,009,000	3,009,000	3,009,000	3,009,000	—
	Value of Unvested and Accelerated Equity(3)	2,292,915	2,292,915	2,292,915	1,919,543	2,819,694	1,919,543
	Benefit Continuation(4)	—	64,238	1,784	1,784	1,784	—
	Less Life Insurance Proceeds(5)	(2,700,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(600,000)	—	—	—	—
	Severance Cutback(7)	—	—	—	—	—	—
	TOTAL	2,601,915	4,766,153	5,303,699	4,930,327	5,830,478	1,919,543
Edward J. Wehmer(1)	Cash Severance Benefit(2)	5,666,667	5,666,667	6,566,667	6,566,667	6,566,667	—
	Value of Unvested and Accelerated Equity(3)	4,796,097	4,796,097	4,796,097	4,796,097	4,796,097	4,796,097
	Benefit Continuation(4)	—	—	—	—	—	—
	Less Life Insurance Proceeds(5)	(1,800,000)	—	—	—	—	—
	Less Disability Insurance Proceeds(6)	—	(180,000)	—	—	—	—
	Severance Cutback(7)	—	—	—	—	—	—
	TOTAL	8,662,764	10,282,764	11,362,764	11,362,764	11,362,764	4,796,097

(1)
In the event of termination with cause, each NEO would only be entitled to earned but unpaid base salary through the termination date, accrued but unused vacation or paid leave, and reimbursement of miscellaneous company incurred expenses. For each NEO, this amount was zero as of December 31, 2024.

(2)
Upon termination due to death or disability, termination without cause, constructive termination, or qualifying termination following a change in control, with respect to each NEO other than Mr. Wehmer, such NEO is entitled to receive an amount equal to three times (3x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) an amount equal to the NEO’s target cash bonus and the NEO’s target stock bonus in the year in which the termination occurs. Upon termination due to death or disability, Mr. Wehmer is entitled to a severance payment equal to the remaining unpaid balance of the Transition Award. Upon a constructive termination, termination without cause or a qualifying termination following a change in control, Mr. Wehmer is entitled to a severance payment equal to the sum of (i) the remaining unpaid balance of the Transition Award plus (ii) his base salary for the remaining months of his initial term.

(3)
All time-vesting restricted stock unit awards will immediately vest in the event of a death, permanent disability, constructive termination, or a qualifying termination following a change in control. Time-vesting restricted stock unit awards vest pro-rata upon retirement. In the event of death, permanent disability, or retirement, the 2022, 2023 and 2024 performance-based restricted stock unit awards will vest on a pro-rata basis based on performance over the full performance period. For this analysis, performance has been assumed at target for the 2023 and 2024 awards. For the 2022 performance-based restricted stock unit awards, the amount represents the actual payout, since the performance period was completed on December 31, 2024 and the performance achieved during the period was known. In the event of a qualifying termination following a change in control, the 2023 and 2024 performance-based restricted stock unit awards will vest in full based on the greater of actual performance through the date of termination or target. Messrs. Wehmer, Crane, Dykstra, Murphy and Stoehr had met the retirement-eligibility requirements under each of the foregoing equity awards as of December 31, 2024. Therefore, any constructive termination or termination without cause incurred by Messrs. Wehmer, Crane, Dykstra, Murphy and Stoehr was treated as a retirement for purposes of quantifying their disclosed benefits.

(4)
We have assumed benefit continuation for Mr. Dykstra through the age of 65, the time at which he will be eligible for Medicare. As of December 31, 2024, Messrs. Wehmer and Murphy were eligible for Medicare and, thus, would not receive benefit continuation. We have assumed benefit continuation for 18 months in the event termination in connection with a change in control, termination without cause or constructive termination for Mr. Crane per current COBRA guidelines. We have assumed benefit continuation for Mr. Stoehr through the age of 65, the time at which he will be eligible for Medicare, in the event of termination in connection with a change in control, termination without cause or constructive termination. We have assumed benefit continuation for 36 months in the event of permanent disability for Messrs. Crane and Stoehr.

(5)
For Messrs. Wehmer, Crane, Dykstra, Murphy and Stoehr, in the event of termination in connection with death, the amount of benefits to be paid for each NEOs pursuant to his employment agreements will be reduced by the amount of any life insurance benefit payments paid or payable to him from policies of insurance maintained and/or paid for by the Company; provided that in the event the life insurance benefits exceed the amount to be paid to him, the executive shall remain entitled to receive the excess life insurance payments.

(6)
For Messrs. Wehmer, Crane, Dykstra, Murphy and Stoehr, in the event of termination in connection with permanent disability, the amount of benefits to be paid to each NEO pursuant to his employment agreement will be reduced by the amount of any long-term disability insurance benefit payments paid or payable to him during the payment period from policies of insurance maintained and/or paid for by the Company; provided that in the event the long-term disability insurance benefits exceed the amount to be paid to him, he will remain entitled to receive the excess insurance payments.

(7)
The employment agreements for Messrs. Wehmer, Crane and Stoehr provide that in the event the potential payments would constitute “excess parachute payments” within the meaning of Section 280G of the Code, or any interest or penalties with respect to such excise tax, then the amount of the payout would be automatically reduced to an amount equal to $1.00 less than three times (3x) the “base amount” as defined in Section 280G(3) of the Code (the “Reduced Payment”). This reduction will not apply if the sum of the amount of severance pay less the amount of excise tax payable by the NEO is greater than the Reduced Payment.

(8)
In the event of a termination in connection with a change in control, Messrs. Dykstra and Murphy are entitled to an excise tax gross-up payment to be paid by the Company if the present value of the NEO’s parachute payments exceeds his safe harbor. Excise tax gross-up payments were calculated in accordance with Section 280G of the Code. Effective May 20, 2009, the Company adopted a policy that it will not enter into any new or materially amended agreements with NEOs that include any excise tax gross-up provisions with respect to payments contingent upon a change in control.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion & Analysis with management and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the SEC as may be appropriate.
Compensation Committee
ELIZABETH H. CONNELLY (CHAIR)	KARIN GUSTAFSON TEGLIA
PETER D. CRIST	ALEX E. WASHINGTON, III
SUZET M. MCKINNEY
CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Crane, our President and Chief Executive Officer as of December 31, 2024. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2024,
•
The median of the annual total compensation of all of our employees, other than Mr. Crane, was $78,741.

•
Mr. Crane’s annual total compensation, as reported in the Total column of the 2024 Summary Compensation Table was $6,082,951.

•
Based on this information, the ratio of the annual total compensation of Mr. Crane to the median of the annual total compensation of all employees is estimated to be 77.3 to 1.

We selected October 1, 2024 as the date on which to determine our median employee. As of that date, we had had approximately 5,896 employees. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees.
We applied this de minimis exemption when identifying the median employee by excluding 153 employees in Canada and one employee in Puerto Rico. After taking into account the de minimis exemption, 5,742 employees in the United States and zero employees located outside of the United States were considered for identifying the median employee.
For purposes of identifying the median employee from the employee population base, other than Mr. Crane, we considered W-2 gross taxable wages for calendar year 2024. In addition, we annualized compensation for employees who commenced employment with the Company after January 1, 2024 or who terminated prior to December 31, 2024.
In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2024 Summary Compensation Table with respect to each of the NEOs.

PAY VERSUS PERFORMANCE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following information for “Compensation Actually Paid,” as calculated per SEC disclosure rules, and the Company’s financial performance against specific performance metrics for each of the last five completed calendar years. The table below summarizes “Compensation Actually Paid” to Mr. Wehmer, the Company’s former Principal Executive Officer (“PEO”), “Compensation Actually Paid” to Mr. Crane, the Company’s current PEO, and the average “Compensation Actually Paid” to our NEOs other than Mr. Wehmer and Mr. Crane. In determining the “Compensation Actually Paid,” we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years as the valuations methods for this section differ from those required in the Summary Compensation Table, primarily as it relates to equity valuations. Under the Summary Compensation Table rules, equity awards are reflected as compensation in the year of grant based on the full grant date fair value, whereas equity awards are reported as “Compensation Actually Paid” during the vesting period and are impacted by changes in the Company’s stock price through the vesting date. Similar to the Summary Compensation Table, “Compensation Actually Paid” includes the value of equity awards as compensation prior to vesting and, thus, such compensation may never be realized by the NEOs if the underlying vesting conditions are not satisfied.
Year(1)	Summary Compensation Table Total PEO — Mr. Crane(2) ($)	Compensation Actually Paid to PEO — Mr. Crane(3) ($)	Summary Compensation Table Total PEO — Mr. Wehmer(2) ($)	Compensation Actually Paid to PEO — Mr. Wehmer(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based On(4):		Net Income ($ in millions)	Adjusted EPS(6) ($)
							Wintrust TSR ($)	Peer Group TSR(5) ($)
2024	6,082,951	9,039,311			2,733,850	4,106,924	193.02	146.80	695	14.81
2023	4,893,480	4,980,483	3,600,802	4,822,614	2,058,687	2,257,999	141.06	109.02	623	14.78
2022			7,542,089	8,359,216	2,350,417	2,507,670	125.94	99.06	510	12.63
2021			7,140,312	9,915,585	2,066,281	2,621,076	133.32	119.74	466	9.64
2020			5,702,248	2,873,349	1,672,199	1,155,692	88.23	87.20	293	9.83
(1)
Mr. Wehmer served as the Company’s sole PEO in years 2020-2022 and the Company’s other NEOs for years 2020-2022 are Messrs. Dykstra, Murphy, Crane and Stoehr. Mr. Wehmer and Mr. Crane each served as the Company’s PEO in 2023 for the time periods as reported above, and the Company’s other NEOs for 2023 are Messrs. Dykstra, Murphy, Stoehr and Ms. Boege. Mr. Crane served as the Company’s sole PEO in 2024, and the Company’s other NEOs for 2024 are Messrs. Wehmer, Dykstra, Murphy and Stoehr.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable years for Mr. Crane and Mr. Wehmer and (ii) the average of the total compensation reported in the Summary Compensation Table for the Company’s other NEOs for the applicable years, as described in (1) above.

(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “Compensation Actually Paid” as reported in the Pay-versus-Performance Table. “Compensation Actually Paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “Compensation Actually Paid” is calculated as the total compensation reported in the Summary Compensation Table adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The Company does not provide a defined benefit plan so no adjustment for pension benefits is included. The following table details these adjustments:

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year- End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)
Mr. Crane (PEO)
2024	6,082,951	(3,575,000)	4,862,945	1,618,863	—	49,552	—	9,039,311
2023	4,893,480	(2,750,000)	2,585,759	227,640	—	23,604	—	4,980,483
Mr. Wehmer (PEO)
2023	3,600,802	—	—	1,078,267	—	143,545	—	4,822,614
2022	7,542,089	(2,878,750)	2,848,340	847,537	—	—	—	8,359,216
2021	7,140,312	(2,530,000)	4,319,490	985,783	—	—	—	9,915,585
2020	5,702,248	(1,265,000)	—	(751,895)	—	—	(812,004)	2,873,349
Other NEOs(h)
2024	2,733,850	(624,000)	848,728	1,039,504	—	108,842	—	4,106,924
2023	2,058,687	(955,663)	898,474	229,985	—	26,516	—	2,257,999
2022	2,350,417	(771,875)	763,616	165,512	—	—	—	2,507,670
2021	2,066,281	(511,438)	873,110	193,123	—	—	—	2,621,076
2020	1,672,199	(247,813)	—	(130,396)	—	—	(138,298)	1,155,692
(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(b)
Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)
See (1) above for the NEOs included in the average for the indicated fiscal year.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The Peer Group TSR utilizes the Nasdaq Global Select Market bank stock as the peer group index, which is the same industry index used in the Company’s Annual Report on Form 10-K.

(6)
As noted in the “Compensation Discussion & Analysis,” for 2024, the Committee views Adjusted EPS as an important metric of Company performance. Fifty percent (50%) of the performance-based restricted stock units vest based on the Company’s three-year cumulative earnings per share as adjusted to exclude income taxes, acquisition-related charges, and the provision for credit losses with such amount being further reduced by actual net charge-offs of loans.

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our short-term incentive awards and the LTIP. The following charts display the “Compensation Actually Paid” to the PEO and the average of the “Compensation Actually Paid” to the other NEOs as compared to the Company’s Adjusted EPS, Net Income and TSR over the five most recently completed years as well as the relationship between the Company’s TSR and the Peer Group TSR over such five-year period.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024:
•
Adjusted EPS

•
Net Income

•
TSR relative ranking within KRX Index

Policies and Practices Related to the Timing of Grants of Certain Equity Awards
The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in January of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.
During 2024, no stock option grants were made to any of our NEOs.
PROPOSAL NO. 2 — APPROVAL OF THE 2025 STOCK INCENTIVE PLAN
General
At the Annual Meeting, our shareholders will be asked to approve the Wintrust Financial Corporation 2025 Stock Incentive Plan (the “2025 Plan”). The 2025 Plan was approved by the Board on April 1, 2025, subject to shareholder approval, and will replace the Wintrust Financial Corporation 2022 Stock Incentive Plan (the “2022 Plan”). As of March 17, 2025, there were approximately 341,673 shares that remained available for future grants under the 2022 Plan (assuming outstanding performance awards are counted at the maximum vesting level), and which will cease to be available for future grants under the 2022 Plan if the 2025 Plan is approved by our shareholders.
We are committed to using equity incentive awards prudently, within reasonable limits, and subject to performance and service-based vesting requirements. In setting the proposed number of shares reserved and issuable under the 2025 Plan, the Compensation Committee and the Board considered several factors, including the potential dilutive effect of equity awards outstanding under the Company’s prior equity compensation plans, the Company’s historical equity usage and the expected dilution of the 2025 Plan, in order to arrive at a reasonable and appropriate dilutive impact of the 2025 Plan.
Share Information on Equity Compensation Plans as of March 17, 2025
The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of March 17, 2025 (except as otherwise noted):
Total number of stock options outstanding(1)	5,675
Total number of full value awards outstanding (includes restricted stock, restricted stock units (RSUs) and performance share units (PSUs))(2)	1,503,219
Total number of shares remaining available for future grant under the 2022 Plan(3)	337,608
Total number of shares remaining available for future issuance under the Directors Deferred Fee and Stock Plan (Directors Plan)	341,673
Total number of shares of Common Stock outstanding as of the Record Date	66,911,290

(1)
The weighted-average exercise price of the stock options outstanding was $44.81and the weighted-average remaining term of the stock options outstanding was 3.4 years. The Company did not have any stock appreciation rights outstanding as of March 17, 2025.

(2)
Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.

(3)
Represents the total number of shares available for future awards under the 2022 Plan reflecting performance-based awards at maximum payout. The 2022 Plan and the Directors Plan were our only active equity compensation plans as of March 17, 2025.

Burn Rate.   We manage our long-term shareholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees.
Burn rate is generally calculated as the number of shares granted or earned over a set period divided by the weighted-average number of shares outstanding, and generally demonstrates how quickly a company uses shares available under our equity compensation plans.
The following table provides our average three-year burn rate under the 2022 Plan:
Element	Fiscal 2024	Fiscal 2023	Fiscal 2022	Three-Year Average
Stock options granted	0	0	0	0
Time-based restricted stock, RSUs and deferred stock units granted (a)	407,046	270,855	225,680
PSUs earned (b)	295,644	186,344	0
Total full-value awards granted or earned ((a) + (b))	702,690	457,199	225,680
Weighted-average basic number of shares of Common Stock outstanding as of fiscal-year end	63,685,000	61,149,000	59,205,000
Burn Rate	1.10%	0.75%	0.38%	0.74%
Total Potential Dilution. Our equity plan dilution rate (or overhang) as of March 17, 2025 was 3.3% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2022 Plan and the Director Plan, by (2) the total number of shares of Common Stock outstanding). If shareholders approve the 2025 Plan, the 1,825,000 shares available for issuance under the 2025 Plan would increase our total potential dilution rate by 2.7% to 6.0%.
Expected Plan Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the 2025 Plan will be sufficient to provide awards for approximately six years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, and how the Company chooses to balance total compensation between cash and equity-based awards.
If the 2025 Plan is approved by shareholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. The Board believes that the Company has granted equity in a reasonable manner, with a three-year average burn rate of approximately 0.74% of the outstanding shares of Common Stock.
Purpose of the 2025 Plan
The 2025 Plan is intended to provide the Company with the ability to provide market-responsive, stock-based incentives and other rewards for officers, employees, directors and consultants of the Company and its subsidiaries that (i) provide such award recipients with a stake in the growth of the Company and (ii) encourage them to continue in the service of the Company and its subsidiaries.
We believe that the 2025 Plan will enhance our ability to link pay to performance and our ability to attract key employees to manage our banks and other businesses. The 2025 Plan will also help promote the retention of key employees while further aligning their interests with those of our shareholders. Accordingly, management believes the ability to award equity incentives is an important component in continuing the Company’s growth.

Key Features of the 2025 Plan
We believe that the following features of the 2025 Plan will help assure that the 2025 Plan both provides incentives to our employees and protects shareholder value:
•
the 2025 Plan will be administered by the Compensation Committee, comprised entirely of independent directors;

•
under the 2025 Plan, 1,825,000 shares, plus any shares of Common Stock that are available for awards under the 2022 Plan as of the effective date of the 2025 Plan will initially be available for awards;

•
the 2025 Plan prohibits repricing of stock options or stock appreciation rights (“SARs”) without prior shareholder approval;

•
except with respect to substitute awards granted in connection with a corporate transaction or due to a capitalization adjustment, the purchase price of stock options and the base price for SARs granted under the 2025 Plan may not be less than the fair market value of a share of Common Stock on the date of grant;

•
subject to certain exceptions described in the 2025 Plan, the 2025 Plan includes a minimum vesting period of 12 months for awards granted under the plan;

•
no dividend equivalents on stock options or SARs;

•
no dividend or dividend equivalents paid on unearned awards;

•
annual non-employee director compensation limit, which cannot be amended without shareholder approval;

•
the 2025 Plan does not include liberal share recycling provisions with respect to stock options and SARs; and

•
the 2025 Plan does not contain a liberal change in control definition and the 2025 Plan includes “double-trigger” provisions for the acceleration of vesting of outstanding equity awards following a change in control of the Company.

Description of the 2025 Plan
The following is a description of the terms of the 2025 Plan. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Annex A and incorporated herein by reference.
Shares Available.   Under the 2025 Plan, the number of shares of our Common Stock available for awards will initially equal (i) 1,825,000 shares plus (ii) any shares of Common Stock that are available for awards under the 2022 Plan as of the effective date of the 2025 Plan. No more than 1,000,000 shares of Common Stock in the aggregate may be issued under the 2025 Plan in connection with incentive stock options, subject to adjustment in accordance with the capitalization adjustment provisions included in the 2025 Plan. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards.
Shares covered by an award granted under the 2025 Plan will not be counted as used under the 2025 Plan unless and until they are actually issued and delivered to a participant. Consequently, to the extent that shares of Common Stock subject to an outstanding award granted under either the 2025 Plan or the 2022 Plan, the 2015 Plan, the 2007 Plan or any other plan previously maintained by the Company under which equity awards remain outstanding (collectively, the “Predecessor Plans”), are not issued or delivered by reason of (i) the cancellation, termination, forfeiture or lapse of such award (excluding shares of Common Stock subject to a stock option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related stock option) or (ii) the payout of any award (or portion thereof) in the form of cash, then such shares of Common Stock will again be available under the 2025 Plan. In addition, shares of Common Stock subject to an award granted under the 2025 Plan or a Predecessor Plan, other than a stock option or SAR, will again become available for issuance under the 2025 Plan if the shares are delivered to or withheld by the Company to pay the withholding taxes payable with respect to such award.
Notwithstanding anything to the contrary, shares of Common Stock subject to an award under the 2025 Plan will not again be available for issuance under the 2025 Plan if such shares are (i) shares that were subject to a stock option or SAR and were not issued or delivered upon the net settlement of such stock option or SAR, (ii) shares delivered to or withheld by the Company to satisfy the tax withholding obligations relating to an outstanding stock option or SAR or (iii) shares repurchased by the Company with the proceeds received from payment of the exercise price of a stock option.
The number of shares of Common Stock available for awards under the 2025 Plan will not be reduced by (i) the number of shares of Common Stock subject to substitute awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under the 2025 Plan (subject to applicable stock exchange requirements).
The shares of Common Stock subject to awards under the 2025 Plan and available for future awards may be reserved for issuance out of the Company’s total authorized but unissued shares or shares reacquired and held in treasury.
On March 17, 2025 the closing sale price of the Common Stock, as reported on the Nasdaq Global Select Market, was $112.51.
Administration.   The 2025 Plan will be administered by a committee of the Board (or a subcommittee thereof) or such other committee designated by the Board, with each member of such committee intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq. Currently, it is anticipated that the Compensation Committee will administer the 2025 Plan. The Compensation Committee will make determinations with respect to the participation of employees, directors and consultants in the 2025 Plan and, except as otherwise required by law or the 2025 Plan, the grant terms of awards including vesting schedules, price, length of relevant performance, restriction or vesting periods, post-retirement and termination rights, payment alternatives, and such other terms and conditions as the Compensation Committee deems appropriate. Such grant terms will be set forth in an award agreement. The Compensation Committee will also have final, binding authority to interpret and construe the provisions of the 2025 Plan and the award agreements. The Compensation Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding award will lapse, (iii) all or a portion of the performance period applicable to any outstanding award will lapse and (iv) the performance goals (if any) applicable to any outstanding award will be deemed to be satisfied at the target or any other level.
Subject to applicable law, the Compensation Committee may designate other persons to carry out its responsibilities under such conditions and limitations as it may set, other than its authority with regard to awards granted to persons who are subject to Section 16 of the Exchange Act. To the extent deemed necessary or advisable, including for purposes of Section 16 of the Exchange Act, the independent members of the Board may act as the committee under the 2025 Plan.
Awards.   The following types of awards may be granted under the 2025 Plan:
Stock Options.   Stock options may be granted in the form of incentive stock options within the meaning of Section 422 of the Code or stock options not meeting such Code definition (“nonqualified stock options”). The 2025 Plan permits 1,000,000 of the shares available under the 2025 Plan to be awarded in the form of incentive stock options if the Compensation Committee so determines. The exercise period for any stock option will be determined by the Compensation Committee at the time of grant which may provide that stock options may be exercisable in installments, provided that no stock option will be exercised later than ten years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price per share of Common Stock of any stock option may not be less than the fair market value of a share of Common Stock on the date of grant. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Compensation Committee will provide for the exercise price to be payable in cash, payable in shares of already owned Common Stock, payable through the withholding of Common Stock which would otherwise be delivered to the participant, or in any combination of cash, already owned or withheld Common Stock, pursuant to a broker-assisted cashless exercise program, or by such methods as the Compensation Committee may deem appropriate.
Stock Appreciation Rights.   SARs may be granted independently of any stock option or in tandem with all or any part of a stock option granted under the 2025 Plan, upon such terms and conditions as the Compensation Committee may determine. Upon exercise, a SAR entitles a participant to receive the excess of the fair market value of a share of Common Stock on the date the SAR is exercised over the base price of the SAR. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine whether a SAR will be settled in cash, Common Stock or a combination of cash and Common Stock. Upon exercise of a SAR granted in conjunction with a stock option, the stock option or the portion thereof to which the SAR relates will be surrendered. Each SAR will not be exercisable more than ten years after its date of grant.
Restricted Shares.   Restricted shares are shares of Common Stock that may not be sold or otherwise disposed of during a restricted period after grant, the duration of which will be determined by the Compensation Committee. The Compensation Committee may provide for the lapse of such restrictions in installments. A recipient of a grant of restricted shares will generally earn unrestricted ownership thereof only if the individual is continuously employed by the Company or a subsidiary during the entire restricted period. Unless otherwise set forth in a restricted share award agreement, the holder of restricted shares will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the restricted shares; provided, however, that distributions, including regular cash dividends, will be deposited by the Company and will be subject to the same restrictions as the restricted shares.
Restricted Share Units.   Restricted share units are fixed or variable share or dollar denominated units valued, at the Compensation Committee’s discretion, in whole or in part by reference to, or otherwise based on, the fair market value of a share of Common Stock. The Compensation Committee will determine the terms and conditions applicable to restricted share units, including any applicable restrictions, conditions or contingencies, which may be related to individual, corporate or other categories of performance. The agreement awarding restricted share units will specify (i) whether such award may be settled in shares of Common Stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted share units that are subject to vesting conditions will be subject to the same restrictions as such restricted share units. Prior to the settlement of a restricted share unit award in Common Stock, the holder of a restricted share unit will have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.
Performance Awards.   Performance awards are a fixed or variable share or dollar denominated award subject to such conditions of vesting, performance and time of payment as the Compensation Committee may determine. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including restricted shares), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Compensation Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period. Any dividend or dividend equivalents with respect to a performance award that is subject to vesting conditions will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, the holder of such award will have no rights as a shareholder of the Company with respect to such shares.
Stock Awards.   The Compensation Committee may grant a stock award representing an unrestricted transfer of ownership, subject to compliance with the exceptions to the minimum vesting provisions included in the 2025 Plan.

Other Incentive Awards.   The Compensation Committee may grant other types of awards of Common Stock or awards based in whole or in part by reference to Common Stock (“Other Incentive Awards”). The Compensation Committee will determine the time at which grants of such Other Incentive Awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Any distribution, dividend or dividend equivalents with respect to Other Incentive Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
Termination of Employment.   The disposition of an award in the event of the retirement, disability, death or other termination of a participant’s employment or service will be as determined by the Compensation Committee as set forth in the award agreement.
Transferability.   Except to the extent permitted by the Compensation Committee with respect to nonqualified stock options, no award will be assignable or transferable except by will, the laws of descent and distribution or the beneficiary designation procedures under the 2025 Plan.
Performance Measures.   Under the 2025 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Compensation Committee and may include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified value within or for a specified period of time; increase in shareholder value; earnings per share; return on equity; return on assets; return on investments; return on total capital or invested capital; return to shareholders (including dividends); total shareholder return; revenues; cash flow(s); attainment of expense levels or cost reduction goals; market share; charge-offs; loan losses and loan loss reserves; losses from discontinued operations; reductions in non-performing assets; net income; operating income; operating expenses; gross profit or margin; operating profit or margin; interest expenses; expense management; economic value added; net cash provided by operations; price-to-earnings growth; customer satisfaction; customer acquisition; business expansion; cost targets; reductions in errors and omissions; reductions in lost business; management of employment practices and employee benefits; supervision of litigation; supervision of information technology; efficiency; acquisitions and divestitures, productivity; employee retention; succession management; management of the cost of insurance claims; achievement of regulatory compliance performance goals; satisfactory internal or external audits; improvements in financial ratings; measurable marketing effectiveness; market penetration; achievement of human capital goals; or any such other goals as the Committee may determine, whether or not listed in the 2025 Plan. The applicable performance measures may be determined on a pre-tax or post-tax basis or on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, change in tax rates, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures will be subject to such other special rules and conditions as the Committee may establish at any time.
Minimum Vesting and Restricted Period.   No award granted under the 2025 Plan (other than cash-based awards) may become exercisable or vest prior to the first anniversary of the date of grant; provided, however, that the following awards will not be subject to this minimum vesting requirement: (i) any substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) awards to directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2025 Plan. The minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award agreement or otherwise.
Adjustments.   In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Codification Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a share dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under the 2025 Plan, the terms of each outstanding stock option and SAR (including the number and class of securities subject to each outstanding stock option or SAR and the purchase price or base price per share), the terms of each outstanding restricted share award and restricted share unit award (including the number and class of securities subject thereto), the terms of each outstanding performance award (including the number and class of securities subject thereto) and the terms of each Other Incentive Award (including the number and class of securities subject thereto) will be appropriately adjusted by the Compensation Committee, such adjustments to be made in the case of outstanding stock options and SAR without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Compensation Committee to prevent dilution or enlargement of rights of participants.
Change in Control.   The Company will undergo a change in control in the event of certain acquisitions of 50% or more of the Common Stock, a change in the majority of the Board, or the consummation of a reorganization, merger or consolidation (unless, among other conditions, the Company’s shareholders receive more than 50% of the stock of the surviving company), a sale or disposition of all or substantially all of the assets of the Company, or a complete liquidation or dissolution of the Company.
In the case of change in control events in which the awards are not effectively replaced in accordance with the terms of the 2025 Plan, then, upon such change in control, all stock options and SARs outstanding will become immediately exercisable and remain exercisable for the remainder of their term, all restrictions on restricted shares will lapse, all restricted share units and Other Incentive Awards will become fully vested and, unless otherwise specified in a participant’s award agreement, all payout opportunities under all outstanding awards subject to performance-based vesting requirements will be earned based on actual performance through the effective date of the change in control, and the vesting of all such awards will be accelerated as of the effective date of the change in control or, if the performance metrics cannot be measured through the date of the change in control or as otherwise determined by the Board (as constituted prior to the change in control), threshold, target, maximum or any interim performance level determined by the Board (as constituted prior to the change in control). In addition, the Board (as constituted before the change in control) may, in its sole discretion, require outstanding awards, in whole or in part, to be cancelled, and to provide for the holder to receive a cash payment (or shares in the resulting corporation or its parent corporation, or other property) in an amount (or having a value) equal to (i) in the case of a stock option or SAR, the number of shares then subject to the portion of such award cancelled multiplied by the excess, if any, of the highest per share price offered to holders of Common Stock in the change in control transaction, over the purchase price or base price per share subject to the award, (ii) in the case of restricted shares, restricted share units, performance awards denominated in Common Stock or Other Incentive Awards, the number of shares of Common Stock or units then subject to the portion of such award cancelled to the extent the performance criteria (if any) applicable to such award are satisfied or deemed satisfied under the 2025 Plan multiplied by the highest per share price offered to holders of Common Stock in the change in control transaction and (iii) in the case of performance awards and Other Incentive Awards denominated in cash, the value of the award then subject to the portion of such award surrendered to the extent the performance criteria applicable to such award are satisfied or deemed satisfied pursuant to the 2025 Plan.
In the event of the termination of a participant’s employment by the Company without “cause” or, to the extent permitted in the award agreement, the termination of a participant’s employment by the participant for a “constructive termination” or “good reason,” in each case, within the 18-month period following the occurrence of a change in control in which the outstanding awards were effectively assumed or otherwise remained outstanding, then, upon such termination of employment, all stock options and SARs outstanding will become immediately exercisable and remain exercisable for the remainder of their term, all restrictions on restricted shares will lapse, all restricted share units and Other Incentive Awards will become fully vested and, unless otherwise specified in a participant’s award agreement, with respect to awards subject to performance-based vesting conditions, (i) in the event the termination of employment occurs during the first twelve months of a performance period, all unvested awards will be prorated based on the greater of actual performance through the date of termination of employment and target performance, with the award prorated based on the number of full months the employee participated in the performance period, and the vesting of all such awards will be accelerated as of the effective date of such termination of employment and (ii) in the event the termination of employment occurs on or after the first anniversary of the commencement of the performance period, all unvested awards will be earned at the greater of actual performance through the date of termination of employment (if measurable through the date of such termination of employment) and target performance.
Amendments and Termination.   The Board may at any time suspend or terminate the 2025 Plan. The Board may amend the 2025 Plan at any time, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation, including any rule or regulation of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded, provided that no amendment may change the non-employee director limit set forth in the plan or the prohibition on repricing without shareholder approval. No termination, amendment, or modification of the 2025 Plan or an award agreement may adversely affect in any material way any awards previously granted under the 2025 Plan without such award holder’s written consent. There will be no set termination date for the 2025 Plan, although no incentive stock options may be granted more than ten years after the effective date of the 2025 Plan.
Eligible Employees.   Employees (including prospective employees), directors and consultants of the Company or any subsidiary will be eligible to participate in the 2025 Plan. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director, for his or her services as a non-employee director, will not exceed $750,000; provided, that this limit will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
As of March 1, 2025, approximately 5,884 employees of the Company and its subsidiaries and 169 non-employee directors would be eligible to participate in the 2025 Plan. In addition, while consultants are eligible to participate in the 2025 Plan, the Company has a practice of not granting equity awards to its consultants, and at this time does not foresee changing that practice.
Clawback of Awards.   Awards granted under the 2025 Plan and any cash payment or shares of Common Stock delivered pursuant to an award will be subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation the Company’s Policy on Recoupment of Incentive Compensation and any other policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
New Plan Benefits.   The number of stock options and other forms of awards that will be granted under the 2025 Plan is not currently determinable.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2025 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2025 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2025 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the applicable United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Section 162(m) of the Internal Revenue Code.   Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.
Stock Options.   A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased on the date of exercise over their exercise price, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
SARs.   A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
Stock Awards.   A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, subject to the deduction limits under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.

A participant who receives shares of Common Stock that are not subject to any restrictions under the 2025 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
Performance Awards.   A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
Other Incentive Awards.   The federal income tax consequences of Other Incentive Awards will depend on how such awards are structured. Generally, the Company will be entitled to a deduction with respect to such awards only to the extent that the recipient realizes compensation income in connection with such awards and only to the extent not subject to the deduction limits of Section 162(m) of the Code. It is anticipated that Other Incentive Awards will usually result in compensation income to the recipient in some amount. However, some forms of Other Incentive Awards may not result in any compensation income to the recipient or any income tax deduction for the Company.
Required Vote
The approval of the 2025 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no impact on whether the proposal passes.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” APPROVAL OF THE WINTRUST FINANCIAL CORPORATION 2025 STOCK INCENTIVE PLAN.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of December 31, 2024, relating to the Company’s equity compensation plans pursuant to which common stock is authorized for issuance:
EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
WTFC 1997 Stock Incentive Plan, as amended	85,000	$—	—
WTFC 2007 Stock Incentive Plan	10,576	$—	—
WTFC 2015 Stock Incentive Plan	380,678	$—	—
WTFC 2022 Stock Incentive Plan	1,074,759	$—	680,538
WTFC Employee Stock Purchase Plan	—	$—	140,036
WTFC Directors Deferred Fee and Stock Plan	—	$—	356,600
	1,551,013	$—	1,177,174
Equity compensation plans not approved by security holders(1)
N/A	—	$—	—
Total	1,551,013	$—	1,177,174

(1)
Excludes 10,825 shares of the Company’s Common Stock issuable pursuant to the exercise of options granted under the plan of STC Bancshares Corporation. The weighted-average exercise price of these options is $43.76. No additional awards will be made under this plan.

PROPOSAL NO. 3 — APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT
Background of the Proposal
As the Company has done in years past and as required pursuant to Section 14A of the Exchange Act, we are providing shareholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. Although this vote is advisory and thus non-binding, the Board and the Compensation Committee value the opinions of the shareholders and will consider the outcome of this “Say on Pay” vote when evaluating our compensation philosophy, policies and practices.
At the annual meetings of shareholders held in 2024, 2023 and 2022, we provided our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the applicable proxy statement. Our shareholders overwhelmingly approved such proposals, with at least 90% of the votes cast in favor in each of those years. In accordance with the preference expressed by our shareholders at the 2024 annual meeting of shareholders, we intend to hold a Say on Pay vote on an annual basis at least until the next frequency vote. In 2029, we will again ask our shareholders to consider the appropriate frequency of the Say on Pay vote.
Executive Compensation
The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay-for-performance and are strongly aligned with the long-term interests of shareholders. As more fully set forth under “Executive Compensation —  Compensation Discussion & Analysis,” the Compensation Committee continuously evaluates opportunities to further strengthen the Company’s compensation philosophy and objectives and the percentage of the compensation of senior executives which is “at risk” based on Company performance. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Shareholders are encouraged to carefully review the “Executive Compensation — Compensation Discussion & Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program. Because this shareholder vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board has authorized a shareholder vote on the Company’s executive compensation as reflected in the Compensation Discussion & Analysis, including the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“Resolved, that the shareholders of Wintrust Financial Corporation approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the compensation tables and narrative discussion in this Proxy Statement for the 2025 Annual Meeting of Shareholders.”
Required Vote
The approval of the non-binding advisory resolution approving the compensation of our named executive officers described in this Proxy Statement requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no impact on whether the proposal passes.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, an independent registered public accounting firm for the Company, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP their independence from the Company.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Audit Committee
KARIN GUSTAFSON TEGLIA (CHAIR)
MARLA F. GLABE
SUZET M. MCKINNEY
GREGORY A. SMITH
PROPOSAL NO. 4 — RATIFICATION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025
The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the Company and its subsidiaries for the fiscal year ended December 31, 2025. The Board and the Audit Committee recommend that shareholders ratify the appointment of Ernst & Young LLP as independent auditors for the Company and its subsidiaries. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has served as independent registered public accounting firm for the Company since 1999 and is considered by the Board and the Audit Committee to be well qualified. One or more representatives of Ernst & Young LLP are expected to attend the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.
AUDIT AND NON-AUDIT FEES PAID
The Company’s independent auditors for the fiscal years ended December 31, 2024 and 2023 were Ernst & Young LLP. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent auditors and selecting the independent auditors for the current fiscal year.

The following is a description of the fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2024 and December 31, 2023:
Audit Fees:   Audit fees include fees billed by Ernst & Young LLP for the review and audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports filed with the SEC, as well as services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements. Aggregate fees for audit services were $3,613,031 in 2024 and $3,184,438 in 2023.
Audit-Related Fees:   Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. Aggregate fees for audit-related services were $28,620 in 2024 and $27,000 in 2023.
Tax Fees:   Tax fees include fees for tax compliance, tax return preparation advice and tax planning services. Aggregate fees for tax services were $749,289 in 2024 and $788,428 in 2023.
All Other Fees:   This category comprises all fees billed by Ernst & Young LLP to the Company not included in the previous three categories, which includes services provided for on-line accounting and auditing standards, interpretive guidance and regulatory advisory services. There were no aggregate fees for other services in 2024 and 2023.
The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent auditor. For audit services, the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the fees to be charged, which must be formally accepted by the Audit Committee before the audit commences.
Management also submits to the Audit Committee a list of non-audit services that it recommends the independent auditor be engaged to provide and an estimate of the fees to be paid for each. The Audit Committee considers whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining the auditor’s independence. The Audit Committee must approve the list of non-audit services and the estimated fees for each such service before the commencement of the work.
To ensure prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend and modify the list of approved permissible non-audit services and fees to the Audit Committee Chair. If the Chair exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.
All audit and permissible non-audit services provided by Ernst & Young LLP to the Company for fiscal year 2024 were pre-approved by the Audit Committee in accordance with these procedures.
Required Vote
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, online or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against ratification. Brokers will have discretionary authority to vote on this proposal.
THE BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.
SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Shareholder proposals intended to be presented at the Company’s 2026 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company no later than December 4, 2025 in order to be considered for inclusion in the proxy material for that meeting. Any such proposals shall be subject to the requirements of Rule 14a-8 of the proxy rules adopted under the Exchange Act. Furthermore, in order for any shareholder to properly propose any business for consideration at the 2026 Annual Meeting, including the nomination of any person for election as a Director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder’s intention to make such proposal must be furnished to the Company in accordance with the By-laws. Pursuant to the By-laws, the deadline for such notice is February 21, 2026 (but not before January 22, 2026). In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
OTHER BUSINESS
The Company is unaware of any other matter to be acted upon at the Annual Meeting for shareholder vote. In case of any matter properly coming before the Annual Meeting for shareholder vote, unless discretionary authority has been denied the proxy holders named in the proxy card accompanying this Proxy Statement, such persons shall vote in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Kathleen M. Boege
Corporate Secretary

ANNEX A
WINTRUST FINANCIAL CORPORATION
2025 STOCK INCENTIVE PLAN
1.   Purpose; Effect on Predecessor Plan.   The purpose of the Wintrust Financial Corporation 2025 Stock Incentive Plan is to benefit the Corporation and its Subsidiaries by enabling the Corporation to offer certain present and future officers, employees, directors and consultants stock-based incentives and other equity interests in the Corporation, thereby providing them a stake in the growth of the Corporation and encouraging them to continue in the service of the Corporation and its Subsidiaries.
This Plan replaces the Predecessor Plans. As of the Effective Date, no further awards shall be granted under the Predecessor Plans.
2.   Definitions.
a.
“Award” includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, performance awards, stock awards, restricted share or unit awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock (“Other Incentive Awards”), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

b.
“Award Agreement” means a written or electronic agreement between the Corporation and each Participant setting forth the terms and conditions of each Award made under this Plan.

c.
“Board” means the Board of Directors of the Corporation.

d.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

e.
“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board from time to time to administer this Plan, with each member of such committee intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded.

f.
“Common Stock” means the Common Stock, no par value, of the Corporation.

g.
“Corporation” means Wintrust Financial Corporation, an Illinois corporation.

h.
“Director” means a non-employee director of the Corporation or a Subsidiary.

i.
“Effective Date” means May 22, 2025, the date of the approval of the Plan by the shareholders of the Corporation.

j.
“Employee” means an employee or prospective employee of the Corporation or a Subsidiary.

k.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

l.
“Fair Market Value” means the average of the highest and the lowest quoted selling prices on the Nasdaq Global Select Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that, to the extent permitted under Section 409A of the Code, the Committee may modify the definition of Fair Market Value to mean the closing selling price on the Nasdaq Global Select Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such closing selling prices were recorded; provided, further, that the Corporation may in its discretion use the closing selling price or such other permissible method for determining the value of the shares on the day preceding the date as of which such value is being determined to the extent the Corporation determines such method is more practical for administrative purposes, such as for purposes of tax withholding.

m.
“Participant” means an Employee, Director or a consultant who has been granted an Award under the Plan.

n.
“Plan” means this Wintrust Financial Corporation 2025 Stock Incentive Plan.

o.
“Predecessor Plan” means the Wintrust Financial Corporation 2007 Stock Incentive Plan, the Wintrust Financial Corporation 2015 Stock Incentive Plan, the Wintrust Financial Corporation 2022 Stock Incentive Plan, and each other plan previously maintained by the Corporation under which equity awards remain outstanding as of the Effective Date.

p.
“Replacement Award” means an Award granted in place of outstanding Awards in connection with a Change in Control if: (i) it is of the same type as the replaced Award; (ii) it has a value intended to preserve the value of the replaced Award; (iii) it relates to publicly traded equity securities of the Corporation or its successor in the Change in Control or another entity that is affiliated with the Corporation or its successor following the Change in Control; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions for Replacement Awards are satisfied shall be made by the Board, as constituted immediately before the Change in Control, in its sole discretion.

q.
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% (or 20%, if providing an Award to an Employee, Director or consultant of such Subsidiary is based upon legitimate business criteria, as defined in Section 409A of the Code and the regulations promulgated thereunder) by reason of stock ownership or otherwise.

r.
“Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a stock option or stock appreciation right.

3.   Eligibility.   Any Employee, Director or consultant selected by the Committee is eligible to receive an Award. In addition, the Committee may select former Employees and Directors who have a consulting arrangement with the Corporation or a Subsidiary whom the Committee determines have a significant responsibility for the success and future growth and profitability of the Corporation. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Award Agreement, for purposes of this Plan, references to employment by the Corporation shall also mean employment by a Subsidiary, and references to employment shall include service as a Director or consultant. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Director, for his or her services as a Director, shall not exceed $750,000; provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
4.   Plan Administration.
a.
Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall make determinations with respect to the participation of Employees, Directors and consultants in the Plan and, except as otherwise required by law or this Plan, the terms of Awards, including vesting schedules, price, length of relevant performance, restriction or vesting periods, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and stock appreciation rights shall become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding Award shall lapse, (iii) all or a portion of the performance period applicable to any outstanding Award shall lapse and (iv) the performance goals (if any) applicable to any outstanding Award shall be deemed to be satisfied at the target or any other level.
b.
The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall have authority to interpret and construe the provisions of the Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. To the maximum extent permitted by applicable law, no member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Articles of Incorporation and By-Laws, as may be amended from time to time.

c.
Subject to applicable law, the Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to a Participant who is an officer or director of the Corporation for purposes of Section 16 of the Exchange Act. To the extent deemed necessary or advisable, including for purposes of Section 16 of the Exchange Act, the independent members of the Board may act as the Committee hereunder.

5.   Stock Subject to the Provisions of this Plan.   The stock subject to the provisions of this Plan shall be made available from shares of authorized but unissued Common Stock, shares of authorized and issued Common Stock reacquired and held as treasury shares or otherwise, or a combination thereof. Subject to adjustment in accordance with the provisions of Section 10, the total number of shares of Common Stock which may be issued under the Plan or with respect to which all Awards may be granted shall equal (i) 1,825,000 shares plus (ii) any shares of Common Stock that are available for awards under the Wintrust Financial Corporation 2022 Stock Incentive Plan as of the Effective Date. Subject to adjustment as provided in Section 10, no more than 1,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to each Award granted under the Plan. Upon:
a.
a payout of any Award (or portion thereof) or any award (or portion thereof) granted under the Predecessor Plan in the form of cash; or

b.
a cancellation, termination, forfeiture, or lapse for any reason (with the exception of the termination of a tandem Award upon exercise of the related Award, or the termination of a related Award upon exercise of the corresponding tandem Award) of any Award (or portion thereof) or any award (or portion thereof) granted under the Predecessor Plan, then the number of shares of Common Stock underlying any such Award or such award granted under a Predecessor Plan, which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. Shares of Common Stock subject to an Award granted under this Plan or the Predecessor Plan, other than a stock option or stock appreciation right, shall again become available for issuance under this Plan if such shares are delivered to or withheld by the Company to pay the purchase price or withholding taxes payable with respect to such award. Shares of Common Stock subject to an Award under this Plan shall not again be available for issuance under this Plan if such shares are: (i) shares that were subject to a stock option or stock appreciation right and were not issued or delivered upon the net settlement or net exercise of such stock option or stock appreciation right; (ii) shares delivered to or withheld by the Corporation to satisfy the tax withholding obligations relating to an outstanding stock option or stock appreciation right; or (iii) shares that are repurchased by the Corporation with proceeds received from payment of the exercise price of a stock option. The number of shares of Common Stock that again become available pursuant to this paragraph shall be equal to one share of Common Stock for each share subject to an award granted under this Plan or any Predecessor Plan.
The number of shares of Common Stock available for Awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Corporation (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).
6.   Awards under this Plan.   As the Committee may determine, the following types of Awards may be granted under this Plan on a stand-alone, combination or tandem basis:
a.
Stock Option.   A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine. The exercise price of any stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Award; provided, however, in the case of a stock option that is a Substitute Award, the exercise price per share of the shares subject to such stock option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate exercise price of such shares. No stock option shall be exercised later than ten (10) years after its date of grant.

b.
Incentive Stock Option.   An Award in the form of a stock option which is intended to comply, and complies, with the requirements of Section 422 of the Code or any successor section of the Code, as it may be amended from time to time. Each stock option, or portion thereof, that is not an Incentive Stock Option shall be a nonqualified stock option.

c.
Stock Appreciation Right.   A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted, payable in shares of Common Stock (including restricted shares) or, to the extent provided in the applicable Award Agreement, cash or a combination of both. The exercise price of any stock appreciation right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Award; provided, however, in the case of a stock appreciation right that is a Substitute Award, the exercise price per share of the shares subject to such stock appreciation right may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Corporation, over (y) the aggregate exercise price of such shares. No stock appreciation right shall be exercised later than ten (10) years after its date of grant.

d.
Restricted Shares.   A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified vesting or performance conditions, for such periods of time as the Committee may determine. Unless otherwise set forth in the Award Agreement, and subject to the terms and conditions of a restricted share Award, the Participant shall have all rights as a shareholder of the Corporation, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Corporation and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
e.
Restricted Share Unit.   A fixed or variable share or dollar denominated unit subject to such conditions of vesting, performance and time of payment as the Committee may determine, which are valued at the Committee’s discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of a share of Common Stock. The Award Agreement shall specify (i) whether such Award may be settled in shares of Common Stock, cash or a combination of both and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Any dividend equivalents with respect to restricted share units that are subject to vesting conditions shall be subject to the same restrictions as such restricted share units. Prior to the settlement of a restricted share unit Award in Common Stock, the holder of such Award shall have no rights as a shareholder of the Corporation with respect to the shares of Common Stock subject to such Award.

f.
Performance Award.   A fixed or variable share or dollar denominated Award subject to such conditions of vesting, performance and time of payment as the Committee may determine. The Award Agreement shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such performance award if the specified performance goals are satisfied or met during the specified performance period and for the forfeiture of such Award if the specified performance goals are not satisfied or met during the specified performance period. The Award Agreement shall specify whether such Award may be settled in shares of Common Stock (including restricted shares) or cash or a combination thereof. Any dividends or dividend equivalents with respect to a performance award shall be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, including restricted shares, the holder of such Award shall have no rights as a shareholder of the Corporation.

g.
Stock Award.   An unrestricted transfer of ownership of Common Stock.

h.
Other Incentive Awards.   Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Corporation or any Subsidiary of a new or start-up business or facility. Any distribution, dividend or dividend equivalents with respect to Other Incentive Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying Awards.

The Committee may from time to time, establish, amend or adjust performance criteria with respect to an Award, including, but not limited to, one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified value within or for a specified period of time; increase in shareholder value; earnings per share; return on equity; return on assets; return on investments; return on total capital or invested capital; return to shareholders (including dividends); total shareholder return; revenues; cash flow(s); attainment of expense levels or cost reduction goals; market share; charge-offs; loan losses and loan loss reserves; losses from discontinued operations; reductions in non-performing assets; net income; operating income; operating expenses; gross profit or margin; operating profit or margin; interest expenses; expense management; economic value added; net cash provided by operations; price-to-earnings growth; customer satisfaction; customer acquisition; business expansion; cost targets; reductions in errors and omissions; reductions in lost business; management of employment practices and employee benefits; supervision of litigation; supervision of information technology; efficiency; acquisitions and divestitures, productivity; employee retention; succession management; management of the cost of insurance claims; achievement of regulatory compliance performance goals; satisfactory internal or external audits; improvements in financial ratings; measurable marketing effectiveness; market penetration; achievement of human capital goals; or such other goals as the Committee may determine, whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, change in tax rates, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles. Performance measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
7.   Award Agreements.
a.
Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.

b.
Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Subsidiaries, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5 (subject to adjustment under Section 10); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of termination of employee due to retirement, death or disability, in the terms of the Award Agreement or otherwise.

8.   Other Terms and Conditions.
a.
Nontransferability.   No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation or, to the extent expressly permitted in the Award Agreement, to the Participant’s family members, a trust or entity established by the Participant for estate planning purposes or a charitable organization designated by the Participant, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Award Agreement, each Award may be exercised or settled during the Participant’s lifetime only by the Participant or the Participant’s legal representative or similar person. Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void.

b.
Beneficiary Designation.   Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.
c.
Termination of Employment.   The termination of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or service, shall be as determined by the Committee and set forth in the Award Agreement.

d.
Rights as a Shareholder.   A Participant shall have no rights as a shareholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record.

e.
Payments by Participants.   The Corporation may determine that Awards for which a payment is due from a Participant may be payable: (i) by a cash payment to the Corporation; (ii) through the delivery or deemed delivery based on attestation to the ownership of previously acquired shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (iv) by a combination of the methods described in (i), (ii) and (iii) above; (v) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Corporation to whom the Participant has submitted an irrevocable notice of exercise or sell; or (vi) by such other methods as the Corporation may deem appropriate and permitted by applicable law; provided, however, that any decisions regarding the payments by Participants subject to Section 16 of the Exchange Act shall be determined by the Committee.

f.
Withholding.   The Corporation shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Award Agreement may provide that (i) the Corporation shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Corporation, (B) delivery (either actual delivery or by attestation procedures established by the Corporation) to the Corporation of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Corporation to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Corporation to whom the Participant has submitted an irrevocable notice of exercise or sell or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Award Agreement. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Corporation, such higher withholding rate to the extent consistent with fixed plan accounting in accordance with Generally Accepted Accounting Principles). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

g.
Deferral.   The receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to a Participant under any Award other than a stock option or stock appreciation right may be deferred to the extent permitted by an applicable deferral plan established by the Corporation or a Subsidiary and in accordance with Section 409A of the Code. The Committee shall establish rules and procedures relating to any such deferrals and the payment of any tax withholding with respect thereto.
h.
No Repricing or Cancellation for Cash.   Notwithstanding anything in this Plan to the contrary and subject to Sections 10 and 12, without the approval of the shareholders of the Corporation, neither the Board nor the Committee will amend any previously granted Award to (i) reduce the exercise price of an outstanding stock option or stock appreciation right, (ii) cancel an outstanding stock option or stock appreciation right in exchange for another stock option or stock appreciation right with a lower exercise price or (iii) cancel any previously granted stock option or stock appreciation right in exchange for cash or another Award if the exercise price of such stock option or stock appreciation right exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation.

i.
No Dividend Equivalents on Stock Options or Stock Appreciation Rights.   Notwithstanding anything in an Award Agreement to the contrary, the holder of a stock option or stock appreciation right shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such stock option or stock appreciation right.

9.   Amendments, Modification and Termination.   The Board may at any time and from time to time, terminate, suspend or discontinue this Plan. The Board may at any time and from time to time, alter or amend this Plan, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation, including any rule or regulation of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded; provided, however, that no amendment to the Plan shall be effective without the approval of the Corporation’s shareholders if such amendment seeks to modify the Director compensation limit set forth in this Plan or the prohibition on repricing of stock options or stock appreciation rights set forth in this Plan. No termination, amendment, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
10.   Recapitalization.   In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a share dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding stock option and stock appreciation right (including the number and class of securities subject to each outstanding stock option or stock appreciation right and the purchase price or base price per share), the terms of each outstanding restricted share Award and restricted share unit Award (including the number and class of securities subject thereto), the terms of each outstanding performance award (including the number and class of securities subject thereto) and the terms of each Other Incentive Award (including the number and class of securities subject thereto) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and stock appreciation right without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Corporation, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
11.   Rights as Employees, Directors or Consultants.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Director of or as a consultant to the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

12.   Change in Control.
a.
In the event of a Change in Control (as defined below) pursuant to which the outstanding Awards are not replaced with a Replacement Award, the following shall occur upon a Change in Control with respect to any such Awards outstanding as of such Change in Control:

i.
any and all stock options and stock appreciation rights granted hereunder shall become immediately exercisable, and shall remain exercisable for the remainder of their term, subject to any limitations on such term provided in the Award Agreement or pursuant to Section 8(c) hereof;

ii.
any restrictions imposed on restricted shares shall lapse and all restricted share units and Other Incentive Awards shall become fully vested;

iii.
unless otherwise specified in a Participant’s Award Agreement at time of grant, the payout opportunities attainable under all outstanding Awards subject to performance-based vesting conditions shall be earned based on actual performance through the effective date of the Change in Control and the vesting of all such Awards shall be accelerated as of the effective date of the Change in Control or, if the performance metrics cannot be measured through the date of the Change in Control or as otherwise determined by the Board (as constituted prior to the Change in Control), threshold, target, maximum or any interim performance level determined by the Board (as constituted prior to the Change in Control); and

iv.
the Board (as constituted prior to such Change in Control) may, in its discretion, require outstanding Awards, in whole or in part, to be surrendered to the Corporation by the holder, and to be immediately cancelled by the Corporation, and to provide for the holder to receive (1) a cash payment in an amount equal to (a) in the case of a stock option or stock appreciation right, the number of shares of Common Stock then subject to the portion of such Award surrendered multiplied by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place, over the purchase price or base price per share of Common Stock subject to such Award, (b) in the case of restricted shares, restricted share units, performance awards denominated in Common Stock, or Other Incentive Awards, the number of shares of Common Stock or units then subject to the portion of such Award surrendered to the extent the performance criteria (if any) applicable to such Award are satisfied or deemed satisfied pursuant to Section 12(a)(iii) multiplied by the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place and (c) in the case of performance awards and Other Incentive Awards denominated in cash, the value of the Award then subject to the portion of such Award surrendered to the extent the performance criteria applicable to such Award are satisfied or deemed satisfied pursuant to Section 12(a)(iii); (2) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, or other property having a fair market value not less than the amount determined under clause (1) above; or (3) a combination of the payment of cash pursuant to clause (1) above and the issuance of shares or other property pursuant to clause (2) above.

b.
Except as otherwise provided for in Section 12(a), in the event of the termination of a Participant’s employment by the Corporation without cause (as defined the Award Agreement) or, to the extent permitted in the Award Agreement, the termination of a Participant’s employment by the Participant for a constructive termination or good reason (as defined in the Award Agreement), in each case, within the 18-month period following the occurrence of a Change in Control, then the following shall occur with respect to any and all Awards held by the Participant as of such termination of employment:

i.
any and all stock options and stock appreciation rights shall become immediately exercisable, and shall remain exercisable for the remainder of their term, subject to any limitations on such term provided in the Award Agreement or pursuant to Section 8(c) hereof;

ii.
any restrictions imposed on restricted shares shall lapse and all restricted share units and Other Incentive Awards shall become fully vested; and

iii.
unless otherwise specified in a Participant’s Award Agreement at the time of grant, with respect to Awards subject to performance-based vesting conditions, (y) in the event the termination of employment occurs during the first twelve months of a performance period, all unvested Awards shall be prorated based on the greater of (1) actual performance through the date of termination of employment (if measurable through the date of such termination of employment) and (2) target performance, with the Award prorated based on the number of full months the employee participated in the performance period, and the vesting of all such Awards shall be accelerated as of the effective date of such termination of employment and (z) in the event the termination of employment occurs on or after the first anniversary of the commencement of the performance period, all unvested Awards shall be earned at the greater of (1) actual performance through the date of the termination of employment (if measurable through the date of such termination of employment) and (2) target performance.

c.
A “Change in Control” of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

i.
The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be; or

ii.
Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

iii.
The consummation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or
iv.
a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the outstanding voting securities of the Corporation as a result of the acquisition of outstanding voting securities by the Corporation which reduces the number of outstanding voting securities of the Corporation; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional voting securities of the Corporation that increases the percentage of outstanding voting securities of the Corporation beneficially owned by such person, a Change in Control of the Corporation shall then occur.
Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Corporation as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.
13.   Governing Law.   To the extent that federal laws do not otherwise control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Illinois, provided, however, that in the event the Corporation’s state of incorporation shall be changed, then the law of the new state of incorporation shall govern.
14.   Restrictions on Shares.   Each Award made hereunder shall be subject to the requirement that if at any time the Corporation determines that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Corporation. The Corporation may require that certificates evidencing shares of Common Stock delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
15.   Savings Clause.   This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, including Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.
16.   Term.   The Plan shall remain in effect until terminated by the Board, provided, however, that no incentive stock option shall be granted under this Plan on or after the ten year anniversary of the Effective Date.
17.   Awards Subject to Clawback.   The Awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Corporation or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Corporation may adopt from time to time, including without limitation the Company’s

Policy on Recoupment of Incentive Compensation and any other policy which the Corporation may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
18.   Foreign Employees.   Without amending this Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its Subsidiaries operates or has employees.
Section 409A of the Code.   This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Corporation shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Corporation and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Corporation. Notwithstanding any contrary provision in this Plan or an Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM Eastern Time the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.IN PERSON - You may vote your shares in person by attending the Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.WINTRUSTANNUALFINANCIALMEETIGOFSHAREHOLDECORPORATIONSOFMay 22, 2025PROXY VOTING INSTRUCTIONSCOMPANY NUMBERACCOUNT NUMBERABILITY OF PROXY MATERIAL:The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Electronic Proxy Card, Annual Report on Form 10-K and Annual Letter to Shareholders are available at https://materials.proxyvote.com/97650W Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 052225THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE,AND "FOR" PROPOSALS 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. Election of DirectorsFOR AGAINST ABSTAINFOR AGAINST ABSTAINElizabeth H. ConnellyBrian A. KenneyTimothy S. CraneDeborah L. Hall LefevrePeter D. CristSuzet M. McKinneyWilliam J. DoyleRichard L. PostmaMarla F. GlabeH. Patrick Hackett, Jr.Gregory A. SmithKarin Gustafson TegliaAlex E. Washington, III2. Proposal to approve Wintrust 2025 Stock Incentive Plan.3. Proposal to approve, on an advisory (non-binding) basis, theCompany’s executive compensation as described in the 2025 ProxyStatement.4. Proposal to ratify the appointment of Ernst & Young LLP to serve as theindependent registered public accounting firm for fiscal year 2025.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of ShareholderDate:Signature of ShareholderDate:Note: Please signexactly as your name or names appear on this Proxy. Whensharesare held jointly, eachholder should sign. Whensigning as executor, administrator, attorney, trustee orguardian,please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

------------------0WINTRUST FINANCIAL CORPORATIONProxy for Annual Meeting of Shareholders on May 22, 2025Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints H. Patrick Hackett, Jr. and Timothy S. Crane and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Wintrust Financial Corporation, on May 22, 2025 at 9:00 a.m. Central Time at the Company’s corporate headquarters at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018, and at any adjournments or postponements thereof, as designated on the reverse side of this form.If no other indication is made on the reverse side of this form, the proxies shall vote “FOR” the election of each director nominee, and “FOR” proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.(Continued and to be signed on the reverse side.)1.114475